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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 16, 2013

To our Stockholders:

        You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc. The information for the meeting is as follows:

TIME	9:00 a.m. EDT Thursday, May 16, 2013
PLACE	Grand Wayne Center Calhoun Ballroom 120 West Jefferson Boulevard Fort Wayne, Indiana 46802
ITEMS OF BUSINESS	(1)	To elect eleven (11) Directors for a one-year term.
	(2)	To approve the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan.
	(3)	To ratify the Audit Committee's appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.
	(4)	To hold an advisory vote to approve the compensation of the Named Executive Officers.
	(5)	To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.
RECORD DATE
You are entitled to vote all shares of common stock registered in your name at the close of business on March 18, 2013. If your shares are held in the name of your broker or bank, your broker or bank will provide you with a form of proxy giving them authority to vote your shares.
2012 ANNUAL REPORT	Our 2012 Summary Annual Report to Stockholders, together with our Annual Report on Form 10-K, which are not a part of this proxy soliciting material, are also enclosed.
PROXY VOTING	You will be able to vote in one of four ways:
	(1)	Mark, sign, date and return your proxy card in the enclosed envelope.
	(2)	Call the toll-free telephone number on your proxy card and follow the instructions for telephone voting.
	(3)	Visit the web site shown on your proxy card and follow the instructions for voting on the Internet.
	(4)	Vote in person at the meeting.
You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

MARK D. MILLETT President and Chief Executive Officer

April 4, 2013

        This proxy statement and the accompanying proxy are being first sent to stockholders on or about April 4, 2013.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 16, 2013:

        This Notice and Proxy Statement for our 2013 Annual Meeting, the enclosed form of Proxy, and our 2012 Annual Report to Stockholders and accompanying Annual Report on Form 10-K for the year ended December 31, 2012, are all available on the Internet at the following website: http://materials.proxyvote.com/858119. These proxy materials are also available on our Internet site at www.steeldynamics.com under the heading "Investor Center."

        We are again using the U.S. Securities and Exchange Commission ("SEC") rule that allows companies to furnish their proxy materials over the Internet to those persons wishing to receive them and to vote in this manner. Therefore, those of our stockholders who last year requested the Internet option are this year receiving only an e-mail notice instead of a paper copy of these proxy materials. That notice contains instructions on how to access those documents and how to vote over the Internet, and also contains information on how to also obtain a paper copy of our proxy materials, including this proxy statement, our 2012 Annual Report and a form of proxy card or voting instruction card. All other stockholders who did not previously choose the Internet option will continue to receive a paper copy of the proxy materials by mail. However, if you wish to elect to receive your proxy materials via the Internet next year, you may do so now by following the "Electronic Delivery of Future Proxy Materials" instructions on the face of your enclosed Proxy Card.

YOUR VOTE IS IMPORTANT

        IMPORTANT RECENT CHANGES IN THE LAW NOW PROHIBIT BROKERS AND BANKS FROM VOTING SHARES HELD IN STREET NAME FOR THE ELECTION OF DIRECTORS OR FOR MANY OTHER IMPORTANT PROPOSALS, UNLESS THEY HAVE RECEIVED INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, IT IS IMPORTANT THAT YOU PROVIDE YOUR INSTRUCTIONS ON HOW YOU WANT YOUR SHARES VOTED. WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING.

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STEEL DYNAMICS, INC.
7575 West Jefferson Blvd.
Fort Wayne, IN 46804
Telephone: (260) 969-3500

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 16, 2013

Voting Information

        Purpose.     We are providing you with this proxy statement and these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2013 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 16, 2013, beginning at 9:00 a.m. EDT, in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

        Our fiscal year begins on January 1 and ends on December 31. References in this proxy statement to the year 2012, therefore, refer to the twelve-month period ended December 31, 2012.

        Who Can Vote.     You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 18, 2013.

        If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record. But if your shares are held in the name of a broker, custodian, bank, or other nominee, that person is the stockholder of record and you are only considered the "beneficial" owner. So if you are not present in person at the Annual Meeting, your shares can be voted only if represented by a valid proxy, as described below under "Voting of Shares."

        Shares Outstanding.     On March 18, 2013, there were 220,254,783 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

        Annual Meeting Webcast.     We will be webcasting this year's Annual Meeting. You may access the webcast at www.steeldynamics.com under "Investor Center—Annual Meeting." However, other than our proxy statement and form of proxy, no other information on our website, including the audio webcast, is to be considered a part of our proxy soliciting materials.

        Voting of Shares.     We realize that most of you will probably not be able to attend the meeting in person. Therefore, it is very important that your shares be represented by proxy. This is because we can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present at the Annual Meeting, in person or by proxy. Therefore, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions. If your shares are held in the name of your broker or bank and you wish to vote in person at the Annual Meeting, you must request your broker or bank to issue you a proxy covering your shares.

        The effect of you not voting depends on how ownership of your shares is registered and the proposal to be voted upon.

        Voting Shares Held by Brokers, Custodians, Banks or Other Nominees.     Many stockholders' shares are held by brokers, banks, custodians or other nominees ("Broker Held Shares"). In this situation, the "registered holder" on our stock register is that particular broker, bank, custodian or nominee. This is referred to as holding shares in "street name." In such cases, your name, as the actual "beneficial owner," does not appear in our stockholder register. Therefore, for Broker Held Shares, distributing the proxy materials and tabulating votes is a two-step process. The broker first informs us how many of their clients are beneficial owners, and we provide them with that number of sets of proxy materials. Each broker then forwards the proxy materials to its clients, who are the beneficial owners, to obtain their voting instructions. When you receive proxy materials from your broker the accompanying return envelope is addressed to return your executed proxy card to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy card to our vote tabulator reflecting the aggregate votes of the beneficial owners for whom it holds shares.

        So if your shares are held by your broker, you should follow your broker's instructions included on that form.

        If you do not give your voting instructions to your broker, your broker may not be able to vote your shares.     Under applicable rules of self-regulatory organizations governing brokers, your bank, broker, custodian or other nominee will be able to vote your shares only with respect to so-called "discretionary" items, not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, under which your broker may vote shares held in street name, even in the absence of your voting instructions. For the 2013 Annual Meeting, the only discretionary item is Proposal 3, the ratification of the selection of our independent auditors. On all of the other non-discretionary items, including the Election of Directors (Proposal 1), the Approval of the Steel Dynamics, Inc.'s 2013 Executive Incentive Compensation Plan (Proposal 2), and the non-binding Advisory Vote to Approve the Compensation of the Named Executive Officers (Proposal 4), if you do not give voting instructions to your broker, those shares will not be voted and will be treated as "broker non-votes."

         Voting Shares Held in Your Name.     If you are the record owner and if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope, or if you submit your proxy instructions by telephone or over the Internet, your "proxy"—that is, the persons named in your proxy card—will vote your shares as you have directed.

        With respect to shares you hold in your own name, if you send in your proxy and do not revoke it, then, unless you specify contrary instructions regarding one or more of the following proposals, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under "Election of Directors"); FOR Proposal No. 2 (the "Approval of the Steel Dynamics, Inc.'s 2013 Executive Incentive Compensation Plan); FOR Proposal No. 3 (the "Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors"); FOR Proposal No.4 (the non-binding "Advisory Vote to Approve the Compensation of the Named Executive Officers"); and FOR discretionary authority to vote on any other matter that may properly come before the meeting.

        Required Vote.     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals. For purposes of the election of directors (Proposal No. 1), the eleven director nominees receiving the highest number of votes cast for directors will be elected. You may vote "FOR" all the director nominees "AGAINST" all the director nominees, or your vote may be "WITHHELD" from one or more nominees by checking the "Exceptions" box on the Proxy Card and writing in the name of the director with respect to whom you want to withhold your vote. Therefore, any shares not voted with respect to a particular director or nominee will have no effect.

        For all proposals, other than Proposal 1 (the election of directors), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. On such matters, you may vote "FOR," "AGAINST" or "ABSTAIN." A proxy marked "Abstain" with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a negative vote.

        Your Choices on How to Vote by Proxy.     We are offering you four choices of how to vote by proxy:

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  Mail: by marking, signing, dating and returning your enclosed proxy card in the enclosed envelope (if your shares are registered directly in your name) or voting card (if your shares are registered in the name of your broker);

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  Telephone: by using the toll-free telephone number and instructions shown on your proxy or voting card if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker;

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  Internet: by using the web site information and instructions listed on your proxy or voting card if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker; and

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  In person at the meeting.

        We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed, and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy or voting card. The telephone and Internet voting facilities will close at 11:59 p.m. EDT on May 15, 2013.

        The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting.

        We do not know of any business to be transacted at the Annual Meeting, other than those matters described in this Proxy Statement. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment, to the same extent as the person granting the proxy.

        Revocation of a Proxy.     You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

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  Notify our Chief Financial Officer, Theresa E. Wagler, in writing and before the meeting, that you wish to revoke your proxy.

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  Submit another proxy with a later date than your earlier proxy.

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  Vote by telephone or Internet on a later date than the date you earlier voted.

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  Vote in person at the meeting.

        Multiple Stockholders Sharing the Same Address.     Under rules adopted by the SEC, we are permitted to deliver a single copy of our proxy statement and Annual Report to stockholders sharing the same address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail.

        We have implemented householding for all stockholders who share the same last name and address. However, if you share the same last name and address with other Steel Dynamics stockholders and would like to stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading "Investor Relations Department," including your name, address and account number. If you are currently receiving multiple copies of our Annual Report and proxy statement, you may also request householding by contacting us in the same manner. If you hold your shares through a broker, you can also request householding by contacting that broker. If you consent to householding, your election will remain in effect until you revoke it.

        Cost of Preparing, Mailing and Soliciting Proxies.     We will pay all of the costs of preparing, printing and mailing this proxy statement and of soliciting these proxies. We will ask brokers to forward the proxy materials, our 2012 Annual Report and our Form 10-K to the persons who were our beneficial owners on the record date. We will also reimburse such brokers for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

        In addition, proxies may be solicited on our behalf in person or by telephone, e-mail, facsimile or other electronic means, by our officers, directors and employees who will receive no additional compensation for soliciting. We have also engaged the firm of Georgeson & Co. to assist us in the solicitation of proxies. We have agreed to pay Georgeson & Co. a fee of approximately $7,500 plus expenses for these services.

        Voting Results.     We will publish the voting results on our website at www.steeldynamics.com under "Investor Center" following the Annual Meeting, as well as in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

        Investor Relations Department.     You may contact our Investor Relations Department in one of three ways:

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  writing to Steel Dynamics, Inc., Investor Relations Department, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804;

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  e-mail to investor@steeldynamics.com; or

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  phone the Investor Relations Department at 260.969.3500.

        Stockholder Communications with Directors.     If you wish to communicate with the Board of Directors, with our Board Chairman, with our Lead Independent Director, with any other individual director, or with any particular Board committee, you may do so by sending a communication, marked "Stockholder Communication," in care of our Chief Financial Officer at our corporate offices, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804. Your letter should indicate that you are a Steel Dynamics stockholder. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will either forward the communication to the director or committee chair to whom it is addressed, to our Board Chairman, to our Lead Independent Director or to the Company's legal counsel, attempt to deal with the subject matter directly where it is a request for general information about the Company, or not forward or act on the matter where it consists of spam, involves junk mail, contains resumes, is primarily commercial in nature, involves personal grievances or is otherwise irrelevant to the Board governance process.

 Governance of the Company

        Governance Policy.     Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws. The role of our Board of Directors is to effectively govern the affairs of our Company for the benefit of our stockholders and other constituencies. The Board strives to ensure the success and continuity of our Company and its mission through the election and appointment of qualified management, which regularly keeps Board members informed regarding our business and regarding our industry. The Board is also responsible for ensuring that Steel Dynamics, Inc.'s activities are conducted in a responsible and ethical manner. We are committed to the maintenance of sound corporate governance principles.

        We operate under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies, which is available on our website at www.steeldynamics.com under "Investor Center." These include the following principles:

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  At least a majority of our directors and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are required at a minimum to meet, and do meet, the NASDAQ Listing Standards for director independence, as more fully described in the discussion of "Director Independence" below.

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  Our Board and each Board committee have the authority to engage independent legal, financial or other advisors as they deem necessary, at our expense.

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  Our Board, at least annually, engages in a strategic planning meeting and periodically reviews and assesses our business strategies.

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  Independent and non-employee directors meet in executive session no less than quarterly.

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  Our Board and Board committees conduct an annual self-evaluation.

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  Our Board regularly reviews succession planning issues at all critical management levels, and, with respect to Chief Executive Officer and senior management succession, at least annually.

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  Directors have unrestricted access to our officers and employees.

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  Our independent directors utilize input from the Corporate Governance and Nominating Committee and from the Compensation Committee to conduct an annual review of our Chief Executive Officer's performance.

        Board Leadership Structure.     Keith E. Busse served as both Chief Executive Officer and Chairman of our Board of Directors from the inception of our Company in 1993 until his retirement as Chief Executive Officer, effective December 31, 2011. The Board, upon the recommendation of our Succession Planning Committee, following an extensive succession planning process, appointed Mark D. Millett, then serving as our Chief Operating Officer, as our new Chief Executive Officer, effective January 1, 2012. Mr. Busse remained our non-independent Board Chairman during 2012, and, if elected at the Annual Meeting, will continue to serve as a member of our Board of Directors and, if so appointed again, as its non-independent Chairman. In 2010, the Board established the position of Lead Independent Director, selected annually from among the independent directors. James C. Marcuccilli served as our Lead Independent Director during 2012. Mr. Marcuccilli, if elected at the Annual Meeting, will continue to serve as a member of our Board of Directors and, if so appointed again, as its Lead Independent Director. The Chairman and Lead Independent Director serve at the pleasure of the Board and are appointed annually following the Annual Meeting.

        The Board Chairman, together with our Lead Independent Director, oversees the planning of the annual Board calendar, and, with the Chief Executive Officer and Lead Independent Director, in consultation with the other directors, schedules and sets the agenda for meetings of the Board. In addition, the Chairman provides guidance to management, and assists the Chief Executive Officer and Lead Independent Director in coordinating the work of the Board's standing committees. The Chairman is also available to speak on behalf of the Board in limited circumstances, and performs such other functions and responsibilities as may be requested by the Chief Executive Officer, the Lead Independent Director, or the Board from time to time.

        The Lead Independent Director presides at all meetings of the executive sessions of the independent directors, serves as a liaison between management and the Board, as well as between the Chairman and the independent directors, approves Board meeting agendas, assists the Board committee chairs in preparing agendas for the respective committee meetings, and performs such other functions and responsibilities as may be requested by the Board or the independent directors from time to time. The Lead Independent Director also serves as the Chair of the Board's Succession Planning Committee. The Lead Independent Director also has the authority to call additional executive sessions of the independent directors. The Board considers that the Lead Independent Director's active involvement in the foregoing functions and activities will enable the Board to ensure that it will be able to maintain an appropriate level of independent oversight over its critical information flow and decision-making processes.

        Board's Role in Risk Oversight.     The Board oversees the Company's risk management processes. Management reviews the processes with the full Board on a rolling periodic basis, by subject matter, including identification of key risk areas and the steps taken to address them. More specifically, our Chief Financial Officer, together with business unit leaders, the corporate treasurer and internal audit director, and in consultation with legal counsel, regularly undertakes various risk assessment analyses involving the principal risks we face, both separately and comprehensively; assessing how and in what ways these risks affect or may affect the Company or our operations; and how management, through compliance training, best practices awareness and implementation of various programs and practices, identifies, evaluates and undertakes to mitigate these risks. Whether involving financial, credit, tax, operational, electronic data systems, safety, environmental, employment-related, trade, regulatory, litigation or other legal risks, management, in addition to its reports to the Board, periodically reports to:

          (a)   the Audit Committee regarding (i) risks related to its duties and responsibilities prescribed in its charter, (ii) management's policies and processes for risk assessment and risk management and its periodic evaluation of the Company's risks and the steps management is taking or proposes to take to monitor and mitigate those risks, and (iii) the status and reasonableness of its disclosure controls and Sarbanes-Oxley Section 404 controls;

          (b)   the Compensation Committee regarding risk assessment and mitigation activities related to compensation programs, policies and practices to ensure that they do not encourage or engender unreasonable risk-taking or risk-inducing practices that might adversely impact stockholders and long-term stockholder value, and how such factors must be considered in formulating and reviewing our compensation policies, practices and programs. Because (i) our incentive compensation at the senior corporate and senior divisional level is "team-based" and, during 2012, was based, at the corporate level, on the Company's consolidated pre-tax income in excess of a return-on-equity hurdle rate and was based, at the divisional level, on profitability in excess of a return-on-assets hurdle rate, (ii) our incentive compensation at the operational or production level is also team-based and is based upon quality and volume of production and upon the cost to convert raw materials to quality finished products, and (iii) our compensation programs do not reward risk-taking for short-term gain, we believe that the risks associated with our compensation policies and practices are within our ability to effectively monitor and manage, and that these risks are not reasonably likely to have a material adverse effect on the Company.

          (c)   the Corporate Governance and Nominating Committee, regarding the risks related to its duties and responsibilities prescribed in its Charter, including (i) the oversight, institution and monitoring of the Company's "good governance" best practices, (ii) oversight of the Company's company-wide and senior officer level ethics rules and practices, and (iii) maintenance of effective Board representation by ensuring that thoughtful, well qualified and diligent people are selected as director candidates and as committee members.

        Committees and Meetings of the Board of Directors.     During 2012, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Compensation Committee consisted of four persons. Our Audit Committee and our Corporate Governance and Nominating Committee each consisted of five persons.

        Each of our Audit, Compensation and Corporate Governance and Nominating Committees operate under a charter that governs its authority, responsibilities and operation. We periodically review, both internally and with the Board, the provisions of the Sarbanes-Oxley Act of 2002, and the rules of the SEC and the Marketplace Rules of the Nasdaq Stock Market regarding corporate governance policies, processes and listing standards. In conformity with the requirement of such rules and listing standards, we operate under a written Audit Committee Charter, most recently amended (a copy of which is attached hereto as Annex A); a written Compensation Committee Charter, most recently amended and restated (a copy of which is attached hereto as Annex B); and a written Corporate Governance and Nominating Committee Charter, as well as a set of Corporate Governance Policies. The Audit Committee Charter, the Compensation Committee Charter, the Corporate Governance and Nominating Committee Charter, and the Corporate Governance Policies may all be found on our company website, at www.steeldynamics.com under "Investor Center—Corporate Governance" or by writing to Steel Dynamics, Inc., Attention: "Investor Relations Department," 7575 West Jefferson Blvd, Fort Wayne, Indiana 46804 and requesting copies.

        The members of each committee, and the chair of each committee, are appointed annually by the Board. Each committee had the following members during 2012:

	Corporate Governance and Nominating	Compensation	Audit
Mark D. Millett
Richard P. Teets, Jr.
John C. Bates
Keith E. Busse
Frank D. Byrne, M.D.	x	x
Traci M. Dolan		x	x
Paul B. Edgerley			Co-Chair
Dr. Jürgen Kolb	Chair		x
James C. Marcuccilli	x	x	Co-Chair
Gabriel L. Shaheen	x	Chair
James A. Trethewey	x		x
Committee Meetings Held	10	8	8

        Ms. Dolan and Mr. Trethewey were appointed as directors on August 16, 2012. Ms. Dolan was appointed to fill a vacancy created in December 2011 with the passing of former Lead Independent Director and Compensation and Audit Committee member, Joseph D. Ruffolo. Mr. Trethewey was appointed to fill a vacancy created by the health-related resignation of former director and Compensation Committee Co-Chair, Richard J. Freeland.

        The Board has also had a Succession Planning Committee since 2010. The Succession Planning Committee is tasked with the responsibility of supervising succession planning processes and procedures at senior levels, including those relating to the Chief Executive Officer, and instituting appropriate processes to ensure effective leadership transition within the Company.

        The Succession Planning Committee consisted of five members during 2012, and was chaired by James C. Marcuccilli, our Lead Independent Director. In addition to the Lead Independent Director, members are the chairpersons of each of the three other standing committees, together with John C. Bates, a co-founding director, who is a non-employee and non-independent director.

        The Board held five regularly scheduled and special meetings during 2012, and all directors attended at least 75% of those meetings, as well as the various committees on which they served. Steel Dynamics, Inc.'s independent directors and at times the independent directors, and the Company's other non-employee director, met in executive session at least five times during 2012, without management present.

        We encourage all members of the Board to attend all Annual Meetings. At the 2012 Annual Meeting, all of the Board members were in attendance.

        Director Independence.     Each of our Audit, Compensation and Corporate Governance and Nominating Committee charters require that each member of each committee meet: (1) all applicable criteria defining "independence" prescribed from time to time under Rule 5605(a)(2) of the Listing Standards for Nasdaq-listed companies, as well as those additional independence requirements for Audit Committee members prescribed pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"), (2) the criteria for a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and (3) the criteria for what constitutes an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

        The Board also annually makes an affirmative objective and subjective determination that all such "independence" standards have been and continue to be met by the independent directors and members of each of our three standing committees, as well as the additional heightened independence standards prescribed by SEC and NASDAQ Listing Standards for Audit Committee Members. To be found to be independent, each director must be neither an officer nor an employee of Steel Dynamics, Inc. or any of its subsidiaries, nor an individual that has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

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  under NASDAQ Rule 5605(c)(2)(A)(ii), the director or a family member, directly or indirectly, through either a family or entity relationship, received any payments from Steel Dynamics or any of its subsidiaries during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company's securities or from any Company retirement plan) relating to the provision of accounting, consulting, legal, investment banking or financial advisory services;

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  under NASDAQ Rule 5605(a)(2)(B), the director has received, or has an immediate family member who has received, during any 2-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees.

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  the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

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  under NASDAQ Rule 5605(a)(2)(D), the director is, or has a family member who is a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services in the current or prior three years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the company's securities);

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  under NASDAQ Rule 5605(a)(2)(E), the director is, or has a family member who is employed as an executive officer of another entity where at any time within the prior three years any of Steel Dynamics' executive officers served on the compensation committee of the other entity; or

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  under NASDAQ Rule 5605(a)(2)(F), the director is, or has a family member who is a current partner of Steel Dynamics' outside auditors, or was a partner or employee of that outside auditor who worked on the Company's audit at any time during the prior three years.

        The Board made its independence determination with respect to each director for the year 2012 and for each director nominee for election to the Board of Directors at the 2013 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee, under the special Audit Committee independence criteria set forth under applicable SEC rules and NASDAQ Listing Standards.

        The Board determined that during 2012 seven of the eleven members of our Board of Directors, Frank D. Byrne, M.D., Traci M. Dolan, Paul B. Edgerley, Dr. Jürgen Kolb, James C. Marcuccilli, Gabriel L. Shaheen and James A. Trethewey met all independence requirements, thus at all times constituting more than a majority of the eleven member Board. The Board has determined that, if elected at the 2013 Annual Meeting, of the eleven persons nominated as candidates for election as directors, the same seven directors would continue to meet all such independence criteria. The Board also determined that during 2012, four of our eleven directors, John C. Bates, Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr., were not independent. Messrs. Millett and Teets are considered non-independent because of their employment. Mr. Bates is considered non-independent as a result of ownership and control of Heidtman Steel Products, Inc. ("Heidtman"), a substantial purchaser of steel from our Company. During 2012, Mr. Busse, because of his employment as the Company's Chief Executive Officer within the last three years, is considered a non-independent director under existing NASDAQ rules and, if elected at the Annual Meeting, will continue to be considered non-independent.

The Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee is responsible for:

  •
  reviewing and evaluating developments in corporate governance practices, and reporting and recommending to the Board effective corporate governance policies and procedures applicable to the Company, including Board organization, size and composition;

  •
  establishing criteria, for and identifying, evaluating and recommending to the Board both incumbent and prospective nominees for election as directors by Steel Dynamics' stockholders at each Annual Meeting, as well as for appointments by the Board to fill any director vacancies;

  •
  identifying Board members for assignment to various Board committees;

  •
  drafting and overseeing a Code of Ethics for Principal Executive Officers and Senior Financial Officers, as well as a Company-wide Code of Business Conduct and Ethics, copies of which are available on our website at www.steeldynamics.com under "Investor Center—Corporate Governance"; and

  •
  reviewing the performance of Board and Board committee members and making recommendations to the Board concerning the number, function and composition of the Board's committees.

        When considering a proposed nominee for nomination as a director at an Annual Meeting, or when a vacancy occurs on the Board, including a vacancy created by an increase in the number of directors, the Corporate Governance and Nominating Committee first identifies any potential gaps of skillsets, or additional skills that may be warranted and then identifies potential nominees to fill the need. Proposed nominees may be referred or recommended to the Committee from many different sources, including by members of the Committee, referrals by other directors or by community people, by Company officers, by outside persons or advisors, or by a stockholder in accordance with the procedures described below.

        The Committee reviews background information on each proposed nominee, as well as the proposed nominee's accomplishments, experience, skills, business acumen, financial literacy, integrity, independence from management, informed judgment and practical wisdom, collegiality, a commitment to represent the long term interests of our Company and its stockholders without a conflict of interest, a willingness to devote the necessary time and attention to our Company's business and the needs of the Board, and the nominee's ability to work in and help maintain a productive environment. Generally, the members of the Corporate Governance and Nominating Committee first consider current Board members for re-nomination to the extent they have determined that these persons, through their prior performance, have demonstrated that they meet the applicable criteria and have developed a valuable in-depth knowledge of the Company, its history, its strengths and weaknesses, and its goals and objectives. In the case of a proposed nominee recommended by a stockholder, the Corporate Governance and Nominating Committee may take into account the number of shares held by the recommending stockholder and the length of time that such shares have been held.

        The Corporate Governance and Nominating Committee will consider suggestions from stockholders for potential director nominees. In order to provide the Committee sufficient time to evaluate proposed nominees, a stockholder desiring to recommend a proposed nominee for consideration by the Committee for nomination at the 2014 Annual Meeting of Stockholders should send any such recommendation to Steel Dynamics, Inc., Attention: Chief Financial Officer, 7575 West Jefferson Blvd, Fort Wayne, Indiana 46804, no later than December 3, 2013, who will then forward it to the Committee. Any such recommendation should include a description of the proposed nominee's qualifications for Board service, the proposed nominee's written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, including date or dates of purchase, the proposed nominee's resume, information regarding any relationship, as well as any understandings between the proposing stockholder, the proposed nominee and any other person or organization regarding the proposed nominee's board service, if elected, and the addresses and telephone numbers for contacting the stockholder and/or the proposed nominee for more information.

The Compensation Committee

        The Board has determined that all members of the Compensation Committee were independent during 2012 within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Standards, met the definition of a "non-employee director" within the scope of Rule 16b-3 under the Exchange Act, and met the definition of an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

        The Compensation Committee is responsible, among other things, for:

  •
  establishing, reviewing and approving corporate goals and objectives relating to our Chief Executive Officer's and executive officers' compensation;

  •
  evaluating the Chief Executive Officer's and executive officers', as well as the Company's overall performance, at least annually, in light of those goals and objectives, and determine and approve their compensation based on this evaluation;

  •
  reviewing and approving the Company's executive compensation agreements and plans, including its equity-based plans; and, at least annually, review the operation of all such agreements and plans, and assess the relationship between the Company's overall compensation policies and practices and financial risk;

  •
  exercising general oversight with respect to the Company's compensation agreements and incentive and equity-based plans relating to the Chief Executive Officer and the executive officers;

  •
  reviewing and making recommendations to the Board, taking into account Company performance and the duties and responsibilities of each board or committee position, regarding compensation of non-employee Board members;

  •
  overseeing regulatory compliance with respect to compensation matters;

  •
  acting as the "Administrator" or "Committee" in connection with the operation and administration of our equity and cash-based incentive compensation programs, with the authority to approve and authorize both equity and cash-based awards, options and grants thereunder; and

  •
  preparing and approving an annual report on executive compensation, for inclusion in the Company's proxy statement, and reviewing and discussing with management the Company's Compensation Discussion and Analysis, to determine whether to recommend to the Board that the Compensation Discussion and Analysis be included either in our Annual Report on Form 10-K, or alternatively, in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K.

        Compensation Committee Interlocks and Insider Participation.     None of our current or former officers or employees or any current or former officers or employees of our subsidiaries served as a member of the Compensation Committee during 2012. Moreover, during 2012 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

The Audit Committee

        The Board has both objectively found and also affirmatively determined that all members of the Audit Committee are independent as defined by Rule 5605(a)(2) and Rule 5605(c)(2) of the Nasdaq Listing Standards and also met all additional criteria for Audit Committee membership independence set forth in Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) thereunder.

        In addition, our Board has also determined that, for 2012, each member of our Audit Committee, by virtue of his or her extensive financial and business experience and training, met and continues to meet the criteria of an "audit committee financial expert", within the meaning of that term in Rule 407 of Regulation S-K. None of the members of the Audit Committee served on the audit committee of more than two other public companies.

        The Audit Committee is responsible, among other things, for:

  •
  the adequacy, quality and integrity of the Company's accounting and financial reporting processes and the integrity of its financial statements;

  •
  the appointment, retention, compensation, independence, performance and oversight of the Company's independent registered public accounting firm;

  •
  the audits of the Company's financial statements;

  •
  in consultation with management and with legal counsel, the Company's compliance with legal and regulatory filings and requirements;

  •
  the soundness and performance of the Company's internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting;

  •
  the Company's risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk and market risk;

  •
  preparation and approval of an Audit Committee Report required by the rules of the SEC for inclusion in the Company's annual proxy statement;

  •
  the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding potential fraud or other questionable accounting, financial or auditing matters; and

  •
  the maintenance and oversight of a policy governing related party transactions required to be disclosed under Item 404 of SEC Regulations S-K, and, specifically, governing the review, approval or ratification of any such permitted related party transactions.

        The Audit Committee meets periodically with management and with our independent auditors in the discharge of its responsibilities. The Committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the SEC. The Audit Committee also regularly meets privately with the independent auditors.

        The report of the Audit Committee is set forth in this Proxy Statement beginning at page 32.

        Section 16(a) Beneficial Ownership Reporting Compliance.     Section 16(a) of the Exchange Act requires our directors and executive officers to file with the SEC initial reports of beneficial ownership of our common stock and other equity securities or derivatives, as well as reports of changes in beneficial ownership. These persons are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Exchange Act filing requirements applicable to our directors and executive officers with respect to 2012 were met, except that one Form 4 for John C. Bates was filed seven business days late.

        Stockholder Proposals for 2014.     Any stockholder satisfying the requirements of the SEC's Rule 14a-8, and wishing to submit a proposal for inclusion in our Proxy Statement for our 2014 Annual Meeting of Stockholders, must submit the proposal in writing to the attention of our Chief Financial Officer, Theresa E. Wagler, at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than December 3, 2013.

        In addition, Section 2.9 of our bylaws governs the submission of nominations for director or other business proposals that a stockholder may wish to have considered at the annual meeting, but which are not included in our proxy statement for that meeting. Pursuant to that bylaw, any stockholder who has not submitted a timely or otherwise qualifying proposal for inclusion in next year's (2014's) Annual Meeting proxy statement, but still wishes to make a proposal at that 2014 Annual Meeting, must deliver written notice to our Chief Financial Officer no later than December 3, 2013. That notice must contain the information required by Section 2.9 of the bylaws, a copy of which can be viewed on our website, at www.steeldynamics.com under "Investor Center—Corporate Governance," or a copy of which may be requested, addressed as noted above, free of charge. Furthermore, a proxy granted by a stockholder will be deemed to give discretionary authority to the proxies to vote that person's shares on any matter introduced pursuant to the foregoing Section 2.9 advance notice bylaw.

Proposal No. 1
Election of Directors

        Our stockholders will be asked to elect eleven directors at the 2013 Annual Meeting.

        The persons listed below are incumbent members of our Board, and, except for James A. Trethewey and Traci M. Dolan, were elected at last year's Annual Meeting. Mr. Trethewey and Ms. Dolan were appointed by the Board in August 2012 to fill Board vacancies created by the untimely death on December 22, 2011 of Joseph D. Ruffolo and the health-related resignation on August 16, 2012 of Richard J. Freeland. As a result of its ongoing and not less than annual performance review by the Corporate Governance and Nominating Committee, all Board members' service and performance as directors during 2012 were found to have been exemplary. Therefore, they have been recommended for nomination and re-election by the Committee and, as such, have been nominated by the Board of Directors. Each director, if elected, will serve until our 2014 Annual Meeting of Stockholders, or until a qualified successor director has been elected.

        We will vote the shares you hold in your own name as you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If you wish your shares voted for some but not all of the nominees, or if you wish to withhold your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the Internet when you vote your proxy.

        If your shares, however, are Broker Held Shares, be sure to instruct your broker, bank, custodian or nominee on how you want your shares voted, with respect, not only to this Proposal No. 1, but to each of the Proposals on the agenda. If you do not give your instructions, your broker, bank, custodian or nominee may not be able to vote your shares. (See "Voting Shares Held by Brokers, Custodians, Banks or Other Nominees" at page 2.)

        As previously noted, upon recommendation of the Corporate Governance and Nominating Committee, the Board has nominated Mark D. Millett, Richard P. Teets, Jr., John C. Bates, Keith E. Busse, Frank D. Byrne, M.D., Traci M. Dolan, Paul B. Edgerley, Dr. Jürgen Kolb, James C. Marcuccilli, Gabriel L. Shaheen and James A. Trethewey for election as directors for a one year term. All but Messrs. Millett, Teets, Bates and Busse are independent directors.

        The Board has also reviewed all transactions during 2012 between Steel Dynamics, Inc. or any of its subsidiaries or affiliates, and companies or entities in which a director or a family member or affiliate might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons, described at page 63, and, further, for the purpose of determining whether any of such transactions impacted the independence of such directors.

        No Transactions With Related Persons involved any incumbent directors, except for John C. Bates, a co-founder and long-time director of the Company, who is also the President and Chief Executive Officer of Heidtman, a customer of the Company. The commercial fairness of the transactions between the Company and Heidtman have been continuously approved in accordance with such Policy.

        The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of our subsidiaries and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

        Each of the nominees for election as director has indicated his or her willingness to serve, if elected, but in the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and

Nominating Committee, may select a substitute nominee. In that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve. If a substitute nominee is not so selected, such proxy will be voted FOR the election of the remaining nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE FOLLOWING NOMINEES:

Name	Position with Steel Dynamics, Inc.	Age	Director Since
Mark D. Millett	Director, President and Chief Executive Officer	53	1993
Richard P. Teets, Jr.	Director, Executive Vice President for Steelmaking, President and Chief Operating Officer of Steel Operations	57	1993
John C. Bates	Director	69	1993
Keith E. Busse	Director, Chairman of the Board	70	1993
Frank D. Byrne, M.D.	Director	60	2005
Traci M. Dolan	Director	54	2012
Paul B. Edgerley	Director	57	2002
Dr. Jürgen Kolb	Director	70	1996
James C. Marcuccilli	Lead Independent Director	62	2005
Gabriel L. Shaheen	Director	59	2009
James A. Trethewey	Director	68	2012

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF DIRECTOR NOMINEES

        Mark D. Millett, a co-founder of our Company and a director since inception, was appointed our President and Chief Executive Officer effective January 1, 2012. Prior to that, from April 2011, Mr. Millett served as our President and Chief Operating Officer and, from June 2008 to April 2011, our Executive Vice President of Metals Recycling and Ferrous Resources and President and Chief Operating Officer of OmniSource Corporation. In that role, he was responsible for the Company's metallic resources platform, including all ferrous and non-ferrous metals recycling operations as well as the Company's ironmaking initiatives—Iron Dynamics and Mesabi Nugget. In 2008 and 2009, Mr. Millett led the design, construction and eventual start-up in January 2010, of the world's first commercial ironmaking facility utilizing the ITmk3® iron production technology. From 1998 to 2007, Mr. Millett managed the Company's Flat Roll Division at Butler, Indiana, including the hot mill, cold mill, and coating facilities. Between 1993 and 1996, Mr. Millett was responsible for the design, construction and start-up operation of the Company's flat rolled, melting and casting operations. A metallurgist by training, Mr. Millett from 1981 to 1985 served as chief metallurgist for Nucor Corporation's Darlington, South Carolina, division, charged with developing the world's first commercially viable thin-slab-casting process as the manager of that project at Nucor's Hazelett facility. In 1987, Mr. Millett was given the responsibility by Nucor for the design, construction, staffing, and operation of the melting and casting facility at Nucor's world's-first thin-slab casting facility at Crawfordsville, Indiana. Mr. Millett holds a bachelor's degree in metallurgy from the University of Surrey in England, which he obtained in 1981. Mr. Millett brings to the Board both a wealth of training and experience in steel metallurgy and in casting and coating technology and, by reason of his leadership of the Company's Iron Dynamics and Mesabi Nugget projects, a comprehensive knowledge of iron making technology, as well as, by reason of his leadership of OmniSource Corporation, a strategic and operational understanding of scrap metal recycling as both a resource for a steel manufacturing business and as an independent business platform.

        Richard P. Teets, Jr. is a co-founder of our Company and a director since inception. In August 2008, Mr. Teets was appointed Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations and is now responsible for all of the Company's steelmaking operations, including the Flat Roll Division, Structural and Rail Division, Engineered Bar Products Division, Roanoke Bar Division, The Techs, and Steel of West Virginia Inc. In April 2007, Mr. Teets became an Executive Vice President overseeing the Company's four long-products steelmaking divisions and the steel fabricating business, New Millennium Building Systems. In 1998, Mr. Teets initiated the planning for construction of the Company's structural-steel mill at Columbia City, Indiana. From 1998 to 2007, he managed the construction, start-up and operation of the structural mill and was responsible for its commercial success and growth. From 1993 to early 1996, Mr. Teets was responsible for the planning and construction of the Company's pioneering flat rolled steel mill in Butler, Indiana, as well as its subsequent construction of a cold rolled facility, after which he became Vice President and General Manager of Rolling and Finishing at the flat roll mill. Prior to that, after a ten year career at J&L Steel (later LTV Steel), Mr. Teets joined Nucor Corporation in 1987 as an engineering manager at Crawfordsville, Indiana, where he was given broad responsibility for the design and construction of its new thin-slab-casting facility at that location. Thereafter, in 1991, he assumed responsibility for Nucor's Crawfordsville, Indiana cold-rolling and finishing operations. Mr. Teets holds a bachelor's degree in mechanical engineering from Lafayette College, which he obtained in 1977, and a master's degree in business administration from Duquesne University in 1982. Mr. Teets brings to the Board a unique background of academic training and business experience in the design, construction and operation of steel mill facilities, as well as demonstrated leadership in organizing, budgeting for and directing complex projects, both at the construction and operational levels.

        John C. Bates is a co-founder of our Company and a director since inception. He is the President and Chief Executive Officer and a director of Heidtman, which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Heidtman is a large steel service center, with plants located throughout the Midwest and Eastern United States, serving the automotive, heavy truck, construction, metal building, pipe and tube and various other OEM product suppliers with hot rolled, cold rolled and various coated products. Heidtman is our largest customer for our steel products. Mr. Bates' intimate knowledge of the service center industry, which, in addition to his own company, represents a large portion of our customer base and resulting revenues from steel operations, is a strategic asset to both management and the Board in enabling the Company to remain at the forefront of the commercial steel distribution business and to maintain the Company's leadership position in that marketplace.

        Keith E. Busse is a co-founder of our Company, Chairman of the Board and a director since inception. Prior to his retirement on December 31, 2011, Mr. Busse had been our Chief Executive Officer since inception. Mr. Busse also, from 1993 until May 2007, was our President, at which time he became Chairman and Chief Executive Officer. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation in various capacities, including general manager of its Vulcraft subsidiary in St. Joe, Indiana. In 1986, Mr. Busse was appointed by Nucor to be the general manager of and to head the construction and operation of the world's first flat rolled steel mini-mill utilizing thin-slab-casting steel technology at Crawfordsville, Indiana. Mr. Busse holds an undergraduate degree in accounting from International Business College and a degree in business finance from St. Francis College (now the University of St. Francis). He also holds a master's degree in business administration from Indiana University. Mr. Busse was named Steelmaker of the Year in 2005 by the Association of Iron and Steel Technology and was named by Business Week Magazine as one of the Top 10 entrepreneurs in the United States. He is also a director of Tower Financial Corporation and Accuride Corporation, both of them publicly held companies. Mr. Busse's ongoing contributions to the Board, as one of the most innovative and strategic minds in the steel business, and his leadership skills as both visionary and as motivator, are invaluable, even as the Company has matured and is poised for further growth.

        Frank D. Byrne, M.D. is currently (since July 2004) President of St. Mary's Hospital Medical Center in Madison, Wisconsin. Previously, he served eight years with Parkview Hospital in Fort Wayne, Indiana, as its Medical Director (1994-1995), President (1995-2002) and Executive Vice President of Parkview Health Systems between 2002 and 2004. Prior to that, Dr. Byrne practiced pulmonary and critical care medicine in Fort Wayne. Dr. Byrne holds a bachelor of science degree from the University of Notre Dame (1974), a doctor of medicine degree from S.U.N.Y. Downstate Medical Center (1977) and a degree in medical management from Carnegie Mellon University in 1999. Dr. Byrne is a member of both our Compensation Committee and of our Corporate Governance and Nominating Committee. Dr. Byrne brings to the Board extensive executive leadership experience and capability, as well as extensive experience involving corporate governance, management of complex organizations, employment-related matters and compensation policies.

        Traci M. Dolan serves as Chief Administrative Officer and Corporate Secretary of ExactTarget, Inc. (NYSE: ET), a global cross-channel interactive marketing software-as-a-service company. She joined ExactTarget in 2004 as the company's principal financial officer responsible for all financial and administrative functions, including the company's financial and strategic planning, accounting, tax and treasury functions among other responsibilities. In her current role, which she has held since July 2011, she is responsible for the company's human resources, executive compensation, legal and corporate governance, real estate, risk management and shareholder relations. Prior to joining ExactTarget, Ms. Dolan served as Chief Financial Officer and Vice President of Finance and Administration, Secretary and Treasurer of Made2Manage Systems, Inc. (NASDAQ), which she joined in March 2000. From 1995 to 2000, Ms. Dolan was with Macmillan Publishing, USA where she held various financial and operating positions including Vice President of Finance and Operations, and before that, Controller and Vice President of Finance. She began her career at Coopers & Lybrand progressing to the role of audit manager. Ms. Dolan currently serves on the board of Central Indiana Community Foundation and the Indianapolis Convention and Visitors Association (Visit Indy) and is a member of the Board of Visitors of the Kelly School of Business Indiana University (Indianapolis Campus). She holds a Bachelor of Science Degree in Business from Indiana University (1981). Ms. Dolan is a member of both our Compensation Committee and of our Audit Committee. Ms. Dolan brings to the Board a comprehensive knowledge of accounting, finance and financial management as well as experience in managing and overseeing regulatory compliances in the areas of executive compensation and risk management involving public companies.

        Paul B. Edgerley has been Managing Director of Bain Capital Partners, LLC, a private equity firm since 1990. From 1988 to 1990, he served as a principal of that firm. Prior to joining Bain Capital Partners, LLC, Mr. Edgerley spent five years at Bain and Company, Inc., where he worked as a consultant and a manager in its health care information services, retail, and automotive industries. Prior to that, Mr. Edgerley served as a certified public accountant with Peat Marwick Mitchell & Company. Mr. Edgerley holds a bachelor's degree from Kansas State University (1978), with emphasis on accounting, and a master's in business administration degree from Harvard Business School, which he obtained in 1983. He is a director of Keystone Automotive Operations, Inc. and Sensata Technologies, both of them publicly held companies. Mr. Edgerley is Co-Chair of our Audit Committee. Mr. Edgerley's more than 20 years of experience in the complex world of venture capital and private equity investing, together with his extensive skills and experience in financial analysis and management, provides unique insight to the Board across the spectrum from budgeting to operations analysis to mergers and acquisitions analysis, financing and integration.

        Dr. Jürgen Kolb, currently retired, served for fifteen years (1986-2001) as a member of Salzgitter, AG's Management Board, including responsibility as Director of Sales and Executive Vice President and Chairman of Salzgitter's world-wide Trading, Warehousing and Steel Service Center activities. Salzgitter, AG is a large German steelmaker. Dr. Kolb has served in numerous capacities within the German, European and World Steel Federation and regularly consults with both private and publicly traded steel and other industrial companies and private equity firms internationally. Dr. Kolb holds degrees from the Johann Wolfgang Goethe University in Frankfurt, Germany (1967) and from the Ruhr-University in Bochum, Germany (1976). Dr. Kolb is a member of our Audit Committee and the Chairman of our Corporate Governance and Nominating Committee. Dr. Kolb brings to the Board international expertise and experience, not only in steelmaking technologies, across all product lines, but also regarding the conditions and operating trends in the global steel markets.

        James C. Marcuccilli has served as President and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana, since 1997. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Prior to that, Mr. Marcuccilli had responsibility for oversight of nine of Star's financial institutions throughout Indiana. He has also had management experience in the transportation (1965-2002) and Ready-Mix and Aggregates business (1968-2007). Mr. Marcuccilli has served as chairman of the Northeast Indiana Regional Partnership from 2008-2009 and is a board member of the Indiana Economic Development Corporation (2004 to present). Mr. Marcuccilli holds a bachelor's degree in business finance from the University of Notre Dame (1973). Mr. Marcuccilli is a member of our Compensation Committee and of our Corporate Governance and Nominating Committee and is a Co-Chair of our Audit Committee. Mr. Marcuccilli was appointed the Company's Lead Independent Director in December 2011 and served in this capacity during 2012. He brings to the Board his extensive experience in financial analysis and management, in banking and in organizational management and a background as a successful entrepreneur, having assisted in the growth and development of his family-owned banking enterprise from a single rural bank in the early 1970s to its status today as one of Indiana's premier banking institutions.

        Gabriel L. Shaheen, from 2000 to the present, has served as President, Chief Executive Officer and a principal of GLS Capital Ventures, LLC and partner of NxtStar Ventures, LLC, both of them providing private advisory services to both start-up and existing life insurance, annuity insurance and other financial services organizations, as well as to entities that serve such organizations. From January 1998 through December 1999, Mr. Shaheen served as Chairman, President and Chief Executive Officer of Lincoln National Life Insurance Company, with responsibility for all of Lincoln's life and annuity operations throughout the United States. Prior to that, from November 1996 through January 1998, he served as Managing Director of Lincoln UK, Lincoln National Corporation's British subsidiary, and from May 1994 through November 1996, served as Chairman, President and Chief Executive Officer of Lincoln National's reinsurance business and companies, including life and health, worldwide. Mr. Shaheen is an actuary by profession, having received his bachelor's degree in actuarial math from the University of Michigan in 1976 and a master's degree in actuarial science from the University of Michigan in 1977. Mr. Shaheen serves as Chairman of the board of directors of Horace Mann Educators Corp., a public company. Mr. Shaheen is Chair of our Compensation Committee and a member of our Corporate Governance and Nominating Committee. Mr. Shaheen brings an extensive background of training, skills and experience in the world of risk assessment and management, as well as management skills and experience in operating and supervising complex institutional relationships and major operating units of large publicly traded companies.

        James A. Trethewey, currently retired, has had a forty year career in the iron ore and coal mining industry, thirty-five of which he spent with Cliffs Natural Resources, Inc. Mr. Trethewey's responsibilities at Cliffs encompassed both domestic and international business affairs, most recently as Senior Vice President of Business Development, where he was involved in the conversion of the company from its former principal identity as a domestic iron ore mine management company to an international merchant company focused on iron and steel-related products such as metallurgical coal. Earlier, as Cliffs' Vice President, Administration from 1997 to 2000, Mr. Trethewey was responsible for information technology, purchasing, safety, environmental affairs and energy management, and before that he served as Cliffs' Vice President Controller and Principal Accounting Officer. Mr. Trethewey is currently a partner and Chief Executive Officer of DJD Investments, Cleveland, Ohio, a real estate management company. He holds a Bachelor of Science Degree from Michigan Technological University (1967) and a master's degree in business administration from Wallace College (1981). Mr. Trethewey is a member of Michigan Technological University's Board of Trustees and a member of its National Advisory Board to the School of Business and Economics. Mr. Trethewey is a member of our Audit and Corporate Governance and Nominating Committee. Mr. Trethewey brings to the Board an extensive background and experience in the critical areas of iron resourcing and procurement, mining operations and technology and both domestic and international business operations.

Director Compensation

        The following table presents the total compensation for each person who served as a non-employee member of the Board during 2012. Other than as set forth in the table and described more fully below, in 2012 we did not pay any compensation, make any equity awards or non-equity awards, or pay any other compensation to any of the other non-employee members of the Board. Mr. Millett, who was our Chief Executive Officer during 2012 and Mr. Teets, who was our President of Steel Operations during 2012, received no compensation for their service as members of the Board, and, consequently, are not included in this table. The compensation received by Messrs. Millett and Teets, as employees of the Company during 2012, is presented in the 2012 Summary Compensation Table on page 54.

        For 2012, the standard cash compensation arrangements for the non-employee members of the Board included a $75,000 annual cash retainer, payable quarterly, and committee participation fees as follows:

	Chair	Member
Audit Committee	$20,000	$10,000
Compensation Committee	15,000	7,500
Corporate Governance and Nominating Committee	12,000	6,000

        In 2012, we did not have any terms or arrangements with any of the non-employee members of the Board that were unique to an individual non-employee director, except as follows: the Company provided an annual cash retainer of $60,000 to Mr. Marcuccilli, the Lead Independent Director, and an annual cash retainer of $100,000 to Mr. Busse, the Chairman of the Board. In addition, to secure Mr. Busse's continued efforts on behalf of the Company following his retirement on December 31, 2011, the Board entered into a three-year consulting agreement with him. Under this agreement, Mr. Busse serves as an advisor and resource to our Chief Executive Officer, as requested, on a variety of matters that are integral to our business, including steel sector and general industry and economic conditions, strategic planning, new and existing business initiatives, industry relations, markets, resources and technology matters. Under the agreement, Mr. Busse received a retainer of $400,000 in 2012 and will receive retainers of $300,000 in each of 2013 and 2014.

        Also, non-employee members of the Board received an annual equity award, in the form of a deferred stock unit ("DSU") award covering shares of the Company's common stock. Except for

Ms. Dolan and Mr. Trethewey, who received partial awards by virtue of joining the Board in August 2012, these DSU awards each had a grant date fair value of $90,001. Each non-employee member of the Board is required to exercise an election, in advance, to defer settlement of his or her DSU award, by conversion into an equivalent number of common shares, for either one year, five years, or until one year following his or her retirement from the Board.

  Equity Ownership Policy for Directors

        We maintain an equity ownership policy for the non-employee members of the Board. Under this policy, each non-employee member of the Board is required to own and hold shares of the Company's common stock equal to at least five times his or her annual cash retainer, currently $75,000, for an aggregate of $375,000. We review compliance with this policy annually and require the non-employee member of the Board to meet his or her respective stock ownership requirements within no more than five years of joining the Board. As of the date of this Proxy Statement, we believe that each of the non-employee members of the Board either satisfies or will satisfy this requirement on a timely basis.

2012 Director Compensation Table

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (c)	All Other Compensation(4) (g)	Total (h)
John C. Bates(2)	$78,000	$90,001	$—	$168,001
Keith E. Busse(2)	175,000	90,001	403,908	668,909
Frank D. Byrne, M.D.(2)	88,500	90,001	—	178,501
Traci M. Dolan(3)	23,125	67,513	—	90,638
Paul B. Edgerley(2)	95,000	90,001	—	185,001
Richard J. Freeland(2)	70,000	90,001	—	160,001
Dr. Jürgen Kolb(2)	100,000	90,001	—	190,001
James C. Marcuccilli(2)	164,000	90,001	—	254,001
Gabriel L. Shaheen(2)	98,375	90,001	—	188,376
James A. Trethewey(3)	22,750	67,513	—	90,263

(1)
The amounts reported in this column represent the grant date fair value of the DSU awards granted during 2012 under the Company's Amended and Restated 2006 Equity Incentive Plan.

(2)
These DSU awards were each for 8,539 shares of the Company's common stock. Each DSU award vests in full on the grant date, June 1, 2012, subject only to the particular deferred settlement date (one year, five year, or one year following the director's retirement from the Board) elected in advance by the director for settlement of the DSU into shares of common stock on a one-for-one basis.

(3)
These DSU awards were each for 5,258 shares of the Company's company stock, representing a pro-rata portion of the full year and grant date fair value equal to the portion of the full year from these directors' appointment date of November 30, 2012 to June 1, 2013. These DSUs also vested in full on the grant date, subject to each person's deferred settlement date.

(4)
The amount reported in this column includes the $400,000 retainer pursuant to Mr. Busse's consulting agreement with the Company entered into upon retirement at the end of 2011, as well as life insurance premiums.

Security Ownership of Directors and Executive Officers

        The following table shows how much Steel Dynamics, Inc. common stock the directors, director nominees, the Named Executive Officers, and all directors, nominees and executive officers as a group beneficially owned as of March 18, 2013. The Named Executive Officers include the Chief Executive Officer, Chief Financial Officer and the three next most highly compensated executive officers, based upon compensation earned during 2012. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3.

	Beneficial Ownership as of March 18, 2013
	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*
Named Executive Officers
Mark D. Millett(1)	2,873,189	39,237	2,912,426	1.3%
Theresa E. Wagler(2)	128,088	39,237	167,325	0.1%
Richard P. Teets, Jr.(3)	5,161,210	39,237	5,200,447	2.3%
Gary E. Heasley(4)	73,870	39,237	113,107	0.1%
Russell B. Rinn(5)	24,911	4,785	29,696	0.0%
Directors
John C. Bates(6)	502,994	—	502,994	0.2%
Keith E. Busse	1,168,739	29,925	1,198,664	0.5%
Frank D. Byrne, M.D.	38,637	—	38,637	0.0%
Traci M. Dolan	5,294	—	5,294	0.0%
Paul B. Edgerley	357,330	—	357,330	0.2%
Dr. Jürgen Kolb	44,374	—	44,374	0.0%
James C. Marcuccilli	37,637	—	37,637	0.0%
Gabriel L. Shaheen(7)	24,697	—	24,697	0.0%
James A. Trethewey	12,094	—	12,094	0.0%
Directors and Executive Officers as a Group (14 persons)	10,453,064	191,658	10,664,722	4.7%

†
Represents currently exercisable options.

*
Assumes exercise of all stock options covering 6,316,194 shares currently exercisable, with a corresponding increase in the number of outstanding shares from 220,254,783 on the record date to 226,570,977.

(1)
Mr. Millett (53) is a co-founder of our Company and a director since inception. On January 1, 2012, Mr. Millett was appointed President and Chief Executive Officer.

(2)
Ms. Wagler (42) has been our Executive Vice President and Chief Financial Officer since May 2007.

(3)
Mr. Teets (57) is a co-founder of our Company and a director since inception. In August 2008, Mr. Teets was appointed Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations and is now responsible for all of the Company's steelmaking operations. His ownership includes 94,000 shares of common stock owned by Mr. Teets' spouse and 15,364 shares held in trust for Mr. Teets' children, with respect to which Mr. Teets disclaims beneficial ownership of all these shares.

(4)
Mr. Heasley (47) has been our Executive Vice President for Business Development and President of New Millennium Building Systems since May 2007.

(5)
Mr. Rinn (55) has been our Executive Vice President for Metals Recycling, and President and Chief Operating Officer of OmniSource Corporation since July 2011. Mr. Rinn has over 30 years of experience in metals recycling and steelmaking.

(6)
Consists of all shares of common stock held of record by Heidtman, of which Mr. Bates is the President and Chief Executive Officer. The shares held by Heidtman, approximately 94% of Mr. Bates' beneficially owned shares, are pledged as collateral to secure a loan to Mr. Bates' company.

(7)
Includes 3,000 shares held in Mr. Shaheen's retirement plan.

Equity Ownership Policy for Named Executive Officers

        See the discussion of the Company's Equity Ownership Policy in the Other Compensation Policies section of the Compensation Discussion and Analysis on page 51.

Policy Regarding Hedging, Options or Other Short-Term Trading and Pledging of Company Shares

        See the discussion of the Company's Policy Regarding Hedging, Options or Other Short-Term Trading and Pledging of Company Shares in the Other Compensation Policies section of the Compensation Discussion and Analysis on page 51.

Security Ownership of Certain Beneficial Owners

        At December 31, 2012, based upon filings with the SEC, and based upon a total of 219,522,655 shares outstanding at that time, the following persons owned more than 5% of our outstanding common stock.

Name and Address	Amount of Beneficial Ownership	Percent of Class
Capital World Investors(1)	19,228,000	8.8%
333 South Hope Street
Los Angeles, CA 90071
BlackRock, Inc.(2)	12,108,646	5.5%
40 East 52nd Street
New York, NY 10022

(1)
Share amounts are based on a Schedule 13G/A filed with the SEC on February 13, 2013, reporting beneficial ownership as of December 31, 2012, which indicates that Capital World Investors has sole voting power of 18,328,000 of the shares shown and sole dispositive power of 19,228,000 of the shares shown.

(2)
Share amounts are based on a Schedule 13G/A filed with the SEC on February 11, 2013, reporting beneficial ownership as of December 31, 2012, which indicates that BlackRock, Inc. has sole voting and sole dispositive power of the shares shown.

 Proposal No. 2
Approval of the Steel Dynamics, Inc.'s
2013 Executive Incentive Compensation Plan

        Background.     Since our inception as a public company in 1996, Steel Dynamics has had in place, with only minor variance, virtually the same Executive Incentive Compensation Plan, which we are asking our stockholders to now reapprove and extend for the fifth time. This proposed 2013 Executive Incentive Compensation Plan (the "2013 Plan" or "Plan"), therefore, has been approved by our Board of Directors, subject to stockholder approval, to replace our currently existing and previously stockholder approved 2008 Executive Incentive Compensation Plan ("Expiring Plan"), which was designed to replace our stockholder approved 2003 Executive Incentive Compensation Plan, which itself replaced our original 1996 Plan, as amended and restated, which stockholders approved, in 2000.

        The 2013 Plan, as has been the case with its predecessors, including the Expiring Plan, is an entirely performance-based incentive plan, predicated on objectively defined and uniformly applied profitability criteria.

        The 2013 Plan, like the Expiring Plan, reflects both the entrepreneurial and team-oriented philosophy that has characterized the Company since its founding. Through its primary cash component as the short-term incentive mechanism, over and above base salary, and its secondary stock component as the intermediate-term incentive mechanism, the 2013 Plan seeks to reward, within the Plan's prescribed limits, in direct relationship to Company profitability. In practice, this has at times resulted in small to non-existent bonus payments under the Plan when, despite general economic and steel industry challenges, Company profitability was at or below prescribed minimums, even though the Company's senior executive team outperformed their peers.

        The table below illustrates, in the case of the Chief Executive Officer alone, the percentage differences between the maximum targeted multiples of base salary under the Expiring Plan, in cash and in shares of stock over the past five years, and the actual awards under the Expiring Plan.

Year	Maximum Targeted Cash Percentage	Actual Percentage Cash Award(1)	Maximum Targeted Stock Percentage	Actual Percentage Stock Award
2008	250%	250%	100%	100%
2009	250%	—%	100%	—%
2010	250%	61%	100%	—%
2011	250%	250%	100%	100%
2012	250%	30%	100%	—%

(1)
Calculated as a percentage of the maximum cash bonus incentive award opportunity

        The basic design and operation of our 2013 Plan, with minor exceptions, is that of the Expiring Plan, which was itself modeled after our original 1996 Plan, the year we commenced business. The minor exceptions where the 2013 Plan differs from the Expiring Plan principally involve:

  •
  the labels used to describe the Bonus Pool participant classifications into which executives are placed by the Compensation Committee—utilizing numerical categories (e.g., "Category 1 Officer") rather than the previously utilized job title;

  •
  the delegation of additional flexibility to the Compensation Committee to create new Bonus Pool participant classifications and to move executive employees into or out of Bonus Pool categories so long as done within the first 90 days of a performance measurement period;

  •
  the delegation of additional flexibility to the Compensation Committee to annually adjust the Bonus Pool formula percentages and performance metrics that go into the calculation of both the Corporate Level Bonus Pool and the Operating Level Return on Assets percentage amounts; and

  •
  investing the Compensation Committee with the authority to create additional future categories of bonus plan participants and to assign participants to those new categories.

        The Expiring Plan, therefore, has worked as designed, and the very essence of the "pay for performance" metric, specifically "Adjusted Net Income," has appropriately resulted in incentive compensation awards that have been both objectively determinable and that have, historically, borne a direct relationship to our operating results. In other words, under the 2013 Plan, as under the Expiring Plan, incentive compensation is entirely performance-based, objective and directly linked to a measured outcome. It is for this reason that fully 76%, or 1,895,243 shares of our originally authorized 2,500,000 shares under the Expiring Plan were never issued and will be de-authorized, and we would anticipate that the restoration of the 2,500,000 authorized share limit under the 2013 Plan would operate in a similar manner, dependent entirely on performance.

        Why We Are Seeking Stockholder Approval.     We are seeking approval from stockholders to replace the Expiring Plan with the 2013 Plan and to authorize up to 2,500,000 shares for potential issuance of awards, if earned, under the 2013 Plan. Under prevailing SEC rules and NASDAQ Listing Standards, the adoption, extension or renewal of equity-based compensation plans, whether in whole or in part, or the request to authorize additional shares for use in issuing awards thereunder, require stockholder approval.

        Moreover, under Section 162(m) of the Internal Revenue Code, a company may not deduct for tax purposes compensation over $1,000,000 paid to its chief executive officer or its four other most highly compensated executive officers, unless the compensation is "performance-based" and, further, unless the material terms of the performance goals of the means of determining them are established by the Compensation Committee consisting of two or more members, all of whom must be "outside directors" as defined by the Internal Revenue Code no later than the first 90 days of the performance period and subsequently approved by stockholders. Compensation is considered "performance-based" if it will be paid only if the executive officer meets one or more objective performance goals set by the Compensation Committee, which may be goals articulated for the company as a whole or for a particular business unit. The performance goals must be set before it can be known whether or not the executive officer will meet the goals. The material terms of the performance goals or the means of determining them must also be disclosed to and approved by stockholders before the compensation is paid.

        We believe that the criteria described in the 2013 Plan as the basis for awarding incentive compensation meet all of the necessary requirements, just as we believe they did under the Expiring Plan. If approved by stockholders, therefore, we believe that it will render compensation paid under the 2013 Plan fully deductible. In the event that stockholders do not approve, compensation paid to the Named Executive Officers in excess of $1,000,000 each may not be deductible under Section 162(m) of the Internal Revenue Code.

Summary of How the 2013 Plan Works.

        The following summary description of the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached to this Proxy Statement as Annex C.

 Effective Date and Term of the 2013 Plan.

        The 2013 Plan, if approved by stockholders, will be deemed effective January 1, 2013 and will terminate, unless extended or earlier terminated by the Board, at the end of the day on February 28, 2018.

        The Expiring Plan will be terminated, subject only to the remaining rights of holders of restricted shares of Company common stock issued under the Expiring Plan that have not yet vested.

Who is Covered Under the 2013 Plan?

        The 2013 Plan, just as did the Expiring Plan, identifies the same two broad classes of covered executive employees who are eligible for incentive compensation under the Plan: (i) "Corporate Level" executive employees (some of whom have primarily corporate level responsibilities and some of whom have both significant corporate level responsibilities but are also responsible to perform divisional or multi-divisional or operating level supervisory responsibilities), and (ii) "Operating Level" or divisional executive employees, whose primary responsibilities are operational but also execute certain corporate level functions. Each of these two classes of executives in turn consist of several "Categories" of executive employees for Plan purposes, differing in the targeted maximum multiples of base salary, and the mix thereof between cash and stock, for which they are eligible.

        There are currently three Categories of Corporate Level executive employees, who have primary corporate level responsibilities. They are "Category 1 Officers," currently consisting of our Chief Executive Officer and our Chief Financial Officer, "Category 2 Officers," currently consisting of such persons as our Treasurer, and "Category 3 Officers," who have both major corporate level responsibilities and major multi-divisional or other significant operating level supervisory responsibilities involving the direction and supervision of entire business units or groups. Our Category 3 Officers for 2012 consisted of our Executive Vice President for Steelmaking, our Executive Vice President for Metals Recycling and Ferrous Resources, and our Executive Vice President for Business Development.

        There are currently two Categories of Operating Level or divisional level executive employees, who have primary operating unit or divisional responsibilities but who also perform some Corporate Level functions. These consist of "Category 4 Officers," currently the executive officers within our steel operations, and "Category 5 Officers," currently consisting of the divisional executive officers within our metals recycling and ferrous resources operations.

        The Compensation Committee, as the "Administrator" or "Committee" under the Plan, also has authority to effect modifications, within prescribed time limits, with respect to the designation of "classes" of covered executive employees or the Categories of covered executive employees within a given class, as well as addition of executive employees to a Category, or the movement of employees into or out of Categories.

How is Incentive Compensation Determined Under the 2013 Plan?

  Sources of the Incentive Payments

        There are two sources of incentive compensation allocated among the eligible executives under the 2013 Plan, without regard to how the dollars are allocated between cash or in shares of common stock. Both of them are based upon company-wide or divisional profitability measures. It is from these two sources that the performance-based dollars are allocated to either one or both of the two classes of covered executive employees and to the various Categories within each Class. This is unchanged in any material respect from the Expiring Plan.

  The Bonus Pool Corporate Level Source

        The first source, the "Bonus Pool" component, is calculated at the Corporate Level and is based upon company-wide "Consolidated Adjusted Net Income," defined as consolidated net income, before taxes, extraordinary or unusual items, as determined in advance by the Compensation Committee, and bonuses payable to participants under the 2013 Plan, with adjustments for certain start-up expenses associated with new businesses or other significant capital expenditures, and financing or refinancing related charges. For any year under the 2013 Plan, a "Bonus Pool" is first calculated by multiplying Consolidated Adjusted Net Income, minus a deemed rate or measure of return to stockholders, as determined annually in advance by the Compensation Committee and currently 10% of "Average Stockholders Equity," by a percentage amount, as also determined annually in advance by the Compensation Committee and currently set at 5.5%. The Committee has the authority to raise or lower the foregoing two percentage measures within the first ninety days of the year. It is from this resulting deemed Bonus Pool that the appropriate formula-driven incentive compensation amounts, derived from this particular Bonus Pool source, are calculated and distributed to each Category of eligible executive employees who are Bonus Pool Participants, in accordance with each "Participant's Bonus Pool Percentage," derived for any participant by a fraction, the numerator of which is equal to the "Participant's Adjusted Base Salary," as defined in the 2013 Plan, and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries.

        If the Bonus Pool is sufficient in aggregate amount to permit the maximum targeted Bonus Pool allocation, based on a pro rata allocation to all Bonus Pool Participants in accordance with each person's Category status, then the maximum amount will be allocated, in cash and in stock. (See "What is the Maximum that an Executive Can Earn in Incentive Compensation Under the 2013 Plan," below.) Any Bonus Pool "excess" amounts are not distributed, do not get carried backward or forward, and are therefore disregarded.

        If the Bonus Pool amount is insufficient in aggregate amount to permit the maximum targeted Bonus Pool allocation, a lesser pro rata amount, utilizing the entire Bonus Pool Amount, will be allocated, first to the extent of maximizing the cash bonus amount and, if there is sufficient Bonus Pool thereafter, then in shares of common stock to the extent thereof.

  The Return on Assets Operating Level Sources

        Corporate Level Category 1 Officers and Corporate Level Category 2 Officers, as identified in the 2013 Plan, participate solely in this Bonus Pool, with 100% of their incentive compensation, if at all, derived through their participation in this company-wide Bonus Pool.

        Corporate Level Category 3 Officers, and Operating Level Category 4 and Category 5 Officers, as identified in the 2013 Plan, derive only part of their incentive compensation through this company-wide Bonus Pool, the other part coming, if at all, from "Operating Level Sources,"—that is, from operating segment level or divisional performance.

        As currently set forth in the 2013 Plan, Corporate Level Category 3 Officers derive 50% of their total incentive compensation targeted amount through participation in the company-wide, corporate level Bonus Pool discussed in the prior section, and the other 50% of their incentive compensation targeted amount is derived through a bonus formula based not upon overall corporate profitability, but, instead, upon the aggregate profitability performance of the various divisions or business units that report to or are influenced by such Category 3 Officers. In contrast, Operating Level Category 4 and Category 5 Officers, whose primary mission is to enhance the profitability of the particular operating business unit or plant for which he or she is responsible, currently derive only 25% of their incentive compensation targeted amount from the company-wide Bonus Pool source, but they derive 75% of their incentive compensation targeted amount by virtue of a bonus formula based upon the profitability and efficiency of the division or business unit for which they are responsible.

        This Corporate Level bonus formula, therefore, is based upon divisional, multi-divisional or single business unit performance—specifically a formula based on a "Return on Assets" calculation. Accordingly, unlike the Corporate Level Category 1 and Category 2 Officers, who participate only in the company-wide Corporate Level Bonus Pool, Corporate Level Category 3 Officers and Operating Level Category 4 and Category 5 Officers participate partly in the Corporate Level Bonus Pool and partly in The Operating Level Return on Assets bonus as the source of part of their targeted incentive compensation, determined outside of and without regard to the Bonus Pool.

        With respect to the Return on Assets bonus calculation, and within the first 90 days of the year, the Compensation Committee sets a minimum return on assets target percentage, (the "Minimum ROA Target"), which varies by operating platform. Currently the minimum varies from 0% to 6% but is able to be varied, up or down, by the Committee, without further stockholder approval. If the Minimum ROA Target is not achieved, no divisional, multi-divisional or business unit cash or stock bonus will be paid based on that metric. The Committee also sets a maximum return on assets target (the "Maximum ROA Target"), currently set at between 20% and 35%, depending on the particular operating platform, but which the Committee may also adjust, up or down. At this level, a Category 3, 4 or 5 Officer will be entitled to receive the "Maximum Divisional Group Cash Bonus" and the "Maximum Divisional Group Stock Bonus" for his or her respective level.

        Return on Assets is calculated by using a percentage derived by dividing the sum of (a) the operating unit's or group of units' net income for the year, (b) the amount of certain corporate allocated expenses, and (c) the amount of related incentive bonus compensation expenses associated with the Plan, by the "Average ROA Assets" (further defined as the sum of the total assets employed each month during the Year and during the last month of the prior year, with certain adjustments, and dividing the resulting amount by the number of months of the year, plus one.

        To further illustrate the operation of the two bonus sources, the calculation of a Corporate Level Category 3 Officer's entitlement to incentive compensation would be calculated based 50% on the company-wide Corporate Level Bonus Pool and 50% on his or her Operating Level Return on Assets operational performance, as follows: the Category 3 Officer would receive an operational bonus, if any, in an amount equal to that percentage of his or her Maximum 50% Divisional Group Cash Bonus for the year, derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for the Year for all the divisions or business groups comprising the Divisional Group and the applicable Maximum ROA Target for that Year for all the divisions or business groups comprising the Divisional Group into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Group Return on Assets for that Year. In this example, if the Category 3 Officer's Maximum Divisional Group Cash Bonus for the Year were assumed to be $400,000 and the actual Divisional Group Return on Assets for the year were assumed to be 22%, the Category 3 Officer would be entitled to receive 68% of his or her Maximum Divisional Group Cash Bonus of $400,000 for the year (the 22% Divisional Group Return on Assets being 17 increments above the Minimum ROA Target of 5%, divided by the 25 whole number increments between the Minimum ROA Target and the Maximum ROA Target).

What is the Maximum that an Executive Can Earn in Incentive Compensation Under the 2013 Plan?

        Corporate Level Category 1 Officers.    A Corporate Level Category 1 Officer, such as the Company's Chief Executive Officer or Chief Financial Officer, may earn a cash bonus in an amount equal to the product of (a) his or her Bonus Pool Percentage and (b) the applicable Bonus Pool for the year, but not in excess of two and one-half (2 1/2) times his or her Base Salary (which is established annually by the Compensation Committee at the beginning of the year and approved by the Board).

        The Corporate Level Category 1 Officer may also be entitled to receive a stock bonus, in addition to the cash bonus, if there are unallocated amounts still remaining in the Corporate Level Bonus Pool after payment of all applicable cash bonuses. Any such stock bonus would be distributed in the form of restricted stock, which fully vests over a two-year period, having, at the time of issuance, a fair market value equal to the product of (a) the Corporate Level Category 1 Officer's Bonus Pool Percentage and (b) the Bonus Pool (after payment of the cash bonuses). The amount of the stock bonus, if any, however, may not exceed the Category 1 Officer's Base Salary.

        Corporate Level Category 2 Officers.    A Corporate Level Category 2 Officer's cash and stock bonus is calculated in the same manner as that of the Corporate Level Category 1 Officers, except that the maximum cash bonus for a Category 2 Officer may not exceed one and one-half (1 1/2) times that person's Base Salary, and the maximum stock bonus for the Corporate Level Category 2 Officer may not exceed 75% of that person's Base Salary.

        Corporate Level Category 3 Officers.    A Corporate Level Category 3 Officer, such as the Executive Vice President of Steelmaking, can derive only half of his or her cash and stock bonus from our company-wide Corporate Level Bonus Pool, in the manner previously described. This portion is calculated in the same manner as for the Corporate Level Category 2 Officer, except that the Corporate Level Category 3 Officer's maximum cash bonus may not exceed an amount equal to half of his or her Base Salary multiplied by two and one-half (2 1/2), and that person's maximum stock bonus based on the company-wide Bonus Pool may not exceed 50% of his or her Base Salary. The other half of the Corporate Level Category 3 Officer's cash and stock bonus, if any, is derived at the Divisional Group level under the Return on Assets calculation.

        The remaining half of a Corporate Level Category 3 Officer's maximum incentive compensation is derived from aggregate divisional Return on Assets performance of all the business units or divisions that report to that person, under the "Divisional Group Return on Assets" formula, but may not exceed half of his or her Base Salary multiplied by two and one-half (2 1/2) in cash, and half of his or her Base Salary in shares of our restricted stock.

        Operating Level Category 4 Officers.    As currently constituted, an Operational Level Category 4 Officer can derive twenty-five percent (25%) of his or her cash and stock bonus from the company-wide Corporate Level Bonus Pool, in the manner previously described. These amounts are calculated in the same manner as those of Corporate Level Category 2 Officers, except that the Operating Category 4 Officer's maximum cash bonus may not exceed an amount equal to twenty-five percent (25%) of his or her Base Salary multiplied by two (2). Similarly, his or her stock bonus based on the company-wide Bonus Pool is also limited to a maximum of 25% of his or her Base Salary multiplied by 75%.

        The remaining 75% of an Operating Level Category 4 Officer's maximum incentive compensation is based on his or her particular division's or operational group's performance but may not exceed 75% of his or her Base Salary multiplied by two (2), in cash and 75% of his or her Base Salary, multiplied by 75% in shares of the Company's restricted stock.

        Operating Level Category 5 Officers.    An Operating Level Category 5 Officer's incentive compensation is calculated in the same manner and is subject to the same limitations as the maximum incentive compensation payable to Operating Level Category 4 Officers, except that the Operating Level Category 5 Officer's maximum cash bonus from the company-wide Corporate Level Bonus Pool may not exceed an amount equal to 25% of his or her Base Salary multiplied by two and three-fourths (2 3/4), and there is no opportunity for restricted stock awards.

        The remaining 75% of an Operating Level Category 5 Officer's maximum incentive compensation is based on his or her particular division's or operational group's performance but may not exceed 75% of his or her Base Salary multiplied by two and three-fourths (2 3/4).

        The following table illustrates the minimum and maximum amounts that would be currently earnable by the categories of officers listed below in both cash and in shares of Company restricted stock, under the 2013 Plan.

Minimum / Maximum Bonus Possibilities Expressed as a Percentage of Base Salary

	Cash Bonus		Stock Bonus
	Company-wide Bonus Pool	Divisional ROA Bonus Pool	Company-wide Bonus Pool	Divisional ROA Bonus Pool
Category 1 Officer(1)	0% to 250%	N/A	0% to 100%	N/A
Category 2 Officer(2)	0% to 150%	N/A	0% to 75%	N/A
Category 3 Officer(3)	0% to 125%	0% to125%	0% to 50%	0 to 50%
Category 4 Officer(4)	0% to 50%	0% to 150%	0% to 18.75%	0 to 56.25%
Category 5 Officer(5)	0% to 68.75%	0% to 206.25%	N/A	N/A

(1)
Category 1 Officers' bonus compensation is 100% based on the Corporate Level Bonus Pool.

(2)
Category 2 Officers' bonus compensation is 100% based on the Corporate Level Bonus Pool.

(3)
Category 3 Officers' bonus compensation is 50% based on the Corporate Level Bonus Pool and 50% based on the aggregate Divisional Group Return on Assets calculation.

(4)
Category 4 Officers' bonus compensation is 25% based on the Corporate Level Bonus Pool and 75% based on the divisional Return on Assets calculation.

(5)
Category 5 Officers' bonus compensation is 25% based on the Corporate Level Bonus Pool and 75% based on the divisional Return on Assets calculation.

        If the calculated Corporate Level Bonus Pool is greater than the sum of all of the applicable Participants' Adjusted Base Salaries that determine the aggregate Bonus Pool maximum amount, or if the actual Return on Assets calculation of a measured Operating Level group, division or business unit, exceeds the Maximum ROA Target, the excess or unallocated amounts are ignored for incentive compensation purposes, further they do not carry forward or backwards from one year to the next.

How Many Shares of Company Stock May Be Issued Under the 2013 Plan?

        Under our Expiring Plan, we had authorized a total of 2,500,000 shares, for issuance, if earned, pursuant to the stock bonus portion of the Expiring Plan. However, to date, after the five year life span of the Expiring Plan, including stock bonus shares issued February 1, 2013 in respect of 2012's incentive bonus awards, we actually only issued a total of 604,757 shares, thereby leaving a total of 1,895,243 shares as unissued. Therefore, these remaining shares will be de-authorized and none of such shares will be issued under the Expiring Plan.

        As previously noted, we have again allocated a maximum of 2,500,000 shares for issuance, if, as and when earned, over the next five years, through February 28, 2018, as potential stock bonuses under the 2013 Plan. This amounts to approximately 1.1% of the total number of shares issued and outstanding as of the record date (even assuming that in contrast with our actual experience under the Expiring Plan all such bonus shares were to be issued).

        A Participant under the 2013 Plan may not elect to take Steel Dynamics shares in lieu of a cash bonus and may only receive shares if the aggregate bonus payments earned for a particular year exceed the maximum allowable cash bonus.

        Upon termination of a Participant's employment for any reason other than retirement, all shares of restricted stock of that Participant which were not vested at the time of termination are required to be forfeited and returned to the Company, although the Committee may exercise its discretion and waive the forfeiture. Stock that is restricted and forfeitable under the 2013 Plan, because it has not yet vested, is not permitted to be transferred, assigned, sold, pledged or otherwise disposed of in any manner, nor subject to levy, attachment or other legal process.

        The total number of shares authorized for issuance under the 2013 Plan is also subject to adjustment in the event of any future stock dividends, stock splits, combinations or exchanges of shares, recapitalizations or other changes in our capital structure, as well as any other corporate transactions or events having an effect similar to any of the foregoing. If any such event were to occur, the aggregate number of shares reserved for issuance under the 2013 Plan would be automatically adjusted to equitably reflect the effect of such changes.

What are the Federal Income Tax Consequences Under the 2013 Plan?

        Under present federal income tax laws, participants will realize ordinary income equal to the amount received in the year of receipt. If the award is paid as a cash payment, the Company will receive a deduction for the amount constituting ordinary income to the participant, in the manner required by law, providing that the 2013 Plan meets the performance-based compensation standards of Code Section 162(m) and provided that stockholders have approved the 2013 Plan. If the 2013 Plan does not meet the requirements of Section 162(m) of the Internal Revenue Code, the Company would be denied any deduction beyond $1,000,000 for the Chief Executive Officer and each of the Named Executive Officers.

        If the value of the award is delivered in shares of the Company's restricted stock, Participants will realize ordinary income equal to the fair market value of the restricted stock, either at the time of receipt with respect to all shares or, if a timely election is made by the Participant pursuant to Internal Revenue Code Section 83(b), and only with respect to unvested shares, at the time the restrictions lapse and the shares become nonforfeitable. The Company would likewise expect to receive a corresponding tax deduction, at the time, and in the manner required by law.

        The affirmative vote of the holders of a majority of our shares of common stock represented at the meeting and entitled to vote on this matter will be necessary for approval of the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan.

The Board of Directors recommends a vote FOR approval of the
Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan.

 Equity Compensation Plan Information

        Our stockholders approved the Amended and Restated Steel Dynamics, Inc. 2006 Equity Incentive Plan (the "2006 Plan") at our annual meeting of stockholders held May 17, 2012. Our stockholders also approved the Steel Dynamics, Inc. 2008 Executive Incentive Compensation Plan (the plan we refer to as the "Expiring Plan" in the discussion under "Proposal No. 2") at our annual meeting of stockholders held May 22, 2008. The following table summarizes information about our equity compensation plans at December 31, 2012:

Plan category	(a) Number of securities upon exercise of outstanding options, warrants and rights(1)	(b) Weighted average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders
2006 Plan	8,440,154	$14.56	14,462,193
2008 Executive Incentive Compensation Plan	170,319	—	1,904,135
Equity compensation plans not approved by security holders	—	—	—

Total	8,610,473	$14.56	16,366,328

(1)
The number of securities for the 2006 Plan includes full value awards of 97,138 DSU and 1,269,307 restricted stock units ("RSU") issuable upon expiration of the deferral period or vesting.

(2)
The weighted average exercise price for the 2006 Plan does not take into account 97,138 DSU and 1,269,307 RSU issuable upon expiration of the deferral period or vesting, which have no exercise price.

(3)
Under the 2006 Plan each full value award (awards other than options and stock appreciation rights) count as 2.09 shares against the number of securities remaining available for future issuance. Under the 2008 Executive Incentive Compensation Plan, as of February 28, 2013, these shares are no longer available for issuance.

        The weighted average remaining contractual life of the outstanding stock options as of December 31, 2012 is 2.4 years. The weighted average remaining contractual life before vesting of the outstanding RSU as of December 31, 2012 is 1.9 years.

Proposal No. 3
Ratification of the Appointment of Independent
Registered Public Accounting Firm as Auditors

        In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm, to conduct our annual audit for the year 2013. Although not legally required but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified by a majority of votes cast, in person or by proxy, we anticipate that no change in auditors would be made for the current year, because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with the independent registered public accounting firm's appointment for 2014.

        Ernst & Young LLP conducted our annual audit for 2012, and we believe that representatives of Ernst & Young LLP will be present at the meeting, will make themselves available at the meeting to respond to appropriate questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

        The Board of Directors recommends a vote FOR the approval of the appointment of Ernst &
Young LLP as our independent registered public accounting firm for 2013.

        Audit and Non-Audit Fees.     The following table presents fees paid for professional audit services rendered by Ernst & Young LLP, an independent registered public accounting firm, for the audit of our annual financial statements for the years ended December 31, 2011 and 2012.

	2011	2012
Audit Fees	$1,415,000	$1,573,700
Audit Related Fees	—	—
Tax Fees	130,500	20,700
All Other Fees	—	—

	$1,545,500	$1,594,400

        Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.     Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

        Prior to engagement, the Audit Committee will pre-approve the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.

  1.
  Audit fees include fees for (1) services rendered in connection with the audit of the Company's consolidated financial statements included in its Form 10-K and reviews of financial statements included in the quarterly Forms 10-Q; and (2) the review of internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Such work also includes, but is not limited to, fees for the review of the Company's valuation of business combinations, services rendered in connection with comfort letters, statutory audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

  2.
  Tax fees include fees related to services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements which are included in audit fees, and included tax consulting fees (assistance with tax audits and appeals, tax advice relating to mergers and acquisitions, due diligence assistance regarding tax matters and transfer pricing studies).

        Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to either of the Co-Chairs of the Audit Committee.

Report of the Audit Committee

        Management, our independent registered public accounting firm and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States. In addition, Ernst & Young LLP is also responsible for expressing opinions on management's assessment of the effectiveness of our internal control over financial reporting and on the effectiveness of our internal control over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities and appointing our independent registered public accounting firm. The Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm, legal counsel and other advisors in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our independent registered public accounting firm.

        The Audit Committee operates under a written Charter that is available on our website at www.steeldynamics.com under "Investor Center—Corporate Governance—Audit Committee Charter." The Audit Committee's specific responsibilities are summarized in this Proxy Statement under "Governance of the Company—The Audit Committee."

        The Audit Committee also selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the independent auditors' fees. In that regard, the Audit Committee approved the selection and engaged the services of Ernst & Young LLP as our independent auditing firm for the Company's fiscal year ended December 31, 2012 and recommends Ernst & Young LLP as our independent auditing firm for the Company's fiscal year ending December 31, 2013.

        The Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed in Auditing Standard No. 16 (Communication with Audit Committees), by the Auditing Standards Board of the American Institute of Certified Public Accountants and required to be reported to the Audit Committee by Ernst & Young LLP by SEC

Regulation S-X, Rule 2.07. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence), and has discussed with the auditors their independence. The Audit Committee has also reviewed and discussed with management and with Ernst & Young LLP management's report on Steel Dynamics' internal control over financial reporting and Ernst & Young LLP's attestation report on the effectiveness of Steel Dynamics' internal control over financial reporting. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee has also considered whether the provision of services by Ernst & Young LLP not related to the audit of the financial statements referred to above is compatible with maintaining Ernst & Young LLP's independence.

        In fulfilling its oversight responsibilities during 2012, the Audit Committee met with Ernst & Young LLP eight times, with and without management present, and met with management eight times. Based upon the Audit Committee's discussions with management and our independent registered public accounting firm, and the Audit Committee's review of the audited financial statements and the representations of management and the report of our independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Audit Committee:

Paul B. Edgerley, Co-Chair
James C. Marcuccilli, Co-Chair
Traci M. Dolan, Member
Dr. Jürgen Kolb, Member
James A. Trethewey, Member

April 4, 2013

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

The Compensation Committee:

Gabriel L. Shaheen, Chair
Frank D. Byrne, M.D., Member
Traci M. Dolan, Member
James C. Marcuccilli, Member

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

        The following Compensation Discussion and Analysis may contain statements regarding future corporate and individual performance objectives and target levels. We have disclosed these objectives and target levels in the limited context of our Company's executive compensation program. Therefore, you should not take these statements to be statements of management's expectations or estimates of results or other guidance. We specifically caution stockholders not to apply any such statements to other contexts.

        This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:

  •
  Mr. Millett, our President and Chief Executive Officer;

  •
  Ms. Wagler, our Executive Vice President and Chief Financial Officer;

  •
  Mr. Teets, our Executive Vice President for Steelmaking and President and Chief Executive Officer of Steel Operations;

  •
  Mr. Heasley, our Executive Vice President for Business Development and President of New Millennium Building Systems; and

  •
  Mr. Rinn, our Executive Vice President for Metals Recycling and President and Chief Operating Officer of OmniSource Corporation.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis as the "Named Executive Officers."

        This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide to our executive officers, including the Named Executive Officers. In addition, we explain how and why the Compensation Committee arrived at the specific compensation actions and decisions involving our executive officers during 2012.

Executive Summary

  Executive Compensation Structure

        We are one of the largest steel producers and one of the largest metals recyclers in the United States. Historically, our executive compensation program has been centered around our highly-leveraged, annual incentive compensation plan that is entirely dependent on our profitability. We have found this approach, which emphasizes collaboration among our executive officers, to have been effective, during the first 16 years of our operating life, in reinforcing the team-oriented philosophy that we also use to compensate our production-level employees. It has also produced the desired operating results in that our executive officers are motivated by the recognition that their efforts and hard work will be rewarded only to the extent that they produce profitable operating results for the benefit of our stockholders.

        In 2012, we began to augment and rebalance the orientation of our executive compensation program by introducing an additional incentive compensation program that focuses not only on our overall profitability, but also on our performance in relation to our steel sector competitors, and ties the incentives, to the extent thereof, to a longer-term payout horizon than the shorter-term orientation of our annual incentive compensation plan. We believe that the addition of this long-term incentive compensation program will both enable our executive officers to be recognized and rewarded for how they perform relative to their peers, even under challenging economic and steel industry market conditions, where compensation under our annual incentive compensation plan may suffer, and also more directly orient the reward, if any, along a longer-term time horizon, thereby better aligning the long-term interests of our executive officers with those of our stockholders.

        In operation, our existing and ongoing annual incentive compensation plan resulted from time to time in target total direct compensation for our executive officers that were below the median of our compensation peer group, but we believe that the enhancement of their target total direct compensation opportunities with this additional long-term incentive compensation program will enable us to begin to make our executive compensation packages more competitive from a market perspective, while, at the same time, sending a strong message to our executive officers that a significant portion of their financial rewards are directly tied to their ability to outperform our competitors to produce long-term value for our stockholders.

        During 2012, our executive compensation program was administered to support this broader compensation orientation in the following ways:

  •
  The base salaries of our executive officers continued to be set with a view to emphasize their short-term (annual) incentive compensation opportunities to ensure that they would continue to be motivated to manage for maximum profitability, the philosophy that has successfully produced industry-leading results consistently over the years and upon the basis of which our annual incentive compensation plan has operated;

  •
  The largest portion of our executive officers' target total annual compensation opportunity was comprised of short-term (annual) incentive compensation, based upon a formula keyed to our annual net income in excess of certain pre-established minimums (although capped at a multiple of base salary), consisting primarily of cash but with a potential, during the years of exceptional profitability, to receive some equity compensation in the form of restricted shares of our common stock, vesting over two years; and

  •
  The long-term incentive compensation opportunities of our executive officers were meaningfully increased through the grant of performance share awards pursuant to the Steel Dynamics, Inc. Long-Term Incentive Compensation Program (the "LTIP"), which we enacted during 2012 pursuant to our 2006 Plan. The LTIP will provide additional incentive-based compensation opportunities in the form of performance-based restricted stock awards for exceptional financial performance as measured relative to a pre-established group of steel sector competitors.

        The principal annual incentive compensation award opportunities of our corporate executive officers, which include our Chief Executive Officer and Chief Financial Officer, are based entirely on our actual Company-wide operating performance, while the annual incentive compensation award opportunities of our divisional executive officers, which include our executive officers with both Company-wide and business unit responsibilities, are based in part on actual Company-wide operating performance and in part on the operating performance of the division or business units that they manage. We have selected pre-tax income as the primary performance measure for determining the awards at the corporate level and a return on assets measure at the divisional level, because we deem these to be objective and clear measures of our operating performance, to demonstrate efficiency of Company performance and to align financial reporting with compensation.

        The long-term incentive compensation award opportunities of the Named Executive Officers under the newly-adopted LTIP are based on our actual Company-wide operating performance, measured on the basis of four key metrics: revenue growth, operating margin, return on invested capital (after-tax), and return on equity (after-tax) compared to that of a pre-established group of steel sector competitors, but from a long-term perspective, subject also to an additional multi-year service-based vesting requirement. We have selected these performance measures for determining the size of the awards earned because we believe that these are objective and clear indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile global economy and industry.

  Pay for Performance Design

        For illustration purposes, the operation of our executive compensation philosophy, as it impacts the Named Executive Officers, is demonstrated by the compensation paid to our Chief Executive Officer over the past four years:

  •
  In 2009, when, because of the global economic recession, we incurred a net loss of $8 million (even though best among our steel sector competitors), our then-Chief Executive Officer, Keith E. Busse, who retired at the end of 2011, received no annual incentive compensation award, and his total direct compensation of $982,000 consisted almost entirely of his base salary of $900,000. This amount represented an approximate 77% decrease from his compensation for the prior year.

  •
  In 2010, when we returned to profitability following the global economic recession in 2009, with net income of $141 million, Mr. Busse, in addition to his base salary of $1,000,000, earned an annual incentive compensation award of $1,532,000 (representing only 43.5% of his maximum annual incentive award opportunity), for total direct compensation of $2,654,000 for the year.

  •
  In 2011, when our financial performance continued to be stronger, with net income of $278 million, Mr. Busse, exclusive of a one-time retirement bonus paid to him at the end of 2011, at his retirement, in recognition of his seminal role as our Company co-founder and Chief Executive Officer for 17 years, earned an annual incentive award of $2,612,739, along with his $1,040,000 base salary and equity awards with a grant date fair value of $1,040,004, for total direct compensation of $4,786,106. Thus, while this 2011 compensation represented an approximate 80% increase over his 2010 compensation, it was the direct result of a near doubling of our profitability from 2010 to 2011.

  •
  In 2012, when, consistent with the performance of other companies in our industry sector, our financial performance declined, with net income of $164 million, our current Chief Executive Officer, Mark D. Millett, who was appointed to this position effective January 1, 2012, in addition to his lower base salary of $830,000, earned an annual incentive compensation award of $628,812 (representing only 22% of his maximum annual incentive award opportunity) and was granted equity awards with an aggregate grant date market value of $476,186, for total direct compensation of $1,952,717 for the year.

        The relationship between our financial performance and our chief executive officers' total direct compensation over the last five years, exclusive of the additional one-time retirement bonus paid to and prospective consulting agreement entered into with our retiring Chief Executive Officer, Keith E. Busse, in 2011, can be further illustrated graphically by the following chart, which compares our chief executive officers' total compensation against our net income over the same period:

  2012 Executive Compensation Actions

        For 2012, the Compensation Committee took the following actions with respect to the compensation of our Chief Executive Officer and the other Named Executive Officers:

  •
  Following a review of the compensation practices of the companies in our compensation peer group and after consideration of the recommendations of Mr. Millett (except with respect to his own base salary), adjusted their annual base salaries by an average of 6%. In addition, after considering Mr. Millett's total direct compensation opportunity and his promotion from Chief Operating Officer to Chief Executive Officer effective January 1, 2012, the Compensation Committee increased his annual base salary by 24%, or $160,000.

  •
  Based on our level of profitability in 2012, approved the annual incentive compensation awards to the Named Executive Officers ranging from 38% to 150% of their annual base salaries, but only 11% to 43% of the maximum annual incentive award opportunity for these individuals, and approved an annual incentive compensation award to our Chief Executive Officer equal to 76% of his annual base salary, but only 22% of his maximum cash and stock bonus annual incentive award opportunity;

  •
  Approved initial performance share awards for 2012 under the newly-adopted LTIP for the Named Executive Officers, with maximum award values ranging from $425,000 to $830,000, including a performance share award to our Chief Executive Officer with a maximum award value of $830,000, which are to be earned, if at all, (i) subject to the Company's relative financial performance as measured against its steel sector competitors, and (ii), to maintain a long-term focus for these awards, an additional multi-year vesting requirement;

  •
  As part of our annual RSU awards to all employees, approved RSU awards to the Named Executive Officers, in amounts equal to only 75% of the otherwise applicable grant levels under our Company-wide RSU program, including an RSU award to our Chief Executive Officer with a grant date fair value of $61,186; and

  •
  Adopted the Steel Dynamics, Inc. Change in Control Protection Plan (the "CIC Plan"), under which the Named Executive Officers are eligible to receive specified payments and benefits in the event of a change in control of the Company, accompanied by an involuntary termination of employment.

        Under the CIC Plan, currently applicable only to the Named Executive Officers, of which the Chief Executive Officer is a "Tier One Officer" and the other Named Executive Officers are "Tier Two Officers," in the event of a change in control of the Company, combined with, during the period of six months prior to or 24 months after the change in control, an involuntary termination of employment by the Company without "Cause," as defined, or a voluntary termination of employment by the executive for "Good Reason," as defined, the affected executive would be eligible to receive the following payments and benefits: (1) acceleration of unvested equity awards; (2) a lump sum cash payment for the Tier One Officer equal to twice his highest base salary then in effect, plus twice the greater of his target annual bonus or average actual bonus for the prior two years; (3) a lump sum cash payment for each Tier Two Officer, equal to one-and-a-half times his or her highest base salary then in effect, plus one-and-one half times the greater of his or her target annual bonus or average actual bonus for the past two years; and (4) if the executive so elects, the payment of COBRA health insurance benefits for the lesser of 24 months or until he or she becomes eligible for comparable benefits from the subsequent employer.

  Results of 2012 Say-on-Pay Vote

        In May 2012, we conducted a non-binding advisory vote on the compensation of the Named Executive Officers, commonly referred to as a "say-on-pay" vote, at our 2012 Annual Meeting of Stockholders. Our stockholders approved the compensation of the Named Executive Officers, with 76% of the votes cast on the proposal voted in favor of our executive compensation program.

        As the Compensation Committee evaluated our executive compensation policies and practices throughout 2012, it was mindful of the support our stockholders expressed for our philosophy of linking compensation to our overall profitability and the enhancement of stockholder value. While, overall, the Compensation Committee decided to retain our strong emphasis on annual incentive compensation that rewards our most senior executive officers when they deliver value for our stockholders, following the 2012 Annual Meeting of Stockholders and our analysis of the results of the meeting, it decided to enhance the incentive-based components of our executive compensation program by adopting the previously-discussed long-term incentive compensation program.

        Consistent with the recommendation of the Board and the preference of our stockholders as reflected in the advisory vote on the frequency of future say on pay votes conducted at our 2011 Annual Meeting of Stockholders, the Board has adopted a policy providing for annual advisory votes on the compensation of the Named Executive Officers. Accordingly, following the 2013 Annual Meeting of Stockholders to which this proxy statement relates, which includes an advisory vote on the compensation of the Named Executive Officers as set forth in Proposal No. 4, the next shareholder advisory vote on executive compensation will take place in 2014.

Compensation Philosophy and Objectives

        We believe that our executive compensation program reflects the entrepreneurial culture upon which our Company was founded and that has contributed to our success. This is so because, while the type of executive whom we want to attract and retain might well have the opportunity to work elsewhere at a higher assured wage, nonetheless, he or she will choose to work for our Company because of the opportunity to earn a higher multiple of that assured wage in a year in which his or her efforts have resulted in a substantially more profitable year. Fundamental to this philosophy is the recognition of the central role that teamwork plays in the achievement of consistent superlative financial and operational performance, under all market conditions, both at the plant and executive levels. This philosophy is, in fact, reflected at every level, from the employee on the plant floor to the corporate and divisional executive management team.

        This philosophy drives the following compensation design principles:

  •
  base salary should be fixed, payable in cash and generally established at or below the median of the competitive market, yet when combined with the potential for above-market, highly-leveraged annual incentive compensation, be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek, who are willing to place at risk a disproportionately large portion of their total annual compensation, based on achievement;

  •
  no annual incentive compensation should be awarded unless Company profits and/or divisional earnings first exceed certain minimum threshold levels and, therefore, any annual incentive compensation should be dependent upon additional earnings beyond such minimums, capped, however, at a specified multiple of base salary;

  •
  subjective, discretionary bonuses, although appropriate under exceptional circumstances, should not generally be used as a regular part of incentive compensation;

  •
  long-term incentive compensation should be performance-based and designed to directly link these opportunities to the ability of our executive officers to produce sustainable long-term value for our stockholders;

  •
  target total direct compensation opportunities across all market conditions should be at least at or above market norms when Company performance so merits but below market norms when that performance lags; and

  •
  reward for exemplary individual effort and performance should, except for exceptional circumstances, be best expressed through annual increases in the level of base salary.

Administration of Executive Compensation Program

  Role of the Compensation Committee

        The Compensation Committee has responsibility for the development, implementation, monitoring, administration and oversight of our executive compensation program, as well as responsibility for ensuring that our compensation plans and programs remain consistent with our compensation philosophy. The Compensation Committee:

  •
  annually evaluates and establishes the compensation of our Chief Executive Officer and, with the input of our Chief Executive Officer, the compensation of our other executive officers, including the other Named Executive Officers;

  •
  evaluates and establishes the compensation for the non-employee members of the Board; and

  •
  suggests, reviews and approves all cash and equity-based incentive plans and awards under such plans.

        The Compensation Committee meets throughout the year, as necessary, to perform its duties and responsibilities. During 2012, the Compensation Committee met eight times. From time to time, the Compensation Committee invites our Chief Executive Officer and other senior executive officers to attend and to participate in portions of its meetings, but no member of management is present during any Compensation Committee deliberations or decision-making.

  Role of Our Chief Executive Officer

        Our Chief Executive Officer supports the work of the Compensation Committee by providing necessary background information and updates on the operations of the Company and the performance of each of our executive officers.

        As noted above, our Chief Executive Officer recommends adjustments to the base salaries, target annual incentive award opportunities and long-term incentive awards of the Named Executive Officers who report directly to him, as well as the base salaries of our other executive officers. He also provides the Compensation Committee with an annual performance evaluation of each executive officer.

        The Compensation Committee receives a recommendation from our Chief Executive Officer as to any proposed adjustment to his own base salary, as well as his self-assessment of his performance for the year under review. The Compensation Committee, however, evaluates the performance of our Chief Executive Officer based on its own assessment of his performance and exercises its judgment as to whether to adjust the base salaries of any of our executive officers.

  Role of Compensation Consultant

        The Compensation Committee has authority to engage the services of one or more compensation consultants or other advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. During 2012, the Compensation Committee engaged the services of Compensia, Inc., a national compensation consulting firm, to provide ongoing executive and director compensation advisory services.

        Compensia reports directly to the Compensation Committee. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Representatives of Compensia attend meetings of the Committee, as requested, and communicate with the Committee Chair and with management as circumstances warrant. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the applicable NASDAQ Listing Standards, and concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.

  Use of Competitive Data

        To monitor the competitiveness of our executive officers' compensation, the Compensation Committee uses a compensation peer group which reflects the pay of executives in comparable positions at similarly-situated companies. Typically, this compensation peer group (the "Peer Group") is composed of a cross-section of direct steel competitors, as well as companies in related industrial or basic materials sectors. At the beginning of 2012, when the Compensation Committee conducted its annual executive compensation review, the Peer Group consisted of the following companies:

AGCO Corporation	Harsco Corporation	Parker-Hannifin Corporation
AK Steel Holdings Corporation	Joy Global, Inc.	Reliance Steel and Aluminum Corp.
Allegheny Technologies, Inc.	Lennox International, Inc.	Southern Copper Corporation
ArvinMeritor, Inc.	Manitowoc Company, Inc.	SPX Corporation
Bucyrus International, Inc.	Masco Corporation	Terex Corporation
Carpenter Technology Corp.	Newmont Mining Corporation	Timken Company
Cliffs Natural Resources, Inc.	Nucor Corporation	United States Steel Corp.
Commercial Metals Company	Oshkosh Corporation	Worthington Industries, Inc.
Dover Corporation	Owens Corning, Inc.
Flowserve Corporation	PACCAR, Inc.

        In January 2012, at the request of the Compensation Committee, Compensia conducted an analysis of the market competitiveness of our executive compensation program. For purposes of this analysis, Compensia conducted an analysis of publicly-available compensation information for comparable positions at the companies in the Peer Group.

        Subsequently, during the summer of 2012, the Compensation Committee, with the assistance of Compensia, reexamined the Peer Group, in light of its duration, as well as the current size and industry profile of the companies in the Peer Group. In August, the Compensation Committee approved the revised peer group (the "Revised Peer Group"), which was used in connection with the grant of the performance share awards to the Named Executive Officers, as well as it subsequent compensation deliberations. The Revised Peer Group consists of the following companies:

AGCO Corporation	Joy Global, Inc.	Reliance Steel and Aluminum Corp.
AK Steel Holdings Corporation	Lennox International, Inc.	SPX Corporation
Allegheny Technologies, Inc.	Manitowoc Company, Inc.	Terex Corporation
Commercial Metals Company	Menitor, Inc.	Timken Company
Flowserve Corporation	Oshkosh Corporation	Worthington Industries, Inc.
Harsco Corporation	Owens Corning, Inc.

        We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or annual or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. The Compensation Committee does believe that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, however, this information is only one of the many factors that both management and the Compensation Committee consider in assessing the reasonableness and appropriateness of our executive compensation programs.

Summary of Our Executive Compensation Program Components

        The following describes each component of our executive compensation program and how compensation amounts were determined for our executive officers, including the Named Executive Officers, for 2012.

  Base Salary

        Generally, the base salaries of our executive officers, including the Named Executive Officers, are established after taking into consideration base salary levels for executives in comparable positions at the companies in the peer group. This base salary provides a guaranteed albeit a minimum level of compensation that the Compensation Committee believes is necessary to retain the executives, even in the event, such as what occurred in 2009, that such base salary ends up being their principal source of income. The Compensation Committee follows this policy, with the support and concurrence of management, because we want to orient overall compensation significantly toward substantial at-risk incentive compensation. In other words, we view base salaries as providing an essential level of compensation that is necessary to recruit and retain the type of entrepreneurial executives we seek to attract and who are willing to accept such base-level compensation in down market conditions, even in situations in which their individual and collective efforts and performance has been outstanding. This also enables the Compensation Committee to orient its recognition of individual achievement or changed responsibilities toward adjustments to base salary.

        In this regard, at the beginning of each year the Compensation Committee, in conjunction with our annual performance review process, considers each executive officer's position, responsibilities and duties, as well as his or her experience, qualifications, unique value and performance, for purposes of determining whether to adjust his or her base salary. Base salary adjustments are also influenced by the Compensation Committee's assessment of one or more market analyses provided by its compensation consultant (or compiled by us or the Compensation Committee).

        In November 2011, the Compensation Committee reviewed the base salaries of our Named Executive Officers, taking into consideration data from the Peer Group for base salaries of comparably-situated executives, as well as the recommendations of our Chief Executive Officer, and, exercising its judgment and discretion, adjusted the annual base salaries of the Named Executive Officers (other than our Chief Executive Officer), by an average of 6%. In addition, the Compensation Committee decided to make a 24% increase to the base salary of Mr. Millett to reflect his increased role and responsibilities as a result of his promotion to Chief Executive Officer.

        The base salaries paid to the Named Executive Officers during 2012 are set forth in the Summary Compensation Table following this Compensation Discussion and Analysis.

  Annual Incentive Compensation

        Consistent with our compensation philosophy, the majority of the annual compensation opportunity for our executive officers, including the Named Executive Officers, is provided through performance-based incentive compensation awards under the Expiring Plan. The Expiring Plan, which expired at the end of 2012, but, in its continuation as the 2013 Plan for which we are seeking stockholder approval in Proposal No. 2 in this Proxy Statement, has a short-term focus, consistent with our objective of providing substantial annualized incentive compensation linked to Company and/or business unit profits above a pre-established minimum threshold level.

  Award Eligibility

        In 2012, our executive officers (a group of 21 individuals) were eligible to participate in our Expiring Plan. Each executive officer, based on his or her role and responsibilities, was eligible to participate in one of two broad categories of plan participants identified in the Expiring Plan, which determines the amount of the maximum award that he or she is eligible to receive and the determining factors used to calculate that award. In 2012, each of the Named Executive Officers fell into one of these two categories—"Corporate Executive Officer" and "Divisional Executive Officer." Note that, although the design and operation of our Expiring Plan will remain materially unchanged under our proposed 2013 Plan discussed elsewhere in this Proxy Statement under Proposal No. 2, the titles of these officers are slightly changed under the 2013 Plan.

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  The Corporate Executive Officer category, which included individuals whose overall responsibilities were Company-wide, consisted of our Chief Executive Officer and our Chief Financial Officer ("Category 1 Officers" under the 2013 Plan). At this level, if the Bonus Pool, determined by reference to Company-wide Adjusted Net Income, was large enough, such executive officer could earn up to 250% of his or her annual base salary in cash and up to 100% of his or her annual base salary in shares of restricted stock.

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  The Divisional Executive Officer category, which included individuals who had both Company-wide responsibilities and primary business unit responsibilities, included Messrs. Teets, Heasley and Rinn ("Category 3 Officers" under the 2013 Plan). At this level, if the corporate level Bonus Pool was large enough, an executive officer could earn up to 125% of his or her annual base salary in cash and up to 50% of his or her annual base salary in shares of restricted stock and, if the profitability of his or her business unit was sufficient, could earn up to an additional 125% of his or her annual base salary in cash and up to an additional 50% of his or her base salary in shares of restricted stock.

  Award Measures

        In the case of the Corporate Executive Officers under the Expiring Plan, their annual incentive compensation award opportunities were based entirely on their participation in the "Bonus Pool" component of the Expiring Plan. The size of the Bonus Pool was determined based on our

Company-wide "Adjusted Net Income" in excess of a pre-determined return on equity (expressed as a percentage). For purposes of the Expiring Plan, "Adjusted Net Income" was defined as consolidated net income, before taxes and extraordinary items, including adjustments for occasional start-up expenses associated with significant capital expenditures or businesses and charges associated with refinancing activities.

        For 2012, the Bonus Pool was determined by multiplying our adjusted net income for the year in excess of 10% of our "Average Stockholders Equity," by a percentage amount, set annually by the Committee (for 2012, this percentage was 5.5%). The exclusion from the Bonus Pool of the amount of the "Average Stockholders Equity" component is intended to preserve within the Company a deemed return on equity before any incentive compensation is paid to our executive officers predicated on Company profits, and, consequently, operates as a threshold level of performance that must be exceeded before the amount of the Bonus Pool (if any) is calculated. For 2012, our "Average Stockholders Equity" was $2.4 billion which was derived by taking the sum of "Total Equity and Redeemable Noncontrolling Interests" in the Company's balance sheet for the month ended on December 31, 2011 and each month in 2012 divided by 13.

        In the case of the Divisional Executive Officers under the Expiring Plan, their incentive compensation award opportunities were based 50% on Company-wide performance (as derived from the "Bonus Pool" component of the Expiring Plan as described above) and 50% on the profitability performance of the division or business unit under their management or influence. This latter portion of their incentive compensation award opportunity was determined through a formula based on the operating performance of their respective divisions or business units as measured against a return on assets percentage amount (a "Minimum ROA Target").

        For 2012, the Compensation Committee set the Minimum ROA Target, which varied by business unit (between 0% and 6%), below which no divisional or business unit annual incentive compensation award would be paid. The Compensation Committee also set a "Maximum ROA Target," which also varied by business unit (but which generally was 20%, 30% or 35%), at which level a Divisional Executive Officer would be entitled to receive his or her maximum divisional or business unit annual incentive compensation award. Once these preliminary calculations have been made, the division or business unit's performance is measured by calculating that unit's "Divisional Return on Assets," using the formula set forth in the Expiring Plan. The primary considerations included in determining the Minimum ROA Target and Maximum ROA Target were as follows: the amount of capital assets required to operate and maintain the respective division or business unit; the expected financial margin that a specific division or business unit has the opportunity to achieve in both moderate and exceptional market environments; and the materiality of the contribution that a specific division or business unit may have on the consolidated financial results of the Company.

  Actual Corporate Level Award Calculations

        Annual incentive compensation awards are determined on February 1 of the year following the year for which the incentive compensation is earned, based upon the Company's audited results of operations. When our financial performance results in the identification of a Bonus Pool amount, a portion of this amount is allocated among the executive officers who are eligible to participate in the Bonus Pool in accordance with each "Participant's Bonus Pool Percentage" (derived, for any participant, from a fraction, the numerator of which is equal to the "Participant's Adjusted Base Salary," as defined in the Expiring Plan, and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries). In addition to the Named Executive Officers, there are other executive officer and manager participants in the Expiring Plan, and for certain of these participants a smaller fraction of their potential incentive compensation award is based upon overall Company-wide performance.

        The following table sets forth the percentage of each Named Executive Officer's maximum incentive compensation award that is determined based on the Bonus Pool:

Named Executive Officer	Participant's Bonus Pool Percentage
Mr. Millett	100%
Ms. Wagler	100%
Mr. Teets	50%
Mr. Heasley	50%
Mr. Rinn	50%

        Assuming that our performance results in a Bonus Pool:

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  a Corporate Executive Officer may earn a cash incentive compensation award in an amount equal to the product of (i) his or her Bonus Pool Percentage and (ii) the applicable Bonus Pool for the year, but not in excess of 250% of his or her annual base salary for the year. In addition, a Corporate Executive Officer may also receive an incentive compensation award payable in restricted shares of our common stock if there are unallocated amounts still remaining in the Bonus Pool after payment of that individual's cash incentive compensation awards. Any such restricted stock awards are in an amount equal to the product of (a) his or her Bonus Pool Percentage and (b) the Bonus Pool (after payment of the cash incentive compensation awards). The amount of this restricted stock award, if any, may not exceed the Corporate Executive Officer's annual base salary.

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  a Divisional Executive Officer may derive only half of his or her annual incentive compensation award based on the Bonus Pool amount. A Divisional Executive Officer may earn a cash incentive compensation award in an amount equal to the product of (i) his or her Bonus Pool Percentage and (ii) the applicable Bonus Pool for the year, but not in excess of 125% of his or her annual base salary for the year. In addition, a Divisional Executive Officer may also receive an incentive compensation award payable in restricted shares of our common stock if there are unallocated amounts still remaining in the Bonus Pool after payment of that individual's cash incentive compensation awards. Any such restricted stock awards are in an amount equal to the product of (a) his or her Bonus Pool Percentage and (b) the Bonus Pool (after payment of the cash incentive compensation awards). The amount of this restricted stock award, if any, may not exceed 50% of the Divisional Executive Officer's annual base salary.

        The number of shares of restricted stock issuable to an executive officer, if any, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of our common stock on the last business day immediately preceding February 1. These restricted stock awards vest as to one-third of the shares of our common stock covered by the award at the time of issuance and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the date of issuance.

  Business Unit Award Calculations

        Annual business unit level incentive compensation awards are also determined on February 1 of the year following the year for which the incentive compensation is payable.

        Once a division or business unit's Minimum and Maximum ROA targets have been calculated, the business unit's performance is measured by calculating that unit's Divisional Group or business unit Return on Assets, as the case may be, using a percentage derived by dividing the sum of (i) the appropriate entity's pre-tax income for the year, (ii) the amount of certain corporate expenses allocated to that entity, and (iii) the amount of incentive compensation award compensation expenses associated with the Incentive Plan, by the "Average Divisional ROA Assets," "Average Divisional Group ROA

Assets" or "Average Business Unit ROA Assets" (defined as the sum of the total assets employed by that division or business unit at the end of each month during the year and during the last month of the prior year, with certain adjustments, and dividing the resulting amount by the number of months of the year, plus one.)

        A Divisional Executive Officer's receipt of the portion of his or her incentive compensation award based on his or her business unit's performance is calculated as follows: the award, if any, is equal to that percentage of his or her Maximum 50% Divisional Group Cash Bonus for the year, derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for the Year for all the divisions or business groups comprising the Divisional Group and the applicable Maximum ROA Target for that year for all the divisions or business groups comprising the Divisional Group into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Group Return on Assets for that year.

  2012 Incentive Award Amounts

        For 2012, the Compensation Committee determined that the Bonus Pool under the Expiring Plan was $2.3 million, which provided approximate payments equal to 22% of each executive officer's maximum annual incentive award opportunity attributable to the Bonus Pool.

        For 2012, the total corporate level incentive compensation for the two Corporate Executive Officers, our Chief Executive Officer and Chief Financial Officer, which were derived from the Bonus Pool was $977,310, while the total of the incentive compensation for the other Named Executive Officers, Messrs. Teets, Heasley and Rinn, derived from the Bonus Pool was $520,853.

        Based on the size of the Bonus Pool, the Corporate Executive Officers earned 22% of the maximum 350% of their base salary, all payable in cash, and no restricted shares of our common stock were awarded.

        In the case of the Divisional Executive Officers, half of their incentive compensation was based on Company-wide performance (derived from the Bonus Pool) and half on the performance of their various divisions or business units. Consequently, for 2012, these Named Executive Officers derived half of their incentive compensation through participation in the Company-wide Bonus Pool and half of their incentive compensation through a bonus formula based upon their division or business unit's operating performance, as described below.

        The Compensation Committee determined that, based on the size of the Company-wide Bonus Pool, for the portion of their incentive compensation award opportunities based on the Bonus Pool, the Divisional Executive Officers earned 22% of the maximum of 250% of half of their base salary, payable in cash, and no restricted shares of our common stock.

        With respect to the portion of their incentive compensation award opportunities based on divisional results, the payments for the Divisional Executive Officers varied from zero to 64% of their maximum incentive compensation award.

        Consequently, Messrs. Teets, Heasley and Rinn received an amount equal to 150%, 38% and 120%, respectively, of their base salary, all payable in cash, and received no restricted shares of our common stock.

        The total amount of the annual incentive compensation awards paid to the Named Executive Officers for 2012 are set forth in the Summary Compensation Table following this Compensation Discussion and Analysis.

  Long-Term Incentive Compensation

        Consistent with our compensation philosophy, the majority of the compensation opportunity for the Named Executive Officers is provided through performance-based incentive compensation awards. In August 2012, the Compensation Committee adopted the LTIP under the 2006 Plan to provide additional long-term incentive compensation opportunities to the Named Executive Officers, based on our relative financial performance compared against our steel sector competitors.

        In February 2013, the Compensation Committee began the transition to providing annual performance share awards subject to three-year performance periods, by granting our Named Executive Officers a series of three performance share awards, the first with a one-year performance period (running from the first day of 2013 until the last day of 2013), the second with a two-year performance period (running from the first day of 2013 until the last day of 2014), and the third with a three-year performance period (running from the first day of 2013 until the last day of 2015). These awards were granted substantially on the same terms and conditions as described below with respect to the performance share awards granted to our Named Executive Officers in 2012.

  Award Eligibility

        During 2012, our Named Executives Officers were eligible to participate in the LTIP. In the future, the Compensation Committee may extend the program to additional executive officers.

  Award Measures

        Commencing in the first fiscal quarter of the year, the Compensation Committee will consider and, in its sole discretion, grant long-term incentive compensation in the form of performance share awards based upon a three-year performance period running from the first day of the first fiscal year in the performance period until the last day of the third fiscal year in the performance period. On August 15, 2012, to facilitate transition to full three-year performance period, the Compensation Committee made an initial "transition" award covering the one-year performance period from January 1, 2012 through December 31, 2012 (the "2012 Transition Awards").

        For purposes of the 2012 Transition Awards, the Compensation Committee established four performance measures, to be weighted equally (25% each), for purposes of assessing the Company's financial performance during the performance period as measured against a pre-established group of steel sector competitors. In addition, this comparator group for purposes of the initial single-year award consisted of AK Steel, Allegheny Technologies, Commercial Metals, Nucor, Timken, United States Steel, and Worthington Industries. These companies were selected because they represent the principal companies within our industry with which we compete for business.

        The performance measures selected for the 2012 Transition Awards were as follows:

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  Revenue growth-(total revenue in current performance period minus total revenue in previous performance period) / (total revenue in previous performance period)

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  Operating margin-total operating income for the performance period / total revenue for the performance period

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  Return on invested capital-total net income for the performance period / sum of (the total quarterly average equity + total quarterly average long-term debt, including current debt) for performance period

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  Return on equity-total net income for the performance period / total quarterly average equity for the performance period

        Under the LTIP, the performance measures and comparator group are subject to change annually at the sole discretion of the Compensation Committee.

  Award Calculations

        Under the LTIP, the amount of a participating executive officer's target award is to be determined by the Compensation Committee based on a multiple of his or her annual base salary as of the first day of the performance period (for example, January 1). For purposes of the 2012 Transition Awards, the Compensation Committee determined that the applicable multiple of each participating executive officer's base salary would be equal to 100% of his or her annual base salary as of January 1, 2012. This value was then converted into a maximum number of shares of our common stock, using the closing market price at the close of business on the first day of the performance period. Generally, awards will be granted in the first half of March of each year.

        In the case of the 2012 Transition Awards, for each performance measure, the award payout with respect to that measure was to range from zero to 100% of the maximum number of shares awarded, subject to further review during the time allotted for determination for each subsequent award, based on the Company's percentile ranking for that measure as compared to the steel sector comparator group:

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  If the ranking is below the 25 percentile, the payout will be zero;

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  If the ranking is equal to the 25 percentile, the payout will be 50% of the target number of shares awarded;

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  If the ranking is equal to the 50 percentile, the payout will be 75% of the target number of shares awarded;

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  If the ranking is equal to the 75 percentile, the payout will be 100% of the target number of shares awarded; and

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  For a ranking between the 25 and 75 percentile, the payout will be determined on a linear basis.

        The shares of our common stock earned pursuant to the 2012 Transition Awards vest as to one-third of the shares covered by the award at the time of amount of the award payout is determined (approximately mid-March of each year), and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the corresponding date in March when the amount of the award payout is determined.

  2012 Performance Share Awards

        The maximum award values, maximum possible number of shares of our common stock that could be earned and the actual number of shares of our common stock earned under the 2012 Transition Awards by the Named Executive Officers were as follows:

Named Executive Officer	Maximum Award Value	Maximum Possible Number of Shares	2012 Transition Award Shares Earned
Mr. Millett	$830,000	59,159	34,313
Ms. Wagler	460,000	32,787	19,017
Mr. Teets	590,000	42,053	24,391
Mr. Rinn	425,000	30,292	17,570

  Other Equity Compensation

        Prior to the grant of the 2012 Transition Awards, equity compensation had not played a significant role in our executive compensation program. Typically, our executive officers received equity compensation on an annual basis pursuant to our practice of granting equity awards to all employees on a semi-annual basis.

        As has been our practice since our inception, in 2012 all eligible employees, including the Named Executive Officers, were awarded automatic equity awards. In November 2012, we automatically granted RSU awards to all of our employees based on each individual's job category or position. These RSU awards are subject to a two-year vesting requirement, which commences on the date of grant.

        Prior to 2012, these equity awards were granted in the form of semi-annual stock options, on May 21 and November 21, in differing dollar amounts, based on each individual's job category or position. The exercise price of these stock options was equal to the fair market value of our common stock on each semi-annual grant date, based on the closing market price of our common stock on the last business day immediately preceding each grant date. These options were subject to a six-month vesting period from and after the date of grant and have a term of five years.

        At the beginning of 2009, in response to the volatility in the global economic environment and in recognition of the fact that the decline in the market price of our common stock was creating unanticipated dilution issues for our stockholders, our Chief Executive Officer recommended, and the Compensation Committee approved, a temporary reduction in the dollar values of these semi-annual stock option grants to 50% of their otherwise applicable grant date value for 2009, and 75% of their otherwise applicable grant date values for 2010 and 2011.

        For 2012, the Compensation Committee maintained the dollar value of these equity awards at 75% of their otherwise applicable level for the RSU awards. Accordingly, our Chief Executive Officer was eligible to receive a RSU award with a dollar value in the amount of $87,000, while our Executive Vice Presidents were eligible to receive RSU awards with a dollar value in the amount of $69,600.

        The grant date fair value of the RSU awards granted to the Named Executive Officers in 2012 was as follows:

Named Executive Officer	Grant Date Fair Value of Annual Grant(1)
Mr. Millett	$61,186
Ms. Wagler	48,946
Mr. Teets	48,946
Mr. Heasley	48,946
Mr. Rinn	48,946

(1)
The amounts reported in this column reflect the grant date fair value for the RSU awards granted under the 2006 Plan during 2012.

        The equity awards granted to the Named Executive Officers during 2012 are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table following this Compensation Discussion and Analysis.

  Equity Award Grant Policy

        The Compensation Committee has not granted and does not intend to grant any equity-based award that is tied to a specific exercise price or is dependent upon the market price of our common stock that incorporates an effective date that is any earlier than the actual date upon which the Compensation Committee makes the grant or award. Also, the 2006 Plan prohibits the Compensation Committee from repricing or otherwise reducing the exercise price of outstanding stock options granted under that plan, or canceling any previously-granted stock options and granting new options to the same optionee at a lower exercise price, without first obtaining stockholder approval.

  Compensation Recovery Policy

        The Company has adopted a Policy on Recoupment of Incentive-Based Executive Bonuses In the Event of Certain Restatements. Under this policy, in the event that the Company is required to restate its financial results, whether based upon fraud or other financial misconduct by an Executive Officer or upon any other misstatement, and in the further event that any bonus or incentive-based compensation is found to have been based, in whole or in part, upon the previous financial results, the Company, upon the advice and recommendation of the Compensation Committee and after taking into account all applicable factors, is required to take such action as it deems appropriate to recoup from and require reimbursement of any bonus or incentive compensation awarded, paid or otherwise payable to the executive officer, to the extent that the amount was affected by the restatement. The recoupment must be initiated within three years following the restatement, and the amount subject to recoupment is limited to the difference between the amount of the bonus or incentive compensation actually awarded, paid or payable to the executive officer and the amount that would have been awarded, paid or payable to that person has the financial results been appropriately reported.

        The Policy (a) applies to any executive officer, including a Named Executive Officer, covered by and eligible to receive bonus or incentive compensation under any Company plan or program that awards such compensation based, in whole or in part, on Company-wide, divisional or plant-level earnings results, and (b) will be deemed incorporated into and made a part of the terms and conditions of employment applicable to each covered executive officer.

 Other Compensation Policies

  Welfare and Other Benefits

        The welfare benefits received by our executive officers, including the Named Executive Officers, include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage. These benefits are provided on the same general terms as to all of our full-time employees. In 2012, the Company paid the premiums associated with term life insurance for Messrs. Millett and Teets with a benefit amount equal to $900,000.

        Perquisites or other personal benefits are not a significant component of our executive compensation program. From time to time, we have provided limited perquisites, including personal use of corporate aircraft, to certain Named Executive Officers. In 2012, we provided nominal tax reimbursements to these Named Executive Officers in connection with the actual Medicare tax associated with the taxable income imputed to them as a result of their personal use of our Company's aircraft.

  Profit-Sharing and Retirement Savings Plan

        We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including the Named Executive Officers, which is a "qualified plan" for federal income tax purposes. For 2012, under the plan, we allocated to eligible plan participants $20 million based on our pre-tax income (the "profit-sharing pool"). The profit-sharing pool consists of 2% of the Company's consolidated pretax earnings plus a unique percentage of each of our profitable operating segments' pretax earnings (after the allocation of overhead expenses are applied to the segments). The profit-sharing pool is used to fund the plan, as well as a separate cash profit sharing bonus that may be paid to employees in March of the following year. The amount allocated to our Chief Executive Officer for 2012, based on the profit-sharing pool and the cash profit sharing bonus, was $14,511.

        We also allow employees to contribute on a pre-tax and after-tax basis up to 70% of their eligible compensation to the plan, but "highly compensated employees" (as defined for federal income tax purposes) were limited to a 10% contribution during 2012. We match employee contributions in an amount based upon our return on assets, with a minimum match of 5% and a maximum match of 50%, subject to certain applicable tax law limitations. The amount we contributed in respect to our Chief Executive Officer for 2012, based upon our Company's match of his contributions, was $1,158.

  Payments on Termination of Employment

  Termination Unrelated to Change in Control

        Even though we do not currently have written employment agreements with our Named Executive Officers, we have operated under an informal policy that presumes an initial two calendar year term of employment, at the applicable base salary rate. Pursuant to this policy, absent an actual termination or the delivery of a notice of non-renewal by the Company on or before October 1 of a given year (at which time he or she would still have 15 months remaining of his or her remaining employment term), that person's employment term, at his or her base salary rate, would be deemed to have been extended for one additional calendar year.

        Under this policy, employment is at will, and we may terminate or give notice of non-renewal without regard to cause. If termination or a notice of non-renewal occurs or is delivered prior to October 1, that person's term of employment will extend only to the end of the calendar year following the then current year. If neither termination nor a notice of non-renewal occurs or is delivered by October 1, that person's term of employment will extend to the end of the second calendar year following that October 1. Depending upon when, during the calendar year, a termination or notice of non-renewal occurs, if at all, the executive officer could have a guaranteed remaining employment term, at his or her base salary rate, of not less than 15 months nor more than 27 months.

  Termination Related to Change in Control

        In 2012, the Company adopted the CIC Plan initially applicable to the Named Executive Officers. The CIC Plan provides for specified payments and benefits in the event of a change in control of the Company, accompanied by an involuntary termination of employment, without "Cause" by the Company, or for "Good Reason" by the executive officer, within the period of six months prior to or 24 months following the change in control.

        The payments and benefits provided under the CIC Plan are intended to ensure that in the event of a proposed change in control of the Company, our senior executive officers remain focused upon the pending transaction. The Board believes that providing our senior executive officers with transitional compensation protection if their employment ends as a result of a change in control encourages them to act in the best interests of the Company and our stockholders by eliminating personal concerns and uncertainties an executive might otherwise have concerning his or her future employment. The Board further believes that these payments and benefits offer a fair reward for hard work and value creation, assist in retaining our senior executive officers during a time of transition and provide incentives for them to remain with the Company during periods of uncertainty.

        For a summary of the material terms and conditions of the CIC Plan, as well as an estimate of the potential payments and benefits payable to the Named Executive Officers under the Plan, see "Potential Payments Upon Termination or Change in Control" below.

  Equity Ownership Policy for Named Executive Officers

        We maintain an equity ownership policy for our Named Executives Officers. Under this policy, our Chief Executive Officer, Mark D. Millett, is required to own and hold shares of the Company's common stock having a value no less than five times his base salary, our Executive Vice President and Chief Financial Officer, Theresa E. Wagler, is required to own and hold shares of the Company's common stock having a value no less than three times her base salary, and our three other Executive Vice Presidents, Messrs. Teets, Heasley and Rinn, are each required to own and hold shares of the Company's common stock having a value no less than two and one-half times his base salary. We review compliance with the policy annually and require that the guidelines amounts be met within five years of becoming a Named Executive Officer. As of the date of this Proxy Statement, we believe that all Named Executive Officers have met these guideline amounts, except for Mr. Rinn, who began employment with us July 2011, but we believe he will satisfy this requirement within the required five year period.

  Policy Regarding Hedging, Options or Other Short-Term Trading and Pledging of Company Shares

        Pursuant to Section IV of Steel Dynamics' Policy Regarding Insider Trading, directors and executive officers may not engage in any short-term trading in or short-selling shares of the Company's common stock, may not purchase, sell or otherwise trade in any publicly traded or other options, and may not engage in any hedging transactions or activities involving shares of the Company's common stock. In addition, and subject to a limited exception set forth in the Policy, the Policy also prohibits the acquisition or maintenance of the Company's shares in a brokerage margin account or the use of Company shares as collateral to secure a loan. The shares noted in footnote (6) of the Security Ownership of Directors and Executive Officers table are an exception that was previously approved.

 Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its other Named Executive Officers, other than its chief financial officer. Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Internal Revenue Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members, as ours are, are non-employee directors and certain other conditions are satisfied.

        The Compensation Committee, where reasonably practicable, seeks to qualify the compensation paid to our executive officers for the "performance-based compensation" exemption from the deductibility limit (unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or otherwise are determined not to be in the best interests of our Company). As such, in approving the amount and form of compensation for our executive officers, we consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). At this time, we believe, but cannot guarantee, that all of the compensation we have paid to the Named Executive Officers, other than the compensation associated with the long-term incentive awards granted in August 2012, is deductible under Section 162(m) of the Internal Revenue Code.

        The Compensation Committee, in its judgment, may authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that the benefits of such compensation outweigh the loss of the tax deduction and/or such compensation is appropriate to attract and retain executive talent.

  Accounting for Stock-Based Compensation

        We follow the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718") for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

COMPENSATION
TABLES

 2012 Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the Named Executive Officers for the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus(1) (d)	Stock Awards(2) (e)	Option Awards(3) (f)	Non-Equity Incentive Plan Compensation(4) (g)	All Other Compensation(5) (i)	Totals(6) (j)
Mark D. Millett	2012	$830,000	$—	$476,186	$—	$633,165	$13,366	$1,952,717
President and Chief	2011	632,341	—	566,640	46,049	1,606,489	15,167	2,866,686
Executive Officer	2010	525,000	—	—	47,334	884,179	33,491	1,490,004
Theresa E. Wagler	2012	460,000	—	278,946	—	352,851	11,820	1,103,617
Executive Vice President	2011	420,000	—	420,011	46,049	1,062,739	13,608	1,962,407
and Chief Financial Officer	2010	400,000	—	—	47,334	618,173	10,478	1,075,985
Richard P. Teets, Jr.	2012	590,000	—	343,946	—	888,646	14,738	1,837,330
Executive Vice President for	2011	560,000	—	481,610	46,049	1,412,739	15,576	2,515,974
Steelmaking, President and	2010	540,000	—	—	47,334	1,024,961	12,393	1,624,688
Chief Operating Officer of Steel Operations
Gary E. Heasley	2012	360,000	120,600	48,946	—	140,722	11,831	682,099
Executive Vice President	2011	350,000	—	—	46,049	625,239	13,617	1,034,905
for Business Development	2010	340,000	113,900	—	47,334	267,845	10,503	779,582
and President of New
Millennium Building Systems
Russell B. Rinn (hired July 2011)	2012	425,000	—	261,446	—	514,906	25,498	1,226,850
Executive Vice President	2011	182,540	—	61,679	22,117	416,667	—	683,003
for Metals Recycling, and	2010	—	—	—	—	—	—	—
President and Chief Operating
Officer of OmniSource
Corporation

(1)
The amounts reported in this column represent discretionary bonuses paid to Mr. Heasley in 2010 and 2012.

(2)
The amounts reported in this column for 2012 include the grant date fair value of the performance share awards granted pursuant to the LTIP and the grant date fair value of the restricted stock awards granted under the 2006 Plan, excluding the effect of estimated forfeitures. The amounts reported for the LTIP awards are based on the probable outcome at the grant date which we estimated to be 50% of the maximum award values, which were $830,000 in the case of Mr. Millett, $460,000 in the case of Ms. Wagler, $590,000 in the case of Mr. Teets, and $425,000 in the case of Mr. Rinn. The amounts for 2011 reflect the grant date fair value of the restricted stock awards granted under the Expiring Plan as part of annual incentive compensation, excluding the effect of estimated forfeitures. Our methodology and rationale for the incentive compensation paid to the Named Executive Officers are described in the Annual Incentive Compensation and Long-Term Incentive Compensation sections of the foregoing Compensation Discussion and Analysis. For a discussion of the assumptions, if any, used in determining the grant date fair value of the stock awards reported in this column, see Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K under Equity-Based Incentive Plans.

(3)
The amounts reported in this column reflect the grant date fair value for semi-annual stock options granted under the 2006 Plan prior to 2012. For a discussion of the assumptions used in determining the grant date fair value of these stock options, see Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K under Equity-Based Incentive Plans.

(4)
The amounts reported in this column include the amounts paid to the Named Executive Officers under the Expiring Plan as part of the Company's annual incentive compensation. The amounts were paid for services performed during the indicated fiscal year, but paid in the subsequent fiscal year. Our methodology and rationale for the annual incentive compensation paid to the Named Executive Officers is described in the Annual Incentive Compensation section of the foregoing Compensation Discussion and Analysis. The amounts reported in this column also include the cash portion of the profit sharing allocation made pursuant to the Company's Profit Sharing and Retirement Savings Plan paid in March for services performed during the previous fiscal year.

(5)
The amounts reported in this column include perquisites and other personal reimbursements, tax reimbursements, insurance premiums, and Company matching and profit sharing contributions to the Company's Profit Sharing and Retirement Savings Plan.

(6)
Column (h), the Change in Pension Value and Nonqualified Deferred Compensation Earnings column, has been omitted as none of the Named Executive Officers received any such compensation during any of the covered fiscal years.

 All Other Compensation (Detail of Summary Compensation, Column (i))

Name (a)	Year (b)	Perquisites and Other Personal Benefits(1) (c)	Tax Reimbursements(2) (d)	Insurance Premiums (e)	Company Contributions to Retirement and 401(k) Plans(3) (f)	Total (g)
Mark D. Millett	2012	$—	$19	$1,530	$11,817	$13,366
	2011	—	9	1,530	13,628	15,167
	2010	21,381	79	1,530	10,501	33,491
Theresa E. Wagler	2012	—	—	—	11,820	11,820
	2011	—	—	—	13,608	13,608
	2010	—	—	—	10,478	10,478
Richard P. Teets, Jr.	2012	—	—	2,542	12,196	14,738
	2011	—	55	1,530	13,991	15,576
	2010	—	—	1,530	10,863	12,393
Gary E. Heasley	2012	—	10	—	11,821	11,831
	2011	—	9	—	13,608	13,617
	2010	—	23	—	10,480	10,503
Russell B. Rinn	2012	13,613	264	—	11,621	25,498
	2011	—	—	—	—	—
	2010	—	—	—	—	—

(1)
For 2012 for Mr. Rinn, the amount reported in this column represents the costs related to relocation to Fort Wayne, Indiana. For 2010 for Mr. Millett, the amount reported in this column represents the aggregate incremental cost to the Company for personal use of the Company's aircraft. The value of the personal use of the aircraft was determined by computing the incremental direct flight costs and adding to this the allocable share of the foregone income tax deduction related to the personal use of the aircraft.

(2)
The amounts reported in this column represent the actual Medicare tax gross-up related to the taxable income imputed as a result of a Named Executive Officer's perquisites and other personal benefits.

(3)
The amounts reported in this column represent the Company's matching contributions paid on Section 401(k) deferrals, amounts accrued as profit sharing contributions and profit sharing forfeitures attributed to each Named Executive Officer.

2012 Grants of Plan-Based Awards Table

        The following table presents, for each of the Named Executive Officers, information concerning each plan-based award of cash or equity made during fiscal 2012. This information supplements the information about these awards, set forth in the Summary Compensation Table.

			Estimated future payouts under non-equity incentive plan awards
							All Other Stock Awards: Number of shares of stock or units (i)
				Estimated future payouts under equity incentive plan awards
								Grant Date Fair Value of Stock Awards
Name (a)	Award Type	Grant Date (b)	Target(1) (d)	Threshold (f)	Target(2) (g)	Maximum (h)
Mark D. Millett	Expiring Plan		$628,812		—			$—
	Profit Sharing		4,353					—
	LTIP	08/15/2012		—	29,580	59,159		415,000
	Annual RSU	11/21/2012					5,159	61,186
Theresa E. Wagler	Expiring Plan		348,498		—			—
	Profit Sharing		4,353					—
	LTIP	08/15/2012		—	16,394	32,787		230,000
	Annual RSU	11/21/2012					4,127	48,946
Richard P. Teets, Jr.	Expiring Plan		884,293		—			—
	Profit Sharing		4,353					—
	LTIP	08/15/2012		—	21,027	42,053		295,000
	Annual RSU	11/21/2012					4,127	48,946
Gary E. Heasley	Expiring Plan		136,369		—			—
	Profit Sharing		4,353					—
	Annual RSU	11/21/2012					4,127	48,946
Russell B. Rinn	Expiring Plan		510,553		—			—
	Profit Sharing		4,353					—
	LTIP	08/15/2012		—	15,146	30,292		212,500
	Annual RSU	11/21/2012					4,127	48,946

(1)
The amounts reported in column (d) reflect cash incentive compensation payable for 2012 pursuant to the cash incentive portion of the Expiring Plan but not awarded and paid until February 2013 as well as the cash portion of the profit sharing plan.

(2)
The amounts reported in column (g) reflect the target equity incentive compensation in the form of restricted shares of the Company's common stock, payable for 2012 pursuant to the LTIP. These shares vest as follows: one third of the shares covered by the award vest at the time of the amount of the award payout is determined, and as to the remaining two thirds, vest in equal installments on the first and second anniversaries of the corresponding date when the amount of the award payout is determined. The amounts reported in the Grant Date Fair Value of Stock Awards column in the same row reflect the grant date fair value of the afore-mentioned restricted shares of the Company's common stock pursuant to the LTIP.

 2012 Outstanding Equity Awards at Fiscal Year-End

        The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and other equity awards held as of December 31, 2012. The market value of the shares of the Company's common stock reflected in the table is based upon the market price per share of the common stock as of the last trading day of 2012.

	Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (b)	Option Exercise Price (e)	Option Expiration Date (f)	Grant Date	Number of shares or units of stock that have not vested (#)(2) (g)	Market value of shares or units of stock that have not vested ($) (h)
Mark D. Millett	05/21/08	2,115	37.84	5/21/2013	02/01/12	23,684	$325,181
	11/21/08	15,297	5.23	11/21/2013	08/15/12	22,875	314,074
	05/21/09	2,841	14.08	5/21/2014	11/21/12	5,159	70,833
	11/21/09	2,477	16.15	11/21/2014
	05/21/10	4,422	13.57	5/21/2015
	11/21/10	3,739	16.05	11/21/2015
	05/21/11	3,561	16.85	5/21/2016
	11/21/11	4,785	12.54	11/21/2016
Theresa E. Wagler	05/21/08	2,115	37.84	5/21/2013	02/01/12	17,555	241,030
	11/21/08	15,297	5.23	11/21/2013	08/15/12	12,678	174,069
	05/21/09	2,841	14.08	5/21/2014	11/21/12	4,127	56,664
	11/21/09	2,477	16.15	11/21/2014
	05/21/10	4,422	13.57	5/21/2015
	11/21/10	3,739	16.05	11/21/2015
	05/21/11	3,561	16.85	5/21/2016
	11/21/11	4,785	12.54	11/21/2016
Richard P. Teets, Jr.	05/21/08	2,115	37.84	5/21/2013	02/01/12	20,130	276,385
	11/21/08	15,297	5.23	11/21/2013	08/15/12	16,260	223,250
	05/21/09	2,841	14.08	5/21/2014	11/21/12	4,127	56,664
	11/21/09	2,477	16.15	11/21/2014
	05/21/10	4,422	13.57	5/21/2015
	11/21/10	3,739	16.05	11/21/2015
	05/21/11	3,561	16.85	5/21/2016
	11/21/11	4,785	12.54	11/21/2016
Gary E. Heasley	05/21/08	2,115	37.84	5/21/2013	11/21/12	4,127	56,664
	11/21/08	15,297	5.23	11/21/2013
	05/21/09	2,841	14.08	5/21/2014
	11/21/09	2,477	16.15	11/21/2014
	05/21/10	4,422	13.57	5/21/2015
	11/21/10	3,739	16.05	11/21/2015
	05/21/11	3,561	16.85	5/21/2016
	11/21/11	4,785	12.54	11/21/2016

	Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (b)	Option Exercise Price (e)	Option Expiration Date (f)	Grant Date	Number of shares or units of stock that have not vested (#)(2) (g)	Market value of shares or units of stock that have not vested ($) (h)
Russell B. Rinn	11/21/11	4,785	12.54	11/21/2016	02/01/12	2,578	35,396
					08/15/12	11,713	160,819
					11/21/12	4,127	56,664

(1)
The amounts reported in column (b) reflect the number of shares of the Company's common stock covered by the automatic semi-annual stock option grants on May 21 and November 21 from 2008 through 2011, under the 2006 Plan.

(2)
The amounts reported in column (g) awarded on February 1, 2012 reflect the number of shares of restricted stock awarded for 2011 pursuant to the Expiring Plan of which half of the shares of the Company's common stock awarded remain subject to a vesting requirement of one month and half of the shares for one year. The amounts awarded on August 15, 2012 reflect the number of shares of restricted stock awarded for 2012 pursuant to the LTIP, of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares remain subject to a vesting requirement of two years. The amounts awarded on November 21, 2012 reflect the number of shares of restricted stock awarded for 2012 pursuant to the 2006 Plan which remains subject to a two-year vesting period.

2012 Option Exercises and Stock Vested Table

        The following table sets forth the number of shares of the Company's common stock and the corresponding value realized during 2012 with respect to stock options that were exercised and restricted shares that became unrestricted during the year for each Named Executive Officer.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting (e)
Mark D. Millett	—	$—	11,842	$188,880
Theresa E. Wagler	—	—	8,778	140,009
Richard P. Teets, Jr.	—	—	10,065	160,537
Gary E. Heasley	—	—	—	—
Russell B. Rinn	—	—	1,289	20,560

2012 Pension Benefits Table

        We did not sponsor any defined benefit pension or other actuarial plan for the Named Executive Officers during 2012.

2012 Nonqualified Deferred Compensation Table

        We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for the Named Executive Officers during 2012.

Potential Payments Upon Termination or Change in Control

  Termination Unrelated to Change in Control

        We operate under an informal policy that presumes an initial calendar year two year term of employment for our Named Executive Officers, at that person's base salary. Pursuant to this policy, absent the delivery of a notice of non-renewal, by October 1 of a given year (at which time he or she would have still have 15 months remaining of his or her original employment term), that person's term of employment, at his or her base salary, would be deemed extended for one additional calendar year. A timely notice of non-renewal may be delivered with or without cause.

  Termination Related to Change in Control

        During 2012, the Company adopted the CIC Plan, initially applicable to the five Named Executive Officers. The CIC Plan provides for specified payments and benefits in the event of a "Change in Control", accompanied by an involuntary termination of employment, without "Cause" by the Company, or for "Good Reason" by the executive officer, within the period of six months prior to or 24 months following the Change in Control. The key defined terms are as follows:

  •
  "Change in Control" means (a) the acquisition of stock ownership of more than 50% of the total voting power, (b) a merger or consolidation in which the Company is not the surviving entity, subject to certain limited conditions, (c) a reverse merger (where the Company is the surviving entity, subject to certain limited conditions), or (d) the sale, transfer or disposition (other than to one or more subsidiaries of the Company) of all or substantially all of the assets of the Company.

  •
  "Cause" means (a) gross negligence or willful misconduct; (b) a willful and material violation of a state or federal law, which, if publicly known, would injure the Company's business or reputation; (c) a refusal or willful failure to comply with any specific lawful direction, order, policy or procedure; (d) conviction (or the entry of a nolo contendere plea) of a felony, or of a misdemeanor that would have a material adverse effect on the Company's goodwill or commercial relationships, or (e) the substantial and continuing willful refusal, post-transaction, to perform duties ordinarily performed by an employee in the same position, pre-transaction.

  •
  "Good Reason" means a resignation, associated with a Change in Control, within 30 days following any of the following events: (a) a significant reduction, post-transaction, in the executive officer's pre-transaction duties, authority, responsibilities, or reporting relationships (other than the mere occurrence, as such, of the Change in Control event itself), or the continued assignment, after due notice of objection, to that executive officer of such reduced duties, authority, responsibilities or reporting relationships.

        The payments and benefits that the Named Executive Officers are eligible to receive are as follows:

  •
  Acceleration in full, so as to become immediately and completely vested, or acceleration of any applicable deferred settlement dates (subject in all cases to applicable holding periods) of any and all unvested stock options, RSU awards, performance unit awards, or any other equity-based securities or similar incentives.

  •
  In the case of our Chief Executive Officer, currently the only "Tier One" executive officer designated by the Compensation Committee, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual bonus plan. In the case of our other Named Executive Officers, currently designated "Tier Two" executive officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Company's annual bonus plan.

    In the case of both Tier One and Tier Two executive officers, the amount so payable is less any amounts to which that person may otherwise be entitled under any statutory or Company long or short-term disability plans, or by reason of any other plans, policies or practices of the Company that, if and to the extent triggered and implemented, would result in benefit payments, on the occasion of a termination of employment without cause, unrelated to a Change in Control event.

  •
  If the Named Executive Officer elects benefits continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 following termination of employment, payment of the full cost of such benefits (either directly to the executive officer or to the appropriate carrier or administrator at the Company's election) for the lesser of (a) 24 months or (b) until such time as he or she becomes eligible for reasonably comparable health care benefits from a subsequent employer.

Potential Payments Upon Termination or Change in Control Table

        The following table sets forth the estimated payments and benefits that we would have been required to make if the employment of any of the Named Executive Officers were to have been terminated on December 31, 2012, without cause, under the various triggering events described in the prior paragraphs.

Name	Benefit	Termination without Cause or for Good Reason(1)	Death(2)	Change in Control(3)
Mark D. Millett	Lump sum cash payment	$1,660,000	$—	$4,449,187
	Accelerated vesting of unvested equity awards		710,088	710,088
	Continuation of health care benefits			27,104
Theresa E. Wagler	Lump sum cash payment	920,000	—	2,053,874
	Accelerated vesting of unvested equity awards		471,763	471,763
	Continuation of health care benefits			8,749
Richard P. Teets, Jr.	Lump sum cash payment	1,180,000	—	2,959,420
	Accelerated vesting of unvested equity awards		556,299	556,299
	Continuation of health care benefits			27,104
Gary E. Heasley	Lump sum cash payment	720,000	—	1,101,652
	Accelerated vesting of unvested equity awards		56,664	56,664
	Continuation of health care benefits			33,760
Russell B. Rinn	Lump sum cash payment	850,000	—	1,379,165
	Accelerated vesting of unvested equity awards		252,879	252,879
	Continuation of health care benefits			19,113

(1)
Amounts reported assume a remaining employment term of 24 months, at the person's base salary. Depending upon the date of notice of non-renewal or termination, however, the actual remaining employment term could be as little as 15 or as much as 27 months.

(2)
Named Executive Officers participate in the group term life insurance program with cash benefits expected to be equal to two times base salary. The Company pays the premiums associated with this benefit.

(3)
Change in control payments assume two times base salary, plus the greater of the target bonus (assumed to be one times base salary,) or average actual bonus for the prior two years under the Company's annual bonus plan.

Proposal No. 4
Advisory Vote to Approve the Compensation of the Named Executive Officers

        We are asking our stockholders to approve, on an advisory basis, the compensation paid to the Named Executive Officers for 2012, as disclosed in this Proxy Statement pursuant to the requirements of Item 402 of Regulation S-K. This vote, which is sometimes referred to as a "say on pay" vote, is required by Section 14A of the Exchange Act. Pursuant to Section 14A, this vote is advisory only, and, accordingly is not binding on the Company or on the Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when making future compensation decisions.

        As described in greater detail in the Compensation Discussion and Analysis, set forth in the previous section of this Proxy Statement, our historical executive compensation policies and practices have been grounded, since the inception of our Company, in a fundamental pay-for-performance principle: our executive officers should be compensated largely through highly leveraged, shorter-term incentive compensation that is entirely dependent upon each year's profitability. And, although the Named Executive Officers consistently delivered outstanding performance, in good steel industry markets and in poor ones, enabling Steel Dynamics to outperform its peers in most operating metrics, the volatile nature of the steel industry, and particularly well-illustrated by the difference in general economic conditions between 2008 and 2009, has resulted in year-to-year bonus compensation that averaged well below targeted amounts and well below overall compensation levels enjoyed by their steel industry and other industrial peers, in large part because of the historical absence of a long-term incentive compensation opportunity.

        Accordingly, in August 2012, the Compensation Committee of the Board, acting pursuant to our 2006 Plan, approved and introduced the LTIP, to augment our short-term Steel Dynamics, Inc. 2008 Executive Incentive Compensation Plan (with respect to which we are asking our stockholders at this Annual Meeting, in connection with Proposal No. 2, to approve a continuation of that Plan, denominated the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan, for the coming five years).

        The LTIP contemplates the grant of performance share awards to be earned over a basic three-year performance period, subject to a series of transitional awards, with subsequent performance share awards to be made annually, in the discretion of the Compensation Committee, subject to specific performance measures and criteria developed by the Compensation Committee and adopted during the first fiscal quarter of the specified performance period. See "Summary of Our Executive Compensation Program Components—Long-Term Incentive Compensation" at page 46 of this Proxy Statement for further details regarding this Program.

        The performance measures adopted for the 2012 Transition Awards by the Compensation Committee were as follows:

  •
  a revenue growth performance measure, calculated as, (total revenue in the performance period, minus total revenue in the previous performance period) / divided by total revenue in the previous performance period;

  •
  an operating margin performance measure, calculated as, (total operating income for the performance period) / divided by total revenue for that period;

  •
  an after-tax return on invested capital performance measure, calculated as, (total net income for the performance period) / divided by the sum of (total quarterly average equity plus total quarterly average debt and the current portion of long term debt) for the performance period; and

  •
  a return on equity performance measure, calculated as, (total net income for the performance period) / divided by total quarterly average equity for the performance period.

Currently, as adopted, eligibility for the LTIP is limited to the Named Executive Officers and the form of each award will be in shares of the Company's common stock. Shares earned at the end of the performance period, however, are subject to additional vesting conditions, with only one-third of the shares vesting at the time of the first award payout, and of the remaining shares, vesting one-half each thereafter on the first and second anniversaries of the award.

        In summary, our executive compensation policies and practices are driven by and have been consistently administered in accordance with the following principles:

  •
  base salary should be fixed, payable in cash, and should generally be established at the lower end of the competitive market, yet when combined with the potential for above-market, highly-leveraged short-term incentive compensation, be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

  •
  no short-term incentive compensation should be awarded unless Company profits and/or divisional earnings first exceed certain minimum threshold levels and, therefore, any annual incentive compensation payments will be dependent upon additional earnings beyond such minimums, capped, however, at a multiple of base salary;

  •
  subjective, discretionary bonuses, although appropriate under exceptional circumstances, should not generally be used as a regular part of incentive compensation;

  •
  long-term incentive compensation should be earned only to the extent that the Company demonstrates outstanding financial performance within our industry sector utilizing a number of key performance metrics over a multi-year period;

  •
  the total annual compensation opportunity across all market conditions should be at least at or above market norms when Company performance so merits but below market norms when that performance lags; and

  •
  reward for exemplary individual effort and performance should be expressed through annual increases in the level of base salary.

        The Board believes that our Company's executive compensation program effectively align our executive officers' interests with those of our stockholders in support of long-term value creation through exemplary performance.

        Accordingly, the Board is requesting your approval, on an advisory basis, of the following resolution:

    "RESOLVED, that the stockholders of Steel Dynamics, Inc. approve, on an advisory basis, the compensation for 2012 paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2013 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables, and the accompanying narrative set forth on pages 34 to 60 of the Proxy Statement."

The Board of Directors recommends a vote FOR the approval
of the compensation of the Named Executive Officers.

Statement of Policy for the Review, Approval or Ratification
of Transactions with Related Persons

        Related persons transactions are subject to our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons. A copy of this policy is available on our website at www.steeldynamics.com under "Investor Center—Corporate Governance."

        The policy applies to any "Transaction With a Related Person." Under our policy, a "Related Person" is a person who is, or at any time since the beginning of our last fiscal year was a director or executive officer, a nominee to become a director, a stockholder who beneficially owns 5% or more of our common stock, an "Immediate Family Member" (that is, a spouse, child, parent, sibling, or an in-law) of any of the foregoing persons, as well as any entity which is owned or controlled by any of such persons (or of which such person is a general partner or a 5% or greater beneficial owner) or any other person identified by our Audit Committee or our Board as a "Related Person" for purposes of this policy. Once a person has been identified as "Related Person" and if we or any subsidiary is a participant, then if the aggregate amount involved in the transaction exceeds $120,000 and the "Related Person" has a direct or indirect interest (other than simply as a result of being a director or less than a 10% beneficial owner of the entity involved) the transaction must be considered, approved or ratified by the Audit Committee.

        We have established the threshold transactional amount at $120,000, which triggers the review, even though applicable SEC regulations currently set the threshold higher. We have done this so that even smaller Transactions With Related Persons will be reviewed for fairness and appropriateness. Employment of a Related Person in the ordinary course of business consistent with our policies and practices with respect to the employment of non-Related Persons in similar positions (so long as the Related Person is not an executive officer required to be reported in our annual proxy statement) is not subject to the policy but are nonetheless disclosed herein. Transactions involving competitive bids are considered pre-approved for purposes of our policy.

        All other transactions subject to our policy must be approved in advance by the Audit Committee, unless our Chief Executive Officer or Chief Financial Officer determines that it is impractical to wait until an Audit Committee meeting. In such event, the Chair of the Audit Committee may review and approve the proposed Related Person transaction but shall then promptly report any such approval to the full Audit Committee. All material facts respecting the Related Person transaction must be disclosed to the Audit Committee. In the event that we become aware of a Related Person transaction that has not been approved prior to its consummation, the matter must then still be reviewed by the Audit Committee, which will then review all relevant facts and circumstances, shall evaluate all available options (including ratification, revision or termination of the transaction), and shall take such course of action as it deems appropriate.

        In reviewing any Related Person transaction, the Audit Committee must consider the proposed benefits to the Company, the availability of other sources of comparable products or services, an assessment of whether the proposed transaction is at least on terms comparable to the terms available to an unrelated third party or to employees generally, and must then determine that the transaction is fair and reasonable to the Company.

 Certain Relationships and Related Party Transactions

        The President and Chief Executive Officer of Heidtman is a member of our Board of Directors and a stockholder of the Company. We sell flat rolled products and occasionally purchase ferrous materials from Heidtman. Transactions with Heidtman and smaller affiliated companies of Heidtman for the years ended December 31 are as follows (in thousands):

	2010	2011	2012
Sales	$202,897	$242,300	$244,531
Percentage of consolidated net sales	3%	3%	3%
Accounts receivable	31,544	35,646	38,093
Purchases	18,275	18,998	11,372
Accounts payable	969	882	800

        On September 15, 2009, we purchased a 32 acre tract of land adjacent to our Flat Roll Division in Butler, Indiana, together with a 387,000 square foot building from Heidtman for $9.3 million. Simultaneously, we also purchased equipment located at this site from Heidtman for $18.6 million. Immediately following these purchases, we leased the real estate and equipment to Heidtman for a term of five years commencing on September 15, 2009 and terminating on August 31, 2014. Heidtman pays us a monthly rental fee for the use of the real estate and equipment. The real estate and equipment have been used and will continue to be used by Heidtman in its steel processing operations. These transactions were effected and will be administered at arm's length pursuant to appraised values and market rates.

        We also purchase and sell recycled metal with other smaller affiliated companies. These transactions for the years ended December 31 are as follows (in thousands):

	2010	2011	2012
Sales	$37,057	$36,486	$38,286
Accounts receivable	6,577	7,247	4,771
Purchases	177,166	239,395	238,114
Accounts payable	12,601	5,702	14,344

        We employ Michael Busse as Sales Manager for our Structural and Rail Division and Aaron Busse as a marketing employee at OmniSource Corporation. Keith E. Busse, our Chairman of the Board of Directors, is the father of Michael Busse and Aaron Busse. We employ Charles Trowbridge as Product Manager for our Flat Roll Division. Mark D. Millett, our Chief Executive Officer, is the brother-in-law of Charles Trowbridge. During 2012, each of these relationships involved payments for services rendered to the Company as employees by performing work at no more than market rates.

        All of the foregoing transactions and relationships were approved in accordance with our Policy for the Review, Approval or Ratification of Transactions with Related Persons. We believe that the transactions described are on terms no less favorable to us than could be obtained from unaffiliated third parties.

 Other Matters

        We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

MARK D. MILLETT President and Chief Executive Officer

Fort Wayne, Indiana
April 4, 2013

Annex A

AUDIT COMMITTEE CHARTER

        This Audit Committee Charter sets forth the purposes, composition, functions, governing principles and authority of the Audit Committee.

        I.     Audit Committee General Oversight Functions.

        The primary purposes of the Audit Committee are to oversee, on behalf of the Board:

        A.    The adequacy, quality and integrity of the Company's accounting and financial reporting processes and the integrity of its financial statements;

        B.    The appointment, retention, compensation, independence, and performance of the Company's independent registered public accounting firm;

        C.    The audits of the Company's financial statements;

        D.    In consultation with management and the Company's legal counsel, the Company's compliance with legal and regulatory filings and requirements;

        E.    The soundness and performance of the Company's internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting;

        F.     The Company's risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk and market risk;

        G.    Preparation and approval of an Audit Committee Report required by the rules of the Securities and Exchange Commission ("SEC") for inclusion in the Company's annual proxy statement;

        H.    The establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding potential fraud or other questionable accounting, financial or auditing matters; and

        I.     The maintenance and oversight of a policy governing related party transactions required to be disclosed under Item 404 of SEC Regulations S-K, and, specifically, governing the review, approval or ratification of any such permitted related party transactions.

        In fulfilling its responsibilities hereunder, each member of the Audit Committee shall be entitled to rely on (1) the integrity of those professional persons and advisors, both within and outside the Company, from whom or from which it receives information in aid or support and within the scope of its duties and responsibilities, and (2) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

        II.    Audit Committee Composition.

        A.    The Board shall appoint the members of the Audit Committee, on the recommendation of the Corporate Governance and Nominating Committee. Members shall serve a one year term, or until their successors have been appointed by the Board.

        B.    The Audit Committee shall consist of not less than three (3) nor more than five (5) persons, all of whom shall be required to have met the following standards of "independence":

          (1)   All applicable criteria defining "independence" that may be prescribed from time to time under NASDAQ Marketplace Rules and Listing Standards and under the Securities Exchange Act of 1934, as amended (the "Exchange Act") Rule 10A-3(b)(1);

          (2)   The definition of a "non-employee director," within the meaning of SEC Rule 16b-3 under the Exchange Act, or as such requirements may be amended from time to time;

          (3)   The definition of an "outside director," within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended;

          (4)   The person is not and has not been during the three prior years an officer or employee of the Company or any of its subsidiaries, or, other than in his or her capacity as a Board or Board committee member, an affiliate of the Company or any of its subsidiaries; and

          (5)   The person has no relationship with the Company nor with any of its subsidiaries or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and of an Audit Committee member.

        In addition, a director shall be presumptively considered not independent if

    •
    under NASDAQ Rule 5605(c)(2)(A)(ii), the director or a family member, directly or indirectly, through either a family or entity relationship, received any payments from Steel Dynamics or any of its subsidiaries during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company's securities or from any Company retirement plan) relating to the provision of accounting, consulting, legal, investment banking or financial advisory services;

    •
    under NASDAQ Rule 5605(a)(2)(B), the director has received, or has an immediate family member who has received, during any 2-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees.

    •
    the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

    •
    under NASDAQ Rule 5605(a)(2)(D), the director is, or has a family member who is a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services in the current or prior three years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the company's securities);

    •
    under NASDAQ Rule 5605(a)(2)(E), the director is, or has a family member who is employed as an executive officer of another entity where at any time within the prior three years any of Steel Dynamics' executive officers served on the compensation committee of the other entity; or

    •
    under NASDAQ Rule 5605(a)(2)(F), the director is, or has a family member who is a current partner of Steel Dynamics' outside auditors, or was a partner or employee of that outside auditor who worked on the Company's audit at any time during the prior three years.

        The Board shall make an affirmative "independence" determination at least annually for each director and each director nominee, as well as for each Audit Committee member, using any additional "independence" criteria set forth in Rule 4350(d) of NASDAQ's Marketplace Rules.

          (6)   As proscribed by NASDAQ Rule 5605(c)(2)(A)(iii), the person must not have participated in the preparation of the Company's or any current subsidiary's financial statements at any time during the past three years.

        C.    Pursuant to the requirements of SEC Rule 407(d)(5) of Regulation S-K, the full Board shall designate at least one member of the Audit Committee, but may also designate more than one, as financially sophisticated and as an "audit committee financial expert." NASDAQ Rule 5605(c)(2)(A)(iv).

        D.    The Board shall have determined that all Committee members are financially literate and are able to read and understand financial statements.

        E.    The Audit Committee shall appoint a Chairperson and may appoint a Co-Chairperson.

        F.     Audit Committee members shall not simultaneously serve on the audit committees of more than one other public company.

        III.  Audit Committee Meetings.

        A.    The Audit Committee shall meet as often as it determines to be necessary and appropriate, but not less frequently than quarterly.

        B.    The Audit Committee shall periodically meet with management and shall periodically (but not less than quarterly) meet with internal audit personnel and with the Company's independent registered public accounting firm in executive session, and may from time to time request any officer or employee of the Company or the Company's outside counsel, other advisors or the independent registered public accounting firm to attend a meeting of the Audit Committee or to meet with any members of or consultants to the Audit Committee.

        C.    Members of the Audit Committee should attend meetings in person, if at all possible, but may also participate in any meeting by means of a conference call or similar communications equipment by means of which all persons participating in the meeting can hear and speak with each other.

        D.    The presence of a majority of Committee members shall constitute a quorum.

        IV.    Audit Committee Authority and Responsibilities.

        A.    Audit Committee Authority.

          (1)   In general, pursuant to Exchange Act Rule l0A-3(b)(2) and NASDAQ Rule 5605(c)(3)(i), the Audit Committee shall have sole authority and be directly responsible for the appointment, retention, compensation, independence, and performance of the independent registered public accounting firm. The Audit Committee shall make an annual determination whether to retain and, where appropriate, replace the independent registered public accounting firm.

          (2)   The independent registered public accounting firm shall report directly to the Audit Committee.

          (3)   The Audit Committee shall be responsible for the establishment and approval of all audit engagement fees. compensation and terms, and shall pre-approve all auditing services or the method of determining additional auditing services fees not covered by the original terms of engagement, as well as all permitted non-audit services, including the fees and terms thereof, to be performed for the Company by the independent registered public accounting firm (subject only to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act), which are approved by the Audit Committee prior to the completion of the audit.

          (4)   The Audit Committee may from time to time delegate certain authority to individual Audit Committee members when appropriate, which may include the Chairperson or Co-Chairperson of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided decisions of such delegee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting and shall be noted in the minutes of the Audit Committee.

          (5)   Consider and approve management's proposed appointment, termination or transfer of the head of the Company's internal audit function, and conduct an annual performance appraisal and the compensation of that person.

          (6)   The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors to assist the Audit Committee in the discharge of its responsibilities at the Company's expense.

          (7)   The Audit Committee will promote open and timely communications between the Audit Committee and the independent registered public accounting firm, and the Audit Committee shall attempt to resolve any disagreements between management and the independent registered public accounting firm.

          (8)   The Board shall provide the Audit Committee with appropriate funding, as determined or requested by the Audit Committee from time to time, for payment of compensation to any persons employed by or rendering services to the Audit Committee or to the Board.

          (9)   The Audit Committee shall maintain an Audit Committee Charter, which shall be reviewed and reassessed by the Audit Committee at least annually. A current copy of the Charter shall also be posted on the Company's website.

          (10) The Audit Committee shall perform an annual review of the Audit Committee's own performance and shall report the results of that review to the Board.

        B.    Audit Committee Responsibilities.    The Audit Committee shall have the following duties and responsibilities, it being understood that this itemization is only by way of illustration and not by way of limitation:

          (1)   Financial Statement and Disclosure Matters.

            (a)   Review and discuss with management and the independent registered public accounting firm the annual audited financial statements, including disclosures made in Management's Discussion and Analysis, and recommend to the Board whether the audited financial statements as presented are acceptable for inclusion in the Company's Form 10-K Annual Report to be filed with the SEC.

            (b)   Review and discuss with management and the independent registered public accounting firm the Company's quarterly financial statements, including disclosures made in Management's Discussion and Analysis, as well as any matters the independent registered public accounting firm determines are required to be discussed prior to the filing of its Form 10-Q, including the results of the independent registered public accounting firm's review of the quarterly financial statements.

            (c)   Discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including (i) any significant changes in the Company's selection or application of accounting principles, (ii) any major issues as to the adequacy of the Company's internal control over financial reporting, (iii) management's assessment of the effectiveness of internal control over financial reporting as of the most recent fiscal year, (iv) the independent registered public accounting firm's report on management's assessment, and (v) any special steps required or adopted in light of any significant deficiencies or material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to timely record, process, summarize and report financial information.

            (d)   Review and discuss quarterly reports from the independent registered public accounting firm concerning:

                (i)  All critical accounting policies and practices.

               (ii)  Any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm.

              (iii)  Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

            (e)   Discuss with management, prior to public release, the Company's earnings press releases, including the type of information and its presentation to be discussed therein, and any use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

            (f)    Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

            (g)   Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

            (h)   Discuss with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, including significant accounting policies and management judgments and estimates, relating to the conduct of the audit, including any complaints or difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

            (i)    Review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud or possible fraud involving management or other employees who have a significant role in the Company's internal controls.

          (2)   Oversight of the Company's Internal Audit Function.

            (a)   Annually review the internal audit function's audit plan and objectives, resources, qualifications, independence and reporting relationships.

            (b)   Review the internal audit function's activities on a quarterly basis, including any plan changes, objective changes and resource updates.

            (c)   Review any significant reports to management prepared by the internal audit function, together with management's responses and any procedures for implementing accepted recommendations made by the independent registered public accounting firm.

            (d)   Discuss with the independent registered public accounting firm and management the internal audit function's responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

          (3)   Oversight of the Company's Relationship with the Independent Registered Public Accounting Firm.

            (a)   Ensure that the independent registered public accounting firm submits annually a formal written statement including the written disclosures required by Independence Standards Board Standard No. 1 delineating all relationships between the independent registered public accounting firm and the Company, including whether any of the Company's senior finance personnel were recently employed by the independent registered public accounting firm.

            (b)   Review and evaluate the lead partner of the independent registered public accounting firm's team.

            (c)   Obtain and review a report from the independent registered public accounting firm at least annually regarding

                (i)  The independent registered public accounting firm's internal quality-control procedures,

               (ii)  Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, including those reviews performed by the Public Company Accounting Oversight Board, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

              (iii)  Any steps taken to deal with any such issues, and

              (iv)  All relationships between the independent registered public accounting firm and the Company.

            (d)   Evaluate the qualifications, performance and independence of the independent registered public accounting firm, including consideration of whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, taking into account the opinions of management and the Company's internal auditors. The Audit Committee shall present its conclusions periodically to the Board with respect to the independence of the auditors.

            (e)   Ensure the rotation of the audit partners as required by law, and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent registered public accounting firm on a regular basis.

            (f)    Review and oversee any policies or practices regarding the hiring of employees or former employees of the independent registered public accounting firm who in the past may have participated in any capacity in the Company's audit.

            (g)   Discuss with the national office of the independent registered public accounting firm issues on which they were consulted by the Company's audit team and on any other matters concerning audit quality and consistency that the Audit Committee deems appropriate.

            (h)   Meet with the independent registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

          (4)   Compliance Oversight.

            (a)   Obtain from the independent registered public accounting firm assurances that they are not aware of any facts indicating that an illegal act or other circumstance covered by Section 10A(b) of the Exchange Act has or may have occurred.

            (b)   Obtain reasonable assurances from management, the Company's senior internal audit executive and the independent registered public accounting firm that policies and practices are in effect to ensure that the Company and its subsidiaries and any foreign affiliated entities are in conformity with applicable legal requirements.

            (c)   Review the scope and status of the Company's Code of Ethics for Principal Executive Officers and Senior Financial Officers and its Code of Business Conduct and Ethics applicable to all employees, consider any necessary changes thereto, and oversee and monitor a legal Compliance Program with the objective of promoting integrity, ethical conduct and adherence to law in all aspects of the Company's operations.

            (d)   Review reports and disclosures of insider and affiliated party transactions.

            (e)   Review and monitor a securities law insider trading policy and company-wide disclosure process to ensure that material Company information is timely, effectively and properly discovered and disseminated as required by law.

            (f)    Establish and monitor procedures for the receipt, retention and treatment of complaints received by the Company regarding possible accounting, internal accounting control or auditing matters.

            (g)   Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

            (h)   Discuss with the Company's legal counsel any matters that may have a material impact on the financial statements or the Company's compliance policies.

          (5)   Generally:

            (a)   Review policies with respect to risk assessment and risk management, and discuss significant financial risk exposures and steps management has taken to monitor and control such exposure.

            (b)   Conduct any investigations appropriate to fulfilling its responsibilities.

            (c)   Annually evaluate the Audit Committee's own performance and the adequacy of this Charter.

Annex B

CHARTER OF THE
COMPENSATION COMMITTEE

STEEL DYNAMICS, INC.

I.     PURPOSE OF COMMITTEE

        The primary purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Steel Dynamics, Inc. (the "Company") is to have direct responsibility to:

  •
  establish, review and approve corporate goals and objectives relating to the chief executive officer's (CEO's) and executive officers' compensation;

  •
  periodically review the Company's general compensation philosophy;

  •
  evaluate the CEO's and, with input from the CEO, the executive officers' performance in light of those goals and objectives;

  •
  determine and approve the CEO's and executive officers' compensation based on this evaluation;

  •
  review and approve the Company's executive compensation plans, including its equity-based plans;

  •
  be authorized to act as the administrator or administrative "committee" under each of the Company's equity-incentive plans and other incentive plans (except to the extent that such role is not otherwise delegated to another specifically authorized committee or intended to be performed by the Board as such);

  •
  exercise oversight with respect to the Company's compensation, incentive and equity-based plans relating to the CEO and the executive officers; and

  •
  assess the relationship between the Company's overall compensation policies and practices and financial risk.

        For purposes of this Charter, "executive officer" shall mean the persons classified by the Company as officers for purposes of the rules of the SEC pursuant to Section 16 of the Securities Exchange Act of 1934;

II.    COMMITTEE MEMBERSHIP

        A.    The Committee shall consist of not less than three (3) nor more than five (5) persons, each of whom shall be a member of and be appointed by the Board.

        B.    Each member of the Committee shall have been determined by the Board to be independent, as defined in the NASDAQ listing standards, as they may be amended from time to time. In addition, each Committee member must meet:

          (1)   the definition of a "non-employee director" within the meaning of SEC Rule 16b-3, and

          (2)   the definition of an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

        C.    Members shall be appointed and may be removed by the Board, after consultation with Company's Corporate Governance and Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.  COMMITTEE DUTIES AND RESPONSIBILITIES

        The Committee shall have the following duties and responsibilities:

        A.    Evaluate at least annually the performance of the Company's CEO and, in consultation with the CEO, the executive officers, in light of the Company's applicable goals and objectives.

        B.    At least annually, determine and approve the compensation of the Company's CEO and other executive officers, including individual elements of salary, bonus, retirement, incentive and equity-based incentive compensation, in light of the Company's goals and objectives and performance evaluations.

        C.    Periodically review and make recommendations to the Board concerning the Company's incentive and equity-based incentive compensation plans.

        D.    At least annually, review all incentive compensation arrangements to confirm that incentive pay arrangements do not encourage unnecessary risk-taking.

        E.    Review the Company's performance, as the Committee considers appropriate in setting executive officer compensation, utilizing metrics developed by the Committee, compensation at comparable companies, and other factors deemed relevant by the Committee.

        F.     Review and approve all CEO and executive officer employment agreements, separation and severance agreements, and other compensatory contracts, arrangements, perquisites and payments.

        G.    Review and make recommendations to the Board regarding compensation of non-employee Board members and members of the various Board committees, including the Board Chair (if a person different from the CEO) and Lead Independent Director (if any), taking into account Company performance, the duties and responsibilities of each board or committee position, board compensation at comparable companies, applicable listing standards for independent directors, and other factors the Committee deems appropriate, including any retainers, committee chair fees, equity compensation, and any other form of compensation.

        H.    Oversee regulatory compliance with respect to compensation matters.

        I.     Review and assess the continued adequacy of this Charter and make recommendations to the Board with respect to any recommended changes.

        J.     Perform any other duties or responsibilities expressly or by implication delegated to the Committee by the Board or pursuant to the Corporate Governance Policies of the Board.

        K.    Review and approve an annual report on executive compensation, for inclusion in the Company's proxy statement.

        L.    Review and discuss with management the Company's Compensation Discussion and Analysis (CD&A), prepared in accordance with SEC Regulations, and determine whether to recommend to the Board that the CD&A be included in the Company's Proxy Statement and Form10-K and Annual Report.

        M.   Evaluate its own performance as a Committee, on an annual basis.

        N.    Perform any other activities, consistent with this Charter, the Company's corporate governance documents and applicable laws, regulations and listing standards as the Committee or the Board considers appropriate.

IV.    COMMITTEE OPERATION

        A.    Members of the Committee or, in default thereof, the Board shall designate one member of the Committee as chair of the Committee.

        B.    The Committee shall meet no less than quarterly and, in executive session, at least twice annually.

        C.    The Committee shall meet at least annually to review and approve corporate goals and objectives related to the compensation of the CEO and the executive officers.

        D.    The Committee may meet in person or telephonically, but may also take action and make recommendations by written, emailed or electronically delivered consent in lieu of a meeting. The Committee shall inform the Board, at regular Board meetings, unless circumstances otherwise demand, of actions taken or issues discussed at its meetings.

        E.    Any member of the Committee may call a meeting of the Committee, upon due notice to each member at least forty-eight hours prior to the meeting, unless waived. Two members shall constitute a quorum if the Committee's membership is three and three members if the Committee's membership is four or five. If a quorum is present, a majority of the members present, or acting by written consent in lieu of a meeting, shall decide any question brought before the Committee.

        F.     The Committee shall have the authority necessary to comply with Exchange Act Rule 10C-1(b)(2), (3) and (4) relating to the retention, compensation, receipt of advice from, oversight and funding, at the Company's expense, of compensation consultants, legal counsel and other advisors, after taking into consideration the following independence factors enumerated in Exchange Act Rule 10C-1(b)(4), or as those factors may be amended from time to time:

          (1)   The provision of other services to the Company by the entity that employs the advisor;

          (2)   The amount of fees received from the Company by the entity that employs the advisor, as a percentage of the total revenues of that entity;

          (3)   The policies and of the entity that employs the advisor that are designed to prevent conflicts of interest;

          (4)   Any business or personal relationship of the advisor with a member of the Committee;

          (5)   Any of the Company's shares owned directly or beneficially by the advisor; and

          (6)   Any business or personal relationship of the advisor or the entity that employs the advisor with an executive officer of the Company.

        G.    In any deliberation or voting to determine the compensation of the CEO, the CEO shall not be present; provided, however, that, in any deliberation or voting to determine the compensation of the other executive officers, the Committee shall invite the CEO to be present for all or a portion of such process, but with no voting authority.

Annex C

STEEL DYNAMICS, INC.
2013 EXECUTIVE INCENTIVE COMPENSATION PLAN

        1.    Purpose.    The purpose of the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan (the "Plan") is to provide annual performance-based incentive compensation to executives, based on the financial performance criteria described in this Plan.

        This Plan supersedes and replaces the Steel Dynamics, Inc. 2008 Executive Incentive Compensation Plan (the "Expiring Plan"), adopted, with stockholder approval, in May 2008, except that all stock bonus awards previously made under the Expiring Plan and not yet fully vested shall continue to be governed by the terms of the Expiring Plan.

        Under the Expiring Plan, 2,500,000 shares of the Company's common stock were originally authorized for issuance. However, from inception of the Expiring Plan in 2008 to the present, only a total of 604,757 shares were issued. Accordingly, although we are requesting the authority to issue up to 2,500,000 shares of the Company's common stock 1,895,243 unissued shares remaining under the Expiring Plan are being de-authorized and will not be issued.

        2.    Effective Date and Term of Plan.    The Effective Date of the Plan is January 1, 2013, subject to stockholder approval. The Plan shall terminate on February 28, 2018, unless extended, with stockholder approval, or unless earlier terminated by the Board.

        3.    Shares of Stock Subject to the Plan.

          3.1.  The total number of shares of the Company's common stock reserved and available for issuance and distribution pursuant to the Plan shall not exceed, in the aggregate, 2,500,000 shares.

          3.2.  Stock which may be issued under the Plan may be either authorized but unissued shares or shares of issued Stock held in the Company's treasury, or both, at the discretion of the Company. Whenever any Stock is forfeited under the Plan, the shares forfeited shall revert to authorized but unissued shares and may again be reissued hereunder.

          3.3.  In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to stockholders, other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of shares reserved for issuance under the Plan, as the Company shall deem necessary or appropriate to reflect equitably the effects of such changes, shall be appropriately adjusted, or new shares issued.

  4.    Definitions.    As used in this Plan, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Net Income" means, for any Year, consolidated net income of the Company, before taxes, extraordinary or unusual items, as determined and approved in Advance by the Committee, and bonuses to Participants under this Plan, as determined by the Company; provided, however, that, to the extent reasonably determinable, the effect upon Adjusted Net Income of any start-up expenses associated with significant capital expenditures, including those relating to any start-up of a new business or expansion of an existing business, for a period not to exceed twelve (12) months following start-up, unless otherwise approved by the Committee, shall be excluded from and not taken into account in determining such Adjusted Net Income.

          "Advance" or "in Advance," with respect to any Year for which incentive compensation may be paid hereunder, means within ninety (90) days after the commencement of the Year.

          "Average Divisional ROA Assets" for a division means the sum of the dollar amounts of total divisional assets employed by that division at the end of each month during the Year and during the last month of the prior year, adjusted by subtracting (a) the book value of assets classified as construction-in-progress, (b) the book value of assets placed in service during the Year, and (c) fifty percent (50%) of the book value of assets placed in service during the prior year, and dividing the resulting amount by the number of months of the Year plus one.

          "Average Divisional Group ROA Assets" for a Divisional Group means the sum of the Average Divisional ROA Assets, as defined below, for each of the divisions comprising the particular Divisional Group, divided by the number of months of the Year plus one.

          "Base Salary" means, with respect to a Participant, the regular annual salary approved as "base salary" by the Committee and paid during a Year for services rendered, excluding any cash or stock bonus payments (whether paid under this Plan or otherwise) or severance pay.

          "Board" means the Board of Directors of the Company.

          "Bonus Pool" means, for any Year, an amount determined by multiplying Adjusted Net Income, minus an amount, currently equal to ten percent (10%) of "Average Stockholders Equity," or as otherwise determined in Advance by the Committee, by a percentage amount, currently five and one-half percent (5 1/2%), determined annually in Advance by the Committee. The determinations of the Average Stockholder Equity percentage and the percentage multiplier hereunder shall be made by the Committee, without the necessity of further stockholder approval, no later than ninety (90) days after the commencement of the Year for which incentive compensation hereunder may be paid.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee or other committee of the Board, as contemplated by Section 6.

          "Company" means Steel Dynamics, Inc., an Indiana corporation.

          "Category 1 Officer" means those senior management persons whose primary responsibilities are company-wide, such as, without limitation (a) the Company's Chief Executive Officer and the Company's Chief Financial Officer, and (b) such other persons, if any, whom the Committee may from time to time designate in Advance as a Category 1 Officer, for purposes of this Plan. Unless changed by the Committee within the foregoing period, with respect to any Year, a Participant's designation for Plan purposes, once made, shall continue from year to year.

          "Category 2 Officer" means those persons whose primary responsibilities are also company-wide, such as, but not limited to (a) certain designated Vice Presidents or the Company's Treasurer, and (b) such other persons, if any, whom the Committee may from time to time designate in Advance as a Category 2 Officer, for purposes of this Plan. Unless changed by the Committee within the foregoing period, with respect to any Year, a Participant's designation for Plan purposes, once made, shall continue from year to year.

          "Category 3 Officer" means those persons who have both company-wide and also multi-unit or multi-divisional responsibilities, such as (a) the Executive Vice President of a Divisional Group, and (b) such other persons, if any, whom the Committee may from time to time designate in Advance as a Category 3 Executive Officer, for purposes of this Plan. Unless changed by the Committee within the foregoing period, with respect to any Year, a Participant's designation for Plan purposes, once made, shall continue from year to year.

          "Category 4 Officer" means those persons who have both company-wide and also direct large single unit divisional responsibilities, such as (a) the Vice Presidents within our steel operations, and (b) such other persons, if any, whom the Committee may from time to time designate in Advance as a Category 4 Officer. Unless changed by the Committee within the foregoing period, with respect to any Year, a Participant's designation for Plan purposes, once made, shall continue from year to year.

          "Category 5 Officer" means those persons who have both company-wide and also direct medium single or multiple unit divisional responsibilities, such as (a) the Vice Presidents within our metals recycling operations, and (b) such other persons, if any, whom the Committee may from time to time designate in Advance as a Category 5 Officer, for purposes of this Plan. Unless changed by the Committee within the foregoing period, with respect to any Year, a Participant's designation for Plan purposes, once made, shall continue from year to year.

          "Divisional Group" means, without limitation, Steel Operations, Metals Recycling Operations and Steel Fabrication Operations, or any other group the Committee may from time to time and in its discretion designate, modify, realign or create as a Divisional Group for purposes of this Plan.

          "Divisional Group Return on Assets" for a Divisional Group, such as the Company's Steel Operations, means a percentage established by adding (a) the aggregate net income for the Year, as determined for corporate consolidation purposes, of all of the divisions comprising the particular Group, (b) the amount of certain aggregate corporate expenses allocated to the Group and to each of the divisions comprising the particular Group, and (c) the amount of aggregate incentive bonus compensation expenses associated with this Plan, allocated to the Group and to each of the divisions comprising the particular Group, and then dividing that sum by the Average Divisional Group ROA Assets."

          "Divisional Return on Assets" for a division means a percentage established by adding (a) the division's net income for the Year, as determined for corporate consolidation purposes, (b) the amount of certain corporate expenses allocated to that division, and (c) the amount of incentive bonus compensation expenses associated with this Plan, and then dividing that sum by the Average Divisional ROA Assets.

          "Effective Date" has the meaning assigned to such term in Section 2.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Fair Market Value" means, as of any date, the value of the Stock determined as follows: if the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market of the National Association of Securities Dealers, Inc. the Fair Market Value of a share of Stock shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading date prior to the date of determination, as reported by Dow Jones, in the Wall Street Journal or by such other source as the Committee deems reliable.

          "Maximum ROA Target" for a division means a Return on Assets percentage, by division, established from time to time in the exercise of its discretion by the Committee, without additional stockholder approval.

          "Minimum ROA Target" for a division means a Return on Assets percentage, by division, established from time to time in the exercise of its discretion by the Committee, without additional stockholder approval.

          "Participant" means those Category 1, 2, 3, 4, 5 or other Executive Officers, for purposes of this Plan, who, either as defined hereunder or from time to time by the Committee, are designated or selected to be Participants under this Plan.

          "Participant's Adjusted Base Salary" (a) for purposes of the cash portions of the bonuses described in Sections 5.1 and 5.2, means (i) with respect to any Category 1 Officer, two and one-half (2 1/2) times the Participant's Base Salary, (ii) with respect to a Category 3 Officer, the Participant's Base Salary multiplied by two and one-half (2 1/2), (iii) with respect to any Category 2 Officer, one and one-half (1 1/2) times the Participant's Base Salary, (iv) with respect to any Category 4 Officer, the Participant's Base Salary multiplied by two (2), and (v) with respect to any Category 5 Officer, the Participant's Base Salary multiplied by two and three-fourths (2 3/4), all subject to prospective adjustment by the Committee, in Advance; and (b) for purposes of the stock portions of the bonuses described in Sections 5.1 and 5.2, means (i) with respect to any Category 1 Officer, the Participant's Base Salary, (ii) with respect to a Category 3 Officer, the Participant's Base Salary, (iii) with respect to any Category 2 Officer, seventy-five percent (75%) of Base Salary, and (iv) with respect to any Category 4 Officer, seventy-five percent (75%) of the Participant's Base Salary, all subject to prospective adjustment by the Committee, in Advance.

          "Participant's Bonus Pool Percentage" means, in any Year with respect to a Participant, a fraction, the numerator of which is equal to the Participant's Adjusted Base Salary and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries.

          "Plan" means the Steel Dynamics, Inc. 2013 Executive Incentive Compensation Plan, or as it may be further amended from time to time.

          "Remaining Bonus Pool" means the excess of the Bonus Pool over the sum of the aggregate cash bonus amounts payable pursuant to Sections 5.1.1.1 and 5.1.2.1.

          "Restricted Stock" means Stock issuable pursuant to the Plan that is not yet vested, as contemplated by Section 8.

          "Retirement" means voluntary retirement by a Participant who is at least 59 1/2 years old.

          "Stock" means shares of the $0.0025 par value common stock of the Company.

          "Vested Shares" has the meaning assigned to such term in Section 8.

          "Year" means the Company's fiscal year, for which incentive compensation may be paid hereunder.

        5.    Payment of Incentive Compensation.    Subject to the terms, conditions and limitations set forth in this Plan, each Year Participants who are Category 1 or Category 2 Officers may be entitled to receive a cash and a stock bonus under Section 5.1; and Participants who are Category 3, Category 4 or Category 5 Officers may be entitled to receive a cash and a stock bonus under both Sections 5.1 and 5.2. The Committee may also from time to time in Advance, and, without stockholder approval, create additional Executive Officer categories and assign, in Advance, Participants to or from one category to another.

          5.1.    Incentive Compensation for Category 1 and Category 2 Executive Officers.    Each Participant who is a Category 1 or 2 Executive Officer may be entitled to receive, each Year, incentive compensation based upon a performance-based consolidated Bonus Pool determined in the manner described in Sections 5.1.1 and 5.1.2.

          5.1.1.    Category 1 Officers.

            5.1.1.1.    Cash Bonus.    Each Participant who is a Category 1 Officer shall receive a cash bonus in an amount, if any, equal to the product of (i) the Participant's Bonus Pool

    Percentage and (ii) the Bonus Pool; provided, however, that the cash bonus shall not exceed two and one-half (2 1/2) times the Corporate Executive Officer's Base Salary.

            5.1.1.2.    Stock Bonus.    Each Participant who is a Category 1 Officer shall also be entitled to receive a stock bonus, if there are unallocated amounts remaining in the Remaining Bonus Pool. Any such amounts shall be distributed in the form of Restricted Stock as follows: that number of shares of Restricted Stock having, on the grant date, a Fair Market Value equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Remaining Bonus Pool; provided, however, that the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed the Corporate Executive Officer's Base Salary.

          5.1.2.    Category 2 Officers.

            5.1.2.1    Cash Bonus.    Each Participant who is a Category 2 Officer shall receive a cash bonus in an amount, if any, equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Bonus Pool; provided, however, that the cash bonus shall not exceed one and one-half (1 1/2) times the Category 2 Officer's Base Salary.

            5.1.2.2    Stock Bonus.    Each Participant who is a Category 2 Officer shall be entitled to receive a stock bonus if there are unallocated amounts remaining in the Remaining Bonus Pool. Any such amounts shall be distributed in the form of Restricted Stock as follows: that number of shares of Restricted Stock having, on the grant date, a Fair Market Value equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Remaining Bonus Pool; provided, however, that the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed seventy-five percent (75%) of the Category 2 Officer's Base Salary.

          5.2.    Incentive Compensation for Category 3, Category 4 and Category 5 Officers.    Each Participant who is a Category 3, Category 4 and Category 5 Officer may be entitled to receive, each Year, a cash and a stock bonus, in part, based on a Company-wide performance-based bonus pool determined in the manner described in Sections 5.2.1.1, 5.2.2.1 or 5.2.3.1, and, in part, based on divisional or Divisional Group performance or multi-unit or multi-divisional performance, determined in the manner described in Sections 5.2.1.2, 5.2.2.2 or 5.2.3.2.

          5.2.1.    Category 3 Officers.

            5.2.1.1.    Incentive Compensation Based on the Consolidated Bonus Pool.

              (a)    Cash Bonus.    Each Participant who is a Category 3 Officer shall receive a cash bonus in an amount, if any, equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Bonus Pool; provided, however, that the cash bonus shall not exceed two and one-half (2 1/2) times the Participant's Base Salary multiplied by fifty percent (50%), or a total of one hundred twenty-five percent (125%) of the Participant's Base Salary.

              (b)    Stock Bonus.    Each Participant who is a Category 3 Officer shall receive a stock bonus, if there are unallocated amounts remaining in the Remaining Bonus Pool. Any such amounts shall be distributed in the form of Restricted Stock as follows: that number of shares of Restricted Stock having, on the grant date, a Fair Market Value equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Remaining Bonus Pool; provided, however, that the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed fifty percent (50%) of the Participant's Base Salary.

            5.2.1.2.    Incentive Compensation Based on Divisional Group Performance.    No later than ninety days after the commencement of the Year for which incentive compensation may be paid hereunder, the Committee shall make two preliminary determinations: (a) a threshold return on assets percentage (the "Minimum ROA Target," as defined) for each separate division which comprises the particular Divisional Group, which must in aggregate be achieved by each such Divisional Group before any cash or stock bonus may be paid under this Section 5.2.1.2 in respect of that Divisional Group, and (b) a maximum return on assets percentage (the "Maximum ROA Target," as defined) at which level the Category 3 Officer will be entitled to receive the Category 3 Officer's Maximum Divisional Group Cash Bonus, as defined in Section 5.2.1.2(a), and the Category 3 Officer's Maximum Divisional Group Stock Bonus, as defined in Section 5.2.1.2(b).

              (a)    Cash Bonus.    Each Participant who is a Category 3 Officer shall receive, for a particular Year, a cash bonus, if any, in an amount equal to that percentage of the Category 3 Officer's Maximum Divisional Group Cash Bonus for that Year, established by linear interpolation and derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Targets for that Year for each reporting division or unit and the applicable Maximum ROA Targets for that Year for each reporting division or unit into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the various applicable Minimum ROA Targets and the actual Divisional Group Return on Assets for that Year (rounded down from .4 and up from .5). For purposes of this Section 5.2.1.2(a), the term "Category 3 Officer's Maximum Divisional Cash Bonus" means an amount, payable in cash, equal to two and one-half (2 1/2) times the Participant's Base Salary multiplied by fifty percent (50%), or a total of one hundred twenty-five percent (125%) of the Participant's Base Salary.

              (b)    Stock Bonus.    Each Participant who is a Category 3 Officer shall receive, for a particular Year, a stock bonus, if any, in an amount equal to that percentage of the Category 3 Officer's Maximum Divisional Group Stock Bonus for that Year, established by linear interpolation and derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Targets for that Year for each reporting unit or division and the applicable Maximum ROA Target for that Year into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the various applicable Minimum ROA Targets and the actual Divisional Group Return on Assets for that Year (rounded down from .4 and up from .5). For purposes of this Section 5.2.1.2(b), the term "Category 3 Officer's Maximum Divisional Stock Bonus" means an amount, payable in shares of Restricted Stock, having, as of the grant date, a Fair Market Value equal to fifty percent (50%) of the Participant's Base Salary.

          5.2.2.    Category 4 Officers.

            5.2.2.1.    Incentive Compensation Based on the Consolidated Bonus Pool.

              (a)    Cash Bonus.    Each Participant who is a Category 4 Officer shall receive a cash bonus in an amount, if any, equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Bonus Pool; provided, however, that the cash bonus shall not exceed two times (2) times the Participant's Base Salary multiplied by twenty-five percent (25%), or a total of fifty percent (50%) of the Participant's Base Salary.

              (b)    Stock Bonus.    Each Participant who is a Category 4 Officer shall also be entitled to receive a stock bonus if there are unallocated amounts remaining in the Remaining Bonus Pool. Any such amounts shall be distributed in the form of Restricted Stock as follows: that number of shares of Restricted Stock having, as of the grant date, a Fair Market Value equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Remaining Bonus Pool; provided, however, that the aggregate Fair Market

      Value of the Restricted Stock so issued shall not exceed seventy-five percent (75%) of the Participant's Base Salary multiplied by twenty-five percent (25%), or a total of eighteen and three-quarters percent (18.75%) of the Participant's Base Salary.

            5.2.2.2.    Incentive Compensation Based on Divisional Performance.

              (a)    Cash Bonus.    Each Participant who is a Category 4 Officer shall receive, for a particular Year, a cash bonus, if any, in an amount equal to that percentage of the Category 4 Officer's Maximum Divisional Cash Bonus for that Year, established by linear interpolation and derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for that Year and the applicable Maximum ROA Target for that Year into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Return on Assets for that Year (rounded down from .4 and up from .5). For purposes of this Section 5.2.2.2(a), the term "Category 4 Officer's Maximum Divisional Cash Bonus" means an amount, payable in cash, equal to two (2) times the Participant's Base Salary multiplied by seventy-five percent (75%), or a total of one hundred fifty percent (150%) of the Participant's Base Salary.

              (b)    Stock Bonus.    Each Participant who is a Category 4 Officer shall receive, for a particular Year, a stock bonus, if any, in an amount equal to that percentage of the Category 4 Officer's Maximum Divisional Stock Bonus for that Year, established by linear interpolation and derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for that Year and the applicable Maximum ROA Target for that Year into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Return on Assets for that Year (rounded down from .4 and up from .5). For purposes of this Section 5.2.2.2(b), the term "Category 4 Officer's Maximum Divisional Stock Bonus" means an amount, payable in shares of Restricted Stock, having, as of the grant date, a Fair Market Value equal to seventy-five percent (75%) of the Participant's Base Salary multiplied by seventy-five percent (75%), or a total of fifty-six and one-quarter percent (56.25%) of the Participant's Base Salary.

          5.2.3.    Category 5 Officers.

            5.2.3.1.    Incentive Compensation Based on the Consolidated Bonus Pool.

              (a)    Cash Bonus.    Each Participant who is a Category 5 Officer shall receive a cash bonus in an amount, if any, equal to the product of (i) the Participant's Bonus Pool Percentage and (ii) the Bonus Pool; provided, however, that the cash bonus shall not exceed two and three-fourths (2 3/4) times the Participant's Base Salary multiplied by twenty-five percent (25%), or a total of sixty-eight and three-fourths percent (68 3/4%) of the Participant's Base Salary.

              (b)    Stock Bonus.    Each Participant who is a Category 5 Officer shall not be eligible for the stock bonus.

            5.2.3.2.    Incentive Compensation Based on Divisional Performance.

              (a)    Cash Bonus.    Each Participant who is a Category 5 Officer shall receive, for a particular Year, a cash bonus, if any, in an amount equal to that percentage of the Category 5 Officer's Maximum Divisional Cash Bonus for that Year, established by linear interpolation and derived by (a) dividing the number of whole number increments between the applicable Minimum ROA Target for that Year and the applicable Maximum

      ROA Target for that Year into one hundred (100), and (b) multiplying the result by the number of whole number increments, expressed as a percentage, between the applicable Minimum ROA Target and the actual Divisional Return on Assets for that Year (rounded down from .4 and up from .5). For purposes of this Section 5.2.3.2(a), the term "Category 5 Officer's Maximum Divisional Cash Bonus" means an amount, payable in cash, equal to two and three-fourths (2 3/4) times the Participant's Base Salary multiplied by seventy-five percent (75%), or a total of two hundred and six and one-quarter percent (206 1/4%) of the Participant's Base Salary.

              (b)    Stock Bonus.    Each Participant who is a Category 5 Officer shall not be eligible for the stock bonus.

        6.    Administration.

          6.1.  The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), unless, in whole or in part and only to the extent permitted under applicable Nasdaq Listing Standards, SEC rules and IRS regulations, the Committee otherwise delegates. The Committee shall in all events and at all times consist of not less than three members of the Board, each of whom shall (a) meet the definition of "independence" prescribed from time to time by applicable SEC rules and as required under the applicable listing standards prescribed by Nasdaq or by such other national securities exchange on which the Company's Stock is listed, (b) be a "non-employee director," as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor provision, and (c) be an "outside director," as that term is used in Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. In the absence of the appointment or functioning of a Committee, however, Board members who meet all of the foregoing three criteria shall together constitute and function as the Committee.

          6.2.  The Committee shall administer the Plan so as to comply at all times with Rule 16b-3 of the Exchange Act, Section 162(m) of the Internal Revenue Code and any other qualifying laws or rules, including applicable independence rules, that may be applicable from time to time. To the extent that any provision hereof is found not to be in compliance with any such rule or requirement, the Committee shall have the full power and authority to effect such changes or amendments, without the necessity of any further approval by stockholders. Subject to the foregoing, the Board may from time to time increase the size of the Committee, appoint additional members, remove members (with or without cause), substitute new members, and fill vacancies (however caused). A majority of the members of the Committee shall constitute a quorum, and the actions of a majority of the members of the Committee at a meeting at which a quorum is present shall be the actions of the Committee.

          6.3.  The Committee shall have the exclusive power, authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable and to interpret the terms and provisions of the Plan. The Committee's interpretation of the Plan shall be final, binding and conclusive on all parties.

          6.4.  The Committee shall have the authority and discretion, no later than ninety (90) days after the commencement of the Year for which compensation may be earned, accrued or paid hereunder, and without stockholder approval, to: (a) annually determine the Bonus Pool; (b) annually designate those persons who shall be classified as Category 1, Category 2, Category 3, Category 4 or Category 5 Officers, or such additional classifications of Participants as the Committee may from time to time determine; (c) annually assign Participants to the appropriate participant classification; (d) annually determine the applicable percentages for Bonus Pool calculation purposes; (e) annually establish the Minimum ROA Targets and the Maximum ROA Targets; (f) annually determine, notwithstanding the percentage multipliers currently specified for each of the categories described in or contemplated by Sections 5.1.1, 5.1.2, 5.2.1.1, 5.2.2.1, or 5.2.3.1, for Bonus Pool purposes, used to calculate the maximum cash bonus or the maximum stock bonus, what the multiplier shall be, together with any necessary conforming or reciprocal adjustments to the related percentage multipliers; and (g) annually determine, notwithstanding the percentage multiplier specified in Sections 5.2.1.2, 5.2.2.2, or 5.2.3.2 used to calculate a Divisional Group's or a division's maximum cash bonus or maximum stock bonus, what that multiplier shall be, together with any necessary conforming or reciprocal adjustments to the related percentage multipliers. Any annual determination by the Committee, if not specifically changed from the prior determination, shall have the effect and shall be deemed to constitute a re-affirmation of the prior Year's determination for that item.

          6.5.  The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in engaging such counsel, consultant or agent shall be paid by the Company.

          6.6.  The Committee shall have the right, in its sole discretion, to waive the forfeiture provisions found in Section 8 below.

        7.    Amendment and Termination.    The Board may at any time or from time to time amend this Plan in whole or in part; provided, however, that any amendment, other than those specifically or by implication reserved to the Committee, that must be approved by the Company's stockholders in order to comply with applicable law or with the rules or listing standards of any national securities exchange or market upon which the Company's Stock is traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment hereof for stockholder approval shall not be deemed to limit the Company's authority to offer similar or dissimilar benefits in plans that do not require stockholder approval or in plans for which stockholder approval is not sought. The Board may also terminate this Plan at any time.

        8.    Vesting and Forfeiture of Restricted Stock: Voting Rights and Dividends.    Restricted Stock issuable to a Participant shall vest and become nonforfeitable as follows: one-third (1/3) of the Restricted Stock shall vest immediately, an additional one-third (1/3) will vest one year later, and the balance will vest on the second anniversary of the initial issuance date. Upon termination of the Participant's employment for any reason other than Retirement, death or disability, but subject to the Committee's right to waive any such forfeitures, all shares of Restricted Stock of the Participant which are not Vested Shares at the time of termination of employment shall be forfeited and returned to the Company. Restricted Stock shall not be entitled to any voting or dividend rights.

        9.    Restriction on Transfer of Restricted Stock: Issuance of Shares.    Restricted Stock that is forfeitable under the terms of this Plan may not be transferred, assigned, sold, pledged, hypothecated, or otherwise disposed of in any manner and shall not be subject to levy, attachment, or other legal process. Stock issued under this Plan shall be registered in the name of each Participant and shall be issued in electronic book entry form, unless otherwise authorized by the Company.

        10.    General Provisions.

          10.1.    No Guarantee of Employment.    The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate its relationship with any Participant at any time.

          10.2.    Participant Titles for Plan Purposes Only.    The use of "Executive" or "Officer," alone or in combination anywhere in this Plan, are for purposes solely of establishing different categories of benefits provided by this Plan. Such designations are not intended to confer nor shall they be deemed to confer any status as an officer of the Company, nor shall any such designations be deemed to differentiate the duties, titles or responsibilities of any existing or future officer of the Company.

          10.3.    Withholding of Taxes.    With respect to any Restricted Stock, and with respect to any federal, state or local taxes required to be withheld in connection therewith, the Company shall deduct and withhold from the Participant such number of shares, valued at the closing price of the Company's shares on the last business day preceding the issuance date, sufficient to satisfy the Participant's withholding obligation.

          10.4.    Expenses.    The expenses of administering the Plan shall be borne by the Company.

          10.5.    Fractional Shares.    No fractional shares of Stock shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

          10.6.    Governing Law.    To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Indiana.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000167436_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Mark D. Millett 02 Richard P. Teets, Jr. 03 John C. Bates 04 Keith E. Busse 05 Frank D. Byrne, M.D. 06 Traci M. Dolan 07 Paul B. Edgerley 08 Dr. Jürgen Kolb 09 James C. Marcuccilli 10 Gabriel L. Shaheen 11 James A. Trethewey 7575 WEST JEFFERSON BLVD. FORT WAYNE, IN 46804 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2 TO APPROVE THE STEEL DYNAMICS, INC. 2013 EXECUTIVE INCENTIVE COMPENSATION PLAN 3 TO APPROVE THE AUDIT COMMITTEE'S APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2013. 4 TO APPROVE, BY AN ADVISORY VOTE, NAMED EXECUTIVE OFFICER COMPENSATION. 5 TO GIVE PROXIES DISCRETION TO VOTE ON ANY MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. NOTE: Unless otherwise directed, this proxy will be voted "FOR" the nominees listed in Proposal 1, and "For" Proposals 2, 3 and 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000167436_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com . STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting Mark D. Millett or Theresa E. Wagler are appointed proxies, with the power of substitution, to vote all of the undersigned's shares held of record March 18, 2013, at STEEL DYNAMICS, INC.'s May 16, 2013 Annual Meeting of Stockholders at 9:00 A.M. EDT in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in SDI's Year 2013 Proxy Statement, as set forth on the reverse side. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side